UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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NuVasive, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

OF NUVASIVE, INC.

To Be Held May 9, 2019

The NuVasive, Inc. 2019 Annual Meeting of Stockholders will be held on May 9, 2019 at 8:00 AM local time at the Company’s corporate headquarters located at 7475 Lusk Boulevard, San Diego, California 92121 for the following purposes, each as more fully described in the accompanying Proxy Statement:

1.    to elect three “Class III” Directors to hold office until the Company’s 2022 Annual Meeting of Stockholders and until their successors are elected and qualified;

2.    to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019;

3.    to hold a non-binding advisory vote on the compensation of the Company’s named executive officers for the fiscal year ended December 31, 2018; and

4.    to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Our Board of Directors recommends a vote “FOR” each of the Director nominees and “FOR” Proposals 2 and 3. Only stockholders of record at the close of business on March 19, 2019 will be entitled to notice of, and to vote at, the Annual Meeting. For ten days prior to the Annual Meeting, a complete list of the stockholders of record on March 19, 2019, will be available at our corporate headquarters, located at 7475 Lusk Boulevard, San Diego, CA 92121, for examination during ordinary business hours by any stockholder for any purpose relating to the Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting in person, we encourage you to vote your shares. After reading the accompanying Proxy Statement, please make sure to vote your shares: (i) by promptly voting electronically or telephonically as described in the accompanying Proxy Statement; (ii) if you received a paper copy of the proxy card, by completing, dating, signing and returning your proxy card; or (iii) by attending the Annual Meeting in person. Instructions regarding all three methods of voting are provided on the proxy card. If you hold shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from such firm, bank or other nominee to vote your shares.

I look forward to seeing you at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

J. Christopher Barry

Chief Executive Officer

San Diego, California

March 28, 2019

SOLICITATION OF PROXIES

FOR THE

NUVASIVE, INC.

2019 ANNUAL MEETING OF STOCKHOLDERS

The accompanying proxy is being solicited by the Board of Directors of NuVasive, Inc. (the “Company” or “NuVasive”) and contains information related to the Company’s 2019 Annual Meeting of Stockholders. The 2019 Annual Meeting of Stockholders will be held on May 9, 2019 at 8:00 AM local time at the Company’s corporate headquarters located at 7475 Lusk Boulevard, San Diego, California 92121, or any adjournments or postponements thereof, for the purposes described in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors has made proxy materials available on the Internet, or, upon your request, has delivered printed proxy materials to you, in connection with the solicitation of proxies by the Board of Directors for use at the Company’s 2019 Annual Meeting of Stockholders. The Proxy Statement for the Company’s 2019 Annual Meeting of Stockholders was filed with the U.S. Securities and Exchange Commission on March 28, 2019, which is also the approximate date on which the Proxy Statement and the accompanying proxy were first sent or made available to stockholders.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE NUVASIVE, INC. 2019 ANNUAL MEETING OF STOCKHOLDERS

The NuVasive, Inc. Proxy Statement and Annual Report for the fiscal year ended December 31, 2018 are available electronically at www.proxydocs.com/NUVA

YOUR VOTE IS IMPORTANT!

ALL STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON MARCH 19, 2019 ARE INVITED TO ATTEND AND VOTE THEIR SHARES AT THE NUVASIVE, INC. 2019 ANNUAL MEETING OF STOCKHOLDERS. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, WE ENCOURAGE YOU TO READ THE ACCOMPANYING PROXY STATEMENT AND SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE TO VOTE YOUR SHARES. FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS ON THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS YOU RECEIVED IN THE MAIL, THE QUESTION “HOW DO I VOTE?” IN THE ACCOMPANYING PROXY STATEMENT, OR, IF YOU REQUESTED PRINTED PROXY MATERIALS BY MAIL, YOUR ENCLOSED PROXY CARD. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO, EVEN IF YOU HAVE PREVIOUSLY SUBMITTED YOUR PROXY OR VOTING INSTRUCTIONS.

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PROXY STATEMENT SUMMARY 2019 ANNUAL MEETING OF STOCKHOLDERS

To assist you in reviewing the Proxy Statement for the 2019 Annual Meeting of Stockholders (the “Annual Meeting”), we call your attention to the following summary information. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

Annual Meeting of Stockholders
Date and Time	May 9, 2019 at 8:00 AM (local time)
Place	NuVasive, Inc. Corporate Headquarters 7475 Lusk Boulevard, San Diego, CA 92121
Record Date	March 19, 2019
Voting

Stockholders as of the Record Date are entitled to vote their shares at the Annual Meeting. Each share of common stock is entitled to one vote for each Director nominee and one vote for each of the other proposals to be voted on at the Annual Meeting.

Proposals and Voting Recommendations

Proposal 1 — Election of three “Class III” Directors to hold office until the Company’s 2022 Annual Meeting of Stockholders and until their successors are elected and qualified.

For more information, see page 5 of the accompanying Proxy Statement.

The Board recommends a vote “FOR” each Nominee

Proposal 2 — Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

For more information, see page 24 of the accompanying Proxy Statement.

The Board recommends a vote “FOR” Proposal 2

Proposal 3 — Non-binding advisory vote on the compensation of the Company’s named executive officers for the fiscal year ended December 31, 2018.

For more information, see page 27 of the accompanying Proxy Statement.

The Board recommends a vote “FOR” Proposal 3

Nominees for Election as Directors
Robert F. Friel	Independent Director; Board member since February 2016 Principal Occupation: Chairman and Chief Executive Officer of PerkinElmer, Inc. Current member of NuVasive Compensation Committee
Donald J. Rosenberg, Esq.

Lead Independent Director; Board member since February 2016

Principal Occupation: Executive Vice President, General Counsel and Corporate Secretary of QUALCOMM Incorporated

Current member of NuVasive Compensation Committee and

Nominating, Corporate Governance and Compliance Committee

Daniel J. Wolterman	Independent Director; Board member since July 2015 Principal Occupation: Chief Executive Officer of ColubrisMX, Inc. and X-Cath, Inc. Current Chair of NuVasive Compensation Committee

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Corporate Governance Highlights
Size of Board	Ten
Independent Directors	Eight of our ten current Directors are independent
Chairman and CEO	Separate leadership structure
Lead Independent Director	Yes
Board Self-Evaluation	Annual
Retirement Age Policy	Yes (Directors may not stand for re-election after age 72)
Voting Standard	Majority vote (in uncontested elections)
Corporate Governance Guidelines	Yes

Fiscal 2018 Financial and Business Highlights

Delivering Financial Results – We generated global revenue of $1,101.7 million during 2018, with growth that outpaced the overall spine market at 7.3% compared to 2017 as reported (7.1% constant currency), including revenue from our international business (which excludes Puerto Rico) of $205.6 million, representing 14.2% growth compared to 2017 (constant currency). We delivered non-GAAP operating margin of 15.1% in 2018, which saw headwinds from the ramp-up at our new West Carrollton, OH manufacturing facility and increased investment in innovation and infrastructure.

Drove higher global revenue, up 7.3% to $1,101.7 million

Launching Innovative Solutions – We launched over 20 innovative spine solutions in 2018, including (i) additions to our portfolio of expandable interbody implants with XLX and TLX 20°, (ii) buildout of our Modulus® XLIF portfolio, (iii) the launch of Reline® MAS® Midline, and (iv) advancement of our Biologics portfolio with the launch of AttraX® Scaffold, as well as Biologics line extensions with Propel™ DBM, Amniotic Membrane and Traditional Bone Allograft Chips. Additionally, we unveiled our innovative Pulse™ surgical automation platform at the North American Spine Society (NASS) annual meeting in September 2018.

Introduced 20+ new products and unveiled Pulse™ surgical automation platform

Executing on Strategic Collaborations – We established two key collaborations during 2018, including our Spine Precision Partnership™ with Siemens Healthineers, and a strategic collaboration with Biedermann Technologies. The Spine Precision Partnership™ facilitates the integration of NuVasive’s Pulse™ surgical automation platform with Siemens Healthineers’ mobile 3D c-arm. The collaboration with Biedermann Technologies, a world-class engineering design firm, allows NuVasive to integrate Biedermann’s proprietary screw innovations into our iGA® platform, helping to advance the development of our next-generation Reline® complex spine system.

Established collaborations with Siemens Healthineers and Biedermann Technologies

Investing in Infrastructure – During 2018, we launched a boundary model set fulfillment pilot program in Chicago, IL that has decreased courier costs and increased asset utilization in the field. Additionally, our manufacturing facility in West Carrollton, OH improved throughput and absorption rates with 70% of our SKUs insourced by the end of 2018, in line with our target. Our in-sourced manufacturing efforts are expected to help expedite product launches and support increased customer responsiveness and unit cost savings.

Launched boundary model and continued in-sourced manufacturing efforts

Executive Compensation Best Practices
Clawback Policy	Yes (for incentive compensation, if material restatement of financials)
Tax Gross-Ups	No tax gross-ups for change-in-control payments
Compensation Consultant	Yes (independent consultant engaged by Compensation Committee)
Stock Ownership Guidelines	Yes (applies to Directors and senior management)
Compensation Risk	Compensation risk assessment conducted annually
Hedging Activities	Hedging transactions are prohibited by officers, Directors and employees under the Company’s Insider Trading Policy

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NUVASIVE, INC.

7475 Lusk Boulevard, San Diego, CA 92121

Telephone: (858) 909-1800

PROXY STATEMENT FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS

May  9, 2019 at 8:00 AM (local time)

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

1.	Why am I receiving these materials?

We have made this proxy statement (the “Proxy Statement”) and the accompanying proxy materials available to you in connection with the solicitation by the Board of Directors (the “Board”) of NuVasive, Inc. (the “Company” or “NuVasive”) of proxies to be voted at the Company’s 2019 Annual Meeting of Stockholders to be held on May 9, 2019 (the “Annual Meeting”), and at any postponements or adjournments of the Annual Meeting.

2.	What is the purpose of the Annual Meeting?

Stockholders are being asked to vote on each of the following items of business at the Annual Meeting: (i) the election of three “Class III” Directors for terms expiring at the 2022 Annual Meeting of Stockholders; (ii) the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019; (iii) non-binding advisory approval of the compensation of the Company’s named executive officers (the “Named Executive Officers”) for the fiscal year ended December 31, 2018; and (iv) any other business that may properly come before the Annual Meeting.

3.	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), we may furnish proxy materials, including this Proxy Statement and our Annual Report on Form 10-K for fiscal year ended December 31, 2018 (the “2018 Annual Report”), to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials (the “Notice”) will instruct you as to how you may access and review all of the proxy materials on the Internet, as well as how you may submit your proxy on the Internet. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or your proxy card and to download printable versions of the proxy materials. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

4.	How do I access electronic copies of the proxy materials?

The proxy materials for the Annual Meeting are available electronically at www.proxydocs.com/NUVA. If you received a Notice, the Notice will provide you with instructions regarding how to access electronic copies of our proxy materials and how to vote your shares. The Notice will also indicate how you can elect to receive future proxy materials electronically. We encourage stockholders to consider choosing to receive future proxy materials electronically, as it will save us the cost of printing and mailing documents to you and will reduce the impact of printing and mailing these materials on the environment.

5.	Who is entitled to vote at the Annual Meeting?

If you were a holder of shares of the Company’s common stock at the close of business on March 19, 2019 (the “Record Date”), you are entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, there were 51,856,479 shares of our common stock outstanding. Each share of common stock is entitled to one vote. As summarized below, there are some distinctions between shares owned by “stockholders of record” and shares owned beneficially “in street name.” In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and for 10 days prior to the Annual Meeting, Monday through Friday between the hours of 9:00 AM and 4:00 PM local time at our corporate headquarters located at 7475 Lusk Boulevard, San Diego, CA 92121.

6.	What does it mean to be a “stockholder of record”?

You are a “stockholder of record” if your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. As a stockholder of record, you may vote in person at the Annual Meeting (subject to the satisfying the admission criteria) or vote by proxy. If you requested to receive printed proxy materials, we have enclosed or sent a proxy card for you to use. You may also vote by Internet or telephone, as described in the Notice and below under the heading “How do I vote my shares?”

7.	What does it mean to beneficially own shares in “street name”?

You are deemed to beneficially own your shares in “street name” if your shares are held in an account at a brokerage firm, bank, broker-dealer, trust, or other similar organization (we will refer to those organizations collectively as “broker”). If this is the case, the Notice was forwarded to you by your broker. As the beneficial owner, you have the right to direct your broker on how to vote the shares in your account, and you are invited to attend the Annual Meeting; however, since you are not a stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid legal proxy from your broker giving you the right to vote the shares at the meeting.

If you hold your shares in “street name” and do not provide voting instructions to your broker, your shares will not be voted on any proposals on which your broker does not have discretionary authority to vote (a “broker non-vote”). Under the rules that govern brokers, brokers have the discretion to vote on routine matters, but not on non-routine matters. The ratification of the appointment of the Company’s independent registered public accounting firm is a matter considered routine under applicable rules. Non-routine matters include the election of Directors and the advisory vote on the compensation of our Named Executive Officers.

8.	How do I vote my shares?

If you are a stockholder of record, you may vote your shares by one of the following three methods:

•

Vote via the Internet. Go to the web address www.proxypush.com/NUVA and follow the instructions for Internet voting as shown on the proxy card mailed to you. If you vote via the Internet, you should be aware that there may be incidental costs associated with electronic access, such as your usage charges from your Internet access providers and telephone companies, for which you will be responsible.

•	Vote by Telephone. Dial 1-866-217-7017 and follow the instructions for telephone voting shown on the proxy card mailed to you.

•

Vote by Proxy Card Mailed to You. If you do not wish to vote via the Internet or by telephone, please complete, sign, date and mail the proxy card in the envelope provided. If you vote via the Internet or by telephone, please do not mail your proxy card.

The Internet and telephone voting procedures are designed to authenticate your identity and to allow you to vote your shares for the matters before our stockholders as described in the proxy materials and confirm that your voting instructions have been properly recorded.

If your shares are held through a broker (typically referred to as being held in “street name”), you will receive separate voting instructions from your broker. In these cases, you may provide your voting instructions by Internet, telephone or mail by submitting a voting instruction form. Your broker may vote your shares on the proposal to ratify our independent auditors, but will not be permitted to vote your shares with respect to the other proposals before our stockholders as described in this Proxy Statement unless you provide instructions to your broker as to how to vote your shares for such other proposals.

Votes submitted via the Internet or by telephone for the matters before our stockholders as described in this Proxy Statement must be received by 11:59 PM Eastern Time on May 8, 2019.

9.	How does the Board recommend that I vote my shares?

THE BOARD RECOMMENDS THAT YOU VOTE YOUR SHARES “FOR” THE ELECTION OF EACH OF THE “CLASS III” DIRECTOR NOMINEES, “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND “FOR” THE NON-BINDING ADVISORY RESOLUTION ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, IN EACH CASE AS FURTHER DESCRIBED IN THIS PROXY STATEMENT.

10.	Can I change my vote after I submit my proxy?

Yes. If you are a stockholder of record, you may revoke a proxy at any time before it is voted at the Annual Meeting by (a) delivering a proxy revocation or another duly executed proxy bearing a later date to the Secretary of the Company at 7475 Lusk Boulevard, San Diego, CA 92121, or (b) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not revoke a proxy unless you actually vote in person at the Annual Meeting. If you beneficially hold shares in street name, you may change your vote by submitting new voting instructions to your broker following the instructions provided by your broker, or, if you have obtained a legal proxy from your broker or other nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

11.	How are the votes counted?

The Company’s Restated Bylaws, as amended (the “Bylaws”) provide that a majority of all the outstanding shares of stock entitled to vote constitutes a quorum for the transaction of business at the Annual Meeting. Votes for and against, abstentions, and “broker non-votes” will be counted for purposes of determining the presence or absence of a quorum. A “broker non-vote” occurs when your broker submits a proxy card for your shares of common stock held in street name, but does not vote on a particular proposal because the broker has not received voting instructions from you and does not have the authority to vote on that matter without instructions.

In the election of Directors and for proposals 2 and 3, you may vote “FOR”, “AGAINST”, or “ABSTAIN”. A vote of “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

If no instructions are indicated, the shares will be voted as recommended by the Board unless you submit your proxy card through a broker and your broker does not indicate a vote on a particular matter because your broker has not received voting instructions from you. If the Company receives a proxy card with a broker non-vote, your proxy will be voted “FOR” the ratification of the appointment of Ernst & Young LLP and it will not be included as a vote with respect to the election of directors or the advisory vote on the compensation of our Named Executive Officers.

12.	What vote is needed to approve each of the proposals?

Under the Bylaws, at any meeting of stockholders for the election of Directors at which a quorum is present, each Director shall be elected by the vote of a majority of the votes cast with respect to that Director; provided, that in the event of a contested election, Directors shall be elected by a plurality of votes cast by the stockholders entitled to vote at the election. All other matters shall be determined by a majority of the votes present in person or represented by proxy, unless otherwise required by applicable law, rule or regulation or the Company’s organizational documents.

13.	Is cumulative voting permitted for the election of Directors?

No. You may not cumulate your votes for the election of Directors.

14.	Who will count votes at the Annual Meeting?

We have engaged Mediant Communications to serve as the tabulator of votes and our Board has designated Nathaniel B. Sisitsky, Senior Vice President, General Counsel and Corporate Secretary, to serve as the Inspector of Election.

15.	How do I attend the Annual Meeting?

Admission to the Annual Meeting is limited to holders of Company common stock on the Record Date and a member of each attending stockholder’s immediate family or their named representatives. If you are a “stockholder of record” you will need to present identification to be admitted to the Annual Meeting. If you are a stockholder who is an individual, you will need to present government-issued identification showing your name and photograph (e.g., a driver’s license or passport), or, if you are representing an institutional investor, you will need to present government-issued photo identification and professional evidence showing your representative capacity for such entity. In each case, we will verify such documentation with our Record Date stockholder list. We reserve the right to limit the number of immediate family members or representatives who may attend the meeting. For stockholders holding shares “in street name,” in addition to providing identification as outlined for record holders above, you will need a valid proxy from your broker or a recent brokerage statement or letter from your broker reflecting your stock ownership as of the Record Date.

All purses, briefcases, bags, etc. that are brought into the facility may be subject to inspection. The use of mobile phones, pagers, recording or photographic equipment, tablets and/or computers is not permitted in the meeting room during the Annual Meeting.

16.	Who pays the costs of the proxy solicitation?

The Company will pay all of the costs of soliciting proxies. In addition to solicitation by mail, officers, Directors and Company Shareowners (our employees) may solicit proxies personally, or by telephone, without receiving additional compensation. The Company, if requested, will also pay brokers and other fiduciaries that hold shares of common stock for beneficial owners for their reasonable out-of-pocket expenses of forwarding these materials to stockholders. The Company has retained Georgeson LLC (with offices at 480 Washington Boulevard, 27th Floor, Jersey City, NJ 07310) to assist in the solicitation of proxies in connection with the Annual Meeting. The Company will pay such firm customary fees, expected to be no more than $7,500, plus expenses.

17.	Could other matters be decided in the Annual Meeting?

As of the date of this Proxy Statement, the Company is not aware of any matters to be voted upon at the Annual Meeting other than those stated in this Proxy Statement. If any other matters are properly brought before the Annual Meeting, the persons named by the Board as proxy holders will have the discretionary authority to vote the shares represented by proxy on those matters. The Board has named Rajesh J. Asarpota (Executive Vice President and Chief Financial Officer), Nathaniel B. Sisitsky (Senior Vice President, General Counsel and Corporate Secretary), and Suzanne Hatcher (Vice President, Internal & External Affairs) as proxy holders. If, for any reason, any of the nominees are not available as a candidate for Director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

18.	Is it possible that the Annual Meeting may be postponed?

The Annual Meeting may be adjourned or postponed, if needed, as provided by the Bylaws and pursuant to Delaware law. Unless a new record date is fixed, your proxy will still be valid and may be voted at any adjourned or postponed meeting. You will still be able to change or revoke your proxy until it is voted at the reconvened or rescheduled meeting.

19.	Where can I find the voting results of the Annual Meeting?

We intend to announce preliminary voting results at the Annual Meeting and publish the final results by filing a Current Report on Form 8-K with the SEC within four business days after the Annual Meeting.

PROPOSAL 1 — ELECTION OF DIRECTORS

OUR BOARD RECOMMENDS YOU VOTE “FOR” EACH CLASS III DIRECTOR NOMINEE TO SERVE AS A DIRECTOR

At the Annual Meeting, we are asking our stockholders to elect three individuals nominated for election as “Class III” Directors. Our Board currently consists of ten Directors and is divided into three classes. Our current Class III Directors are Robert F. Friel, Donald J. Rosenberg, Esq. and Daniel J. Wolterman, and each of their terms as a Director will expire at the Annual Meeting. Our Board, upon the recommendation of our Nominating, Corporate Governance and Compliance Committee, nominated each of Messrs. Friel, Rosenberg and Wolterman for re-election as Class III Directors at the Annual Meeting.

If elected at the Annual Meeting, each of Messrs. Friel, Rosenberg and Wolterman will serve as Class III Directors until the 2022 Annual Meeting of Stockholders, and in each case until their respective successors are duly elected and qualified. Information regarding the experience of each of Messrs. Friel, Rosenberg and Wolterman, including the qualifications, attributes and skills that led our Board to nominate each as a Director, can be found below under the caption “Nominees for Election of Directors and Directors Continuing in Office.”

Messrs. Friel, Rosenberg and Wolterman have indicated that they are willing and able to serve as Directors. If any of the Board’s nominees for Director declines to serve or becomes unavailable for any reason, or in the event of a Board vacancy, the Nominating, Corporate Governance and Compliance Committee may seek out other potential Director candidates, and one or more of such candidates may be elected as a Director in accordance with the Company’s organizational documents.

As each of the nominees is an incumbent Director, if a nominee fails to receive “FOR” votes representing a majority of votes cast, the Director shall promptly tender his or her resignation to the Board, subject to acceptance by the Board. The Nominating, Corporate Governance and Compliance Committee of the Board would then be charged with making a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board will act on the tendered resignation, taking into account the recommendation of the Nominating, Corporate Governance and Compliance Committee, and publicly disclose its decision regarding the tendered resignation and the rationale behind the decision. If the Board determines not to accept the resignation of the incumbent Director, the incumbent Director will continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal.

Vote Required and Board Recommendation

Directors are elected by a majority of the votes cast at the Annual Meeting. A majority of votes cast means that the number of shares voted “FOR” a nominee exceeds the number of votes cast “AGAINST” that nominee. Votes to “ABSTAIN” and broker non-votes are not counted as votes cast with respect to that Director, and will have no direct effect on the outcome of the election of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”

THE ELECTION OF EACH OF ROBERT F. FRIEL, DONALD J. ROSENBERG, ESQ. AND

DANIEL J. WOLTERMAN AS A “CLASS III” DIRECTOR.

BOARD OF DIRECTORS

As we execute on our strategy to offer disruptive technology and differentiated sales models to better serve customers and patients, we rely on our talented and experienced Board to provide leadership, guidance and oversight. Our Board is comprised of individuals with a strong background in executive leadership and management, accounting and finance, and Company and industry knowledge. We believe that the diversity of our Directors’ backgrounds and experiences results in different perspectives, ideas, and viewpoints, which make our Board more effective in carrying out its duties. We believe that our Directors hold themselves to the highest standards of integrity and that they are committed to representing the long-term interests of our stockholders.

Our ten Directors exhibit an effective mix of skills, experience, diversity and perspectives
AVERAGE TENURE 2.8 YEARS	AVERAGE AGE 58.2 YEARS	DIVERSITY 20% WOMEN

9 have significant experience as an executive or a Director of a medical technology company	1 has prior government leadership experience (Centers for Medicare & Medicaid Services)
8 have significant experience as an executive at a public company	1 has prior experience as the CEO of a large hospital system (Memorial Hermann)

The table below lists the name, age and certain other information of each member of the Board, as of March 19, 2019 (the Record Date for our Annual Meeting):

		Committee Membership
Name	Age	Audit Committee	Compensation Committee	Nominating, Corporate Governance and Compliance Committee	Term Expires(1)	Director Class
J. Christopher Barry	46	—	—	—	2021	II
Vickie L. Capps +	57	Chair	—	X	2021	II
John A. DeFord, Ph.D. +	57	—	—	X	2021	II
Robert F. Friel +	63	—	X	—	2019	III
R. Scott Huennekens +	54	—	X	—	2021	II
Gregory T. Lucier	54	—	—	—	2020	I
Leslie V. Norwalk, Esq. +	53	X	—	Chair	2020	I
Michael D. O’Halleran +	68	X	—	—	2020	I
Donald J. Rosenberg, Esq. +	68	—	X	X	2019	III
Daniel J. Wolterman +	62	—	Chair	—	2019	III

+	Denotes an independent director.

(1)	Term expires at Annual Meeting of Stockholders in year indicated.

Nominees for Election of Directors and Directors Continuing in Office

Set forth below is information as of March 19, 2019, regarding the members of our Board, including Robert F. Friel, Donald J. Rosenberg, Esq. and Daniel J. Wolterman, the Director nominees for election as Class III Directors at the Annual Meeting. In addition, we discuss below the qualifications, attributes and skills that led our Board to the conclusion that each of our Directors should serve as a Director of NuVasive. There are no family relationships among any of the Company’s Directors or executive officers.

Robert F. Friel	Board member since February 2016
Compensation Committee

Mr. Friel is currently the Chairman and Chief Executive Officer of PerkinElmer, Inc., a global leader focused on improving the health and safety of people and the environment.

Mr. Friel has served as PerkinElmer’s Chief Executive Officer since February 2008 and Chairman since April 2009. From August 2007 to January 2019, Mr. Friel also served as PerkinElmer’s President. Since joining PerkinElmer in February 1999 as Chief Financial Officer, Mr. Friel also held the roles of Chief Operating Officer and Vice Chairman and President of PerkinElmer’s Life and Analytical Sciences unit. Prior to joining PerkinElmer, he held several senior management positions with AlliedSignal, Inc., now Honeywell International.

Mr. Friel’s experience as the Chief Executive Officer and President of PerkinElmer, as well as his experience as a former chief financial officer, provide valuable leadership and financial experience to our Board.

BUSINESS EXPERIENCE • PerkinElmer, Inc., Chairman and CEO (prior roles include President and CFO) • AlliedSignal, Inc., Vice President, Treasurer	EDUCATIONAL/PROFESSIONAL BACKGROUND • Bachelor’s Degree in economics from Lafayette College • Master’s Degree in taxation from Fairleigh Dickinson University
CURRENT PUBLIC COMPANY BOARDS • PerkinElmer, Inc. • Xylem, Inc.	ADDITIONAL INFORMATION • Previously served on Board of Directors of CareFusion Corporation (2009-2015)

Donald J. Rosenberg, Esq.	Board member since February 2016
Lead Independent Director Compensation Committee Nominating, Corporate Governance and Compliance Committee

Mr. Rosenberg is currently the Executive Vice President, General Counsel and Corporate Secretary of QUALCOMM Incorporated, a world leader in 3G, 4G and next-generation wireless technologies.

Prior to joining QUALCOMM in October 2007, Mr. Rosenberg served as Senior Vice President, General Counsel and Corporate Secretary of Apple Inc. from November 2006 to October 2007. From May 1975 to November 2006, Mr. Rosenberg held numerous positions at IBM Corporation, including Senior Vice President and General Counsel. Mr. Rosenberg has served as an adjunct professor of law at New York’s Pace University School of Law, where he taught courses in intellectual property and antitrust law.

Mr. Rosenberg brings to our Board significant experience in legal and compliance matters, as well as global leadership experience.

BUSINESS EXPERIENCE

•   QUALCOMM Incorporated, Executive Vice
President, General Counsel and Corporate
Secretary

•   Apple Inc., Senior Vice President, General
Counsel and Corporate Secretary

•   IBM Corporation, Senior Vice President and
General Counsel

EDUCATIONAL/PROFESSIONAL BACKGROUND • Bachelor’s Degree in mathematics from the State University of New York at Stony Brook • Juris Doctor Degree from St. John’s University School of Law
CURRENT PUBLIC COMPANY BOARDS • N/A	ADDITIONAL INFORMATION • Board member of the Lawyers’ Committee for Civil Rights Under Law (previously National Co-Chairman)

Daniel J. Wolterman	Board member since July 2015
Chair of the Compensation Committee

Mr. Wolterman is currently the Chief Executive Officer of ColubrisMX, Inc. and X-Cath, Inc., both privately held medical device companies that he joined in January 2018.

Mr. Wolterman previously served as President and Chief Executive Officer of Memorial Hermann Health System, the largest not-for-profit health system in Southeast Texas, from 2002 until his retirement from Memorial Hermann in 2016. He has more than 30 years of experience in the healthcare industry and a long history of community involvement.

Mr. Wolterman’s extensive knowledge of the healthcare industry and his executive leadership experience as President and CEO of Memorial Hermann Health System provide valuable perspective and guidance to our Board.

BUSINESS EXPERIENCE • ColubrisMX, Inc., CEO • X-Cath, Inc., CEO • Memorial Hermann Health System, President and CEO

EDUCATIONAL/PROFESSIONAL BACKGROUND

•   Bachelor’s Degree in business administration and a Master of Business Administration Degree in finance from the University of Cincinnati

•   Master’s Degree in healthcare administration from Xavier University

CURRENT PUBLIC COMPANY BOARDS • N/A	ADDITIONAL INFORMATION • Previously served on Board of Directors of Invuity, Inc. (2017-2018) and Volcano Corporation (2013-2015)

J. Christopher Barry	Board member since November 2018
Chief Executive Officer

Mr. Barry has served as our Chief Executive Officer and a Director since November 2018.

Prior to joining NuVasive, Mr. Barry served as Senior Vice President and President of Surgical Innovations for Medtronic plc, a global medical technology company, from January 2015 to October 2018. Mr. Barry joined Medtronic following its January 2015 acquisition of Covidien plc, a global healthcare technology and medical supplies provider. Mr. Barry previously spent 15 years with Covidien in various sales and leadership roles, most recently as President, Advanced Surgical Technologies, from October 2013 to January 2015.

Mr. Barry’s executive experience in the medical technology industry, including his experience as a strategic operator who has led teams globally, managed complex research and development programs and driven commercial initiatives, provides operational and strategic knowledge in the medical technology industry and valuable leadership experience to our Board.

BUSINESS EXPERIENCE • NuVasive, Inc., CEO • Medtronic plc, Senior Vice President and President of Surgical Innovations • Covidien plc, President, Advanced Surgical Technologies	EDUCATIONAL/PROFESSIONAL BACKGROUND • Bachelor’s Degree in environmental science from Texas Tech University
CURRENT PUBLIC COMPANY BOARDS • N/A	ADDITIONAL INFORMATION • N/A

Vickie L. Capps	Board member since June 2015
Chair of the Audit Committee Nominating, Corporate Governance and Compliance Committee

Ms. Capps is currently a Senior Advisory Board Member of Consonance Capital Partners, a healthcare investment firm.

Ms. Capps previously served as chief financial officer of several public and private companies. From 2002 to 2013, Ms. Capps served as the Executive Vice President, Chief Financial Officer and Treasurer at DJO Global, Inc. a leading global provider of medical device solutions for musculoskeletal health, vascular health and pain management, where she was recognized as CFO of the Year by the San Diego Business Journal in 2009 and 2010. Earlier in her career, she served as a senior audit and accounting professional at Ernst & Young LLP.

Ms. Capps’ extensive financial expertise and executive leadership experience as a former chief financial officer provide valuable financial and accounting experience to our Board.

BUSINESS EXPERIENCE • Consonance Capital Partners, Senior Advisory Board Member • DJO Global, Inc., Chief Financial Officer • Ernst & Young LLP	EDUCATIONAL/PROFESSIONAL BACKGROUND • Bachelor’s Degree in business administration/accounting from San Diego State University • California Certified Public Accountant

CURRENT PUBLIC COMPANY BOARDS

•   Otonomy, Inc. (Chair of Audit Committee,
Member of Corporate Governance and
Nominating Committee)

•   Synthorx, Inc. (Chair of Audit Committee,
Member of Compensation Committee)

ADDITIONAL INFORMATION • Board of Directors, San Diego State University Research Foundation • Previously served on Board of Directors of Connecture, Inc. (2014-2018)

John A. DeFord, Ph.D.	Board member since February 2018
Nominating, Corporate Governance and Compliance Committee

Dr. DeFord is currently the Executive Vice President and Chief Technology Officer for Becton, Dickinson and Company, a global medical technology company.

Dr. DeFord previously served as the Senior Vice President, Research and Development, Interventional Segment for Becton Dickinson from December 2017 to June 2018 following its acquisition of C.R. Bard, Inc., where he had served as Senior Vice President, Science, Technology and Clinical Affairs since June 2007. Dr. DeFord joined Bard in 2004, and served in science and technology roles of increasing responsibility since that time. Prior to joining Bard, Dr. DeFord was Managing Director of Early Stage Partners LP, a venture capital fund. Prior to joining Early Stage Partners, Dr. DeFord was President and CEO of Cook Incorporated, a privately held medical device manufacturer.

Dr. DeFord brings to our Board valuable strategy, technology development and clinical affairs leadership experience within the medical device industry.

BUSINESS EXPERIENCE

•   Becton, Dickinson and Company, Executive
Vice President and Chief Technology Officer
(prior roles include Senior Vice President,
Research and Development)

•   C.R. Bard, Inc., Senior Vice President, Science, Technology and Clinical Affairs

EDUCATIONAL/PROFESSIONAL BACKGROUND • Bachelor’s Degree and Master’s Degree in electrical engineering from Purdue University • Ph.D. in electrical/biomedical engineering from Purdue University
CURRENT PUBLIC COMPANY BOARDS • N/A	ADDITIONAL INFORMATION • Published in numerous scientific journals and holds numerous patents and multiple industry honors

R. Scott Huennekens	Board member since October 2018
Compensation Committee

Mr. Huennekens was the President, Chief Executive Officer and Chairman of the Board of Verb Surgical, a start-up company formed by Google and Johnson & Johnson to develop an advanced digital surgery platform, from August 2015 to December 2018. Prior to joining Verb Surgical, Mr. Huennekens was the President, Chief Executive Officer and a member of the Board of Directors of Volcano Corporation, a medical technology company focused on diagnostic and therapeutic solutions for coronary and peripheral artery disease, from 2002 until Volcano was acquired by Royal Philips in February 2015. Prior to joining Volcano, Mr. Huennekens served as the President and Chief Executive Officer of Digirad Corporation, a diagnostic imaging solutions provider.

Mr. Huennekens brings to our Board medical device leadership experience and strategic insight, as well as significant knowledge and experience in robotics, data analytics and advanced surgical technologies.

BUSINESS EXPERIENCE • Verb Surgical, President, CEO and Chairman • Volcano Corporation, President and CEO

EDUCATIONAL/PROFESSIONAL BACKGROUND

•   Bachelor’s Degree in business administration from the University of Southern California

•   Master of Business Administration Degree from Harvard Graduate School of Business

CURRENT PUBLIC COMPANY BOARDS • ViewRay Inc.

ADDITIONAL INFORMATION

•   Previously served on Board of Directors of Reva Medical Corp. (2015-2018), Endochoice Holdings, Inc. (2013-2016) and Volcano Corporation (2006-2015)

•   Member of the Board of Directors and past Chairman of the Medical Device Manufacturers Association

Gregory T. Lucier	Board member since December 2013
Chairman of the Board

Mr. Lucier is currently our Chairman of the Board and served as Chief Executive Officer of NuVasive from May 2015 to November 2018.

Mr. Lucier has served as our Chairman and Chief Executive Officer since May 2015, and he has served as a member of our Board since December 2013. Mr. Lucier has over 25 years of executive management experience and served as Chairman and Chief Executive Officer of Life Technologies Corporation, a global biotechnology company, from May 2003 until its acquisition by Thermo Fisher Scientific Inc. in February 2014. Prior to joining Life Technologies, Mr. Lucier served as Chief Executive Officer and President at GE Medical Systems Information Technologies, Vice President for Global Services at GE Medical Systems and served as a corporate officer of the General Electric Corporation.

Mr. Lucier’s executive experience in the biotechnology industry provides strategic and practical knowledge to our Board related to strategy, finance, regulatory, clinical research and other operational areas in our industry.

BUSINESS EXPERIENCE • NuVasive, Inc., Chairman and CEO • Life Technologies Corporation, Chairman and CEO • GE Medical Systems Information Technologies, CEO and President • General Electric Corporation

EDUCATIONAL/PROFESSIONAL BACKGROUND

•   Bachelor’s Degree with high distinction in industrial engineering from Pennsylvania State University

•   Master of Business Administration Degree from Harvard Graduate School of Business Administration

CURRENT PUBLIC COMPANY BOARDS • Catalent, Inc.	ADDITIONAL INFORMATION • Previously served on Board of Directors of Invuity, Inc. (2014-2018), CareFusion Corporation (2009-2015) and Life Technologies Corporation (2003-2014)

Leslie V. Norwalk, Esq.	Board member since May 2014
Chair of the Nominating, Corporate Governance and Compliance Committee Audit Committee

Ms. Norwalk is currently Strategic Counsel to Epstein Becker & Green, P.C., EBG Advisors and National Health Advisors. She also serves as an advisor to private equity firms Warburg Pincus, Peloton Equity, and Enhanced Equity Fund.

Ms. Norwalk served the Bush Administration as the Acting Administrator for the Centers for Medicare & Medicaid Services (CMS). She managed the day-to-day operations of Medicare, Medicaid, State Child Health Insurance Programs, Survey and Certification of health care facilities and other federal health care initiatives. For four years prior to that, she was the agency’s Deputy Administrator, responsible for the implementation of the hundreds of changes made under the Medicare Modernization Act, including the Medicare Prescription Drug Benefit. Prior to serving the Bush Administration, she practiced law in the Washington, D.C. office of Epstein Becker & Green, P.C. where she advised clients on a variety of health policy matters. She also served in the first Bush administration in the White House Office of Presidential Personnel, and the Office of the U.S. Trade Representative. Ms. Norwalk currently sits on the boards of directors of several private companies, and she is a member of APCO Worldwide’s International Advisory Council.

Ms. Norwalk’s deep knowledge of, and experience with, the healthcare industry and government regulations provides valuable guidance and insight to our Board.

BUSINESS EXPERIENCE • Epstein Becker & Green, P.C., EBG Advisors and National Health Advisors, Special Counsel • Centers for Medicare and Medicaid Services, Acting Administrator	EDUCATIONAL/PROFESSIONAL BACKGROUND • Bachelor’s Degree, cum laude, in economics and international relations from Wellesley College • Juris Doctor Degree from the George Mason University School of Law
CURRENT PUBLIC COMPANY BOARDS • Endologix, Inc. • Providence Service Corp.	ADDITIONAL INFORMATION • Previously served on Board of Directors of Press Ganey Associates, Inc. (2012-2016) and Volcano Corporation (2011-2015)

Michael D. O’Halleran	Board member since August 2016
Audit Committee

Mr. O’Halleran currently serves as a senior advisor to Ryan Specialty Group, an international specialty insurance organization, and as chair of the advisory board of ManchesterStory Group, LLC, a venture capital firm focused on the InsurTech sector.

Mr. O’Halleran previously served as the Executive Chairman of Aon Benfield and Senior Executive Vice President of Aon plc, a provider of risk management, insurance and consulting services. Mr. O’Halleran joined the Aon group of companies in 1987 to lead its reinsurance division and since that time, served in several significant management positions including President and Chief Operating Officer of Aon Corp., and since August 2007 until his retirement in May 2017, as the Executive Chairman of Aon Benfield. Prior to joining Aon, he was a senior executive with well-known companies in the insurance industry.

Mr. O’Halleran’s deep knowledge of the insurance industry and his many years of executive and board leadership experience, including his experience serving on the boards of companies in the healthcare industry, make Mr. O’Halleran a valuable member of our Board.

BUSINESS EXPERIENCE • Aon Benfield, Executive Chairman • Aon plc, Senior Executive Vice President • Aon Corp., President and Chief Operating Officer	EDUCATIONAL/PROFESSIONAL BACKGROUND • Bachelor’s Degree in accounting and finance from the University of Wisconsin-Whitewater
CURRENT PUBLIC COMPANY BOARDS • N/A	ADDITIONAL INFORMATION • Previously served on Board of Directors of CareFusion Corporation (2009-2015)

CORPORATE GOVERNANCE

We are committed to maintaining the highest standards of corporate governance. Our Corporate Governance Guidelines and Code of Ethical Business Conduct, together with our restated Certificate of Incorporation, Bylaws, and the charters of our Board Committees, form the basis for our corporate governance framework.

Our Board has adopted a number of corporate governance best practices

✓ Our Board has a Lead Independent Director	✓ Our independent Directors meet frequently in executive session

✓ Eight of our ten current Directors are independent	✓ Our Board service is limited by our retirement age policy (Directors may not stand for election after age 72)

✓ Our Board and Committees engage in annual self-evaluations	✓ We have majority voting for contested Director elections

As discussed below under “Board and Committee Membership and Structure,” our Board has established three standing committees to assist in fulfilling its responsibilities to the Company and its stockholders: the Audit Committee, the Compensation Committee and the Nominating, Corporate Governance and Compliance Committee. In 2017, as part of our continuing efforts to implement good governance practices, we expanded the responsibility of our Nominating and Corporate Governance Committee and renamed it the Nominating, Corporate Governance and Compliance Committee (the “Nominating Committee”). The Nominating Committee’s charter was revised to reflect that, in addition to its existing responsibilities related to Director nominations, Board structure and composition, and corporate governance matters, the Nominating Committee assumed oversight responsibilities for quality and regulatory matters, ethics and compliance matters, and other related matters. Under this revised structure, the Audit Committee has retained oversight responsibilities for financial reporting, accounting, internal accounting controls, auditing and related matters. In February 2019, we further revised the Nominating Committee’s charter to reflect that it would also assume responsibility for periodically reviewing and revising our Code of Ethical Business Conduct, as well as addressing violations thereof.

Corporate Governance Guidelines

Our Corporate Governance Guidelines are designed to address effective corporate governance of our Company. Our Corporate Governance Guidelines cover topics including, but not limited to, Director independence and qualification criteria, Director responsibilities, Director compensation, Board evaluation, Committee matters, succession planning and stock ownership guidelines for Directors and management. Our Corporate Governance Guidelines are reviewed regularly by the Nominating Committee and revised when appropriate.

Code of Ethical Business Conduct

We have adopted a Code of Ethical Business Conduct (the “Code”), which includes our code of ethics for our senior financial officers. The Code applies to all of our officers, employees and Directors and establishes policies pertaining to, among other things, employee conduct in the workplace, workplace safety, confidentiality, conflicts of interest, accuracy of books, records and financial statements, securities trading, anti-corruption, competition laws, interactions with health care professionals and political and charitable activities.

The Nominating Committee and the Audit Committee share oversight responsibilities related to the Code. The Nominating Committee is responsible for oversight of compliance programs related to ethics and compliance and related matters, including the Company’s policies, procedures and practices designed to ensure compliance with applicable laws and regulations related to federal healthcare program requirements; the Fraud and Abuse Laws and other medical device laws; the Foreign Corrupt Practices Act; the Anti-Kickback Statute and other anti-bribery and anti-corruption laws. The Audit Committee is responsible for oversight of compliance matters relating to financial reporting, accounting, internal accounting controls, auditing and related matters.

The Audit Committee reviews and approves all waivers of the Code for executive officers or Directors and provides for prompt disclosure of all waivers required to be disclosed under applicable law. We will disclose future amendments to the Code, or waivers required to be disclosed under applicable law from the Code for our principal executive officer, principal financial officer, principal accounting officer or controller, and our other executive officers and our Directors, on our website, www.nuvasive.com, within four business days following the date of the amendment or waiver.

In addition, we maintain an Integrity Hotline by which employees and third parties may report violations of the Code or seek guidance on business conduct matters. The Integrity Hotline is a third-party hosted service and has multi-lingual representatives available to take calls 24 hours a day, seven days a week.

Information about corporate governance at NuVasive, including our key governance documents, can be found in the “Governance” area of the “Investor Relations” section of our website (www.nuvasive.com):

✓ Corporate Governance Guidelines	✓ Charters of the Board Committees

✓ Code of Ethical Business Conduct	✓ Charter of the Lead Independent Director

Printed copies may be obtained upon request to our Investor Relations Department. Any stockholder may request copies of these materials in print, without charge, by contacting our Investor Relations Department at 858-909-1812.

Identification and Evaluation of Director Nominees

The Nominating Committee believes the Company is well served by its current Directors. In the ordinary course, absent special circumstances or a material change in the criteria for Board membership, the Nominating Committee will re-nominate incumbent Directors who continue to be qualified for Board service and are willing to continue as Directors. From time to time, the Nominating Committee may also consider and evaluate potential new Director candidates who meet the criteria for selection as a Board nominee and have specific qualities or skills identified by the Board, and one or more of such candidates may be appointed as Directors as appropriate and in accordance with the Company’s organizational documents. Director candidates will be selected based on input from members of the Board, senior management of the Company and, if the Nominating Committee deems appropriate, a third-party search firm. The Nominating Committee will evaluate each candidate’s qualifications and check relevant references; in addition, such candidates will be interviewed by members of the Nominating Committee. Candidates meriting serious consideration will also meet other members of the Board. Based on this input, the Nominating Committee will evaluate which of the prospective candidates is qualified to serve as a Director and whether the Nominating Committee should recommend to the Board that this candidate be appointed to fill a vacancy on the Board, or presented for approval of the stockholders, as appropriate.

In identifying and evaluating Director candidates for appointment or re-election to the Board, the Nominating Committee considers the appropriate balance of experience, skills and characteristics required of the Board, seeks to ensure that at least a majority of the Directors are independent under the rules of the NASDAQ Stock Market (“NASDAQ”), and that members of the Audit Committee meet the financial literacy and sophistication requirements under NASDAQ rules (including that at least one of them qualifies as an “audit committee financial expert” under the rules of the SEC). Nominees for Director are selected on the basis of their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time to Board duties. Additionally, the Nominating Committee will consider diversity in personal and professional backgrounds and seeks diverse individuals, such as women and individuals from minority groups, to include in the pool of candidates for Board nomination; however, there is no formal policy with respect to diversity considerations in identifying Director nominees. Further, the Nominating Committee will assess whether a Director candidate satisfies the retirement age policy under our Corporate Governance Guidelines. The Company’s retirement age policy provides that a Director may not stand for re-election after age 72, but need not resign until the end of his or her term.

Over the course of the last year, our Board identified and recruited two new Directors, Mr. Huennekens and Mr. Barry, to bring additional skills and experience to the Board. As a result of our retirement age policy, two of our Directors did not stand for re-election at our 2018 Annual Meeting and retired as Directors immediately following the Annual Meeting, resulting in two vacancies, one of which was filled prior to the Annual Meeting by the election of Dr. DeFord in February 2018. In connection with the retirement of two of our Directors at the 2018 Annual Meeting, the Board engaged a director search firm to identify potential new Director candidates. After assessing the merits of recruiting an additional Director to join the Board, the Nominating Committee extended its engagement of the director search firm to fill the remaining vacancy. The Nominating Committee oversaw the continued Director search process, focusing its search on a director candidate with prior technology and product development experience at a medical technology company and, after identifying and considering a number of candidates, recruited Mr. Huennekens to join the Board. Upon the recommendation of the Nominating Committee, the Board approved the election of Mr. Huennekens (elected in October 2018) to serve as a “Class II” Director until the 2021 Annual Meeting. In addition, in connection with his appointment as Chief Executive Officer (“CEO”), the Board approved the election of Mr. Barry (elected in November 2018) to serve as a “Class II” Director until the 2021 Annual Meeting and increased the size of the Board from nine to ten.

Robert F. Friel, Donald J. Rosenberg, Esq. and Daniel J. Wolterman have each been nominated for re-election to the Board at the Annual Meeting to serve as a “Class III” Director until 2022. The Nominating Committee and the Board believe that each of the Director nominees for election at the Annual Meeting brings a strong and unique set of qualifications, attributes and skills and provides the Board as a whole with an optimal balance of experience, leadership and competencies in areas of importance to our Company. Under “Proposal 1—Election of Directors,” we provide an overview of each Director nominee’s principal occupation, business experience and other directorships, together with other key attributes that we believe provide value to the Board, the Company and its stockholders.

Stockholder Recommendations for Director Nominees

In nominating candidates for election as a Director, the Nominating Committee will consider written proposals from stockholders for Director nominees. Any such nominations should be submitted to the Nominating Committee, care of the Secretary of the Company, and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the Proxy Statement as a nominee and to serving as a Director if elected), and (b) all information required by the Company’s Bylaws (including the names and addresses of the stockholders making the nomination and the appropriate biographical information and a statement as to the qualification of the nominee). For more information, see the discussion under the caption “Additional Information.”

The Company has never received a proposal from a stockholder to nominate a Director. Although the Nominating Committee has not adopted a formal policy with respect to stockholder nominees, the Nominating Committee expects that the evaluation process for a stockholder nominee would be similar to the process outlined above.

Director Independence

Under our Corporate Governance Guidelines and NASDAQ rules, our Board is required to be comprised of a majority of independent Directors. The Nominating Committee evaluates our Directors’ compliance with NASDAQ rules regarding independence, as well as other factors, in making a recommendation to the Board as to whether Directors can be considered independent. Under applicable SEC and NASDAQ rules, the existence of certain “related party” transactions between a Director and the Company with dollar amounts above certain thresholds are required to be disclosed and preclude a finding by the Board that the Director is independent. In addition to transactions required to be disclosed under SEC and NASDAQ rules, the Board considered certain other relationships in making its independence determinations, and determined, in each case, that such other relationships did not impair the Director’s ability to exercise independent judgment on behalf of the Company. Based on the recommendation of the Nominating Committee, the Board determined that the following eight Directors are independent under the NASDAQ rules and our Corporate Governance Guidelines: Vickie L. Capps, John A. DeFord, Robert F. Friel, R. Scott Huennekens, Leslie V. Norwalk, Michael D. O’Halleran, Donald J. Rosenberg, and Daniel J. Wolterman. Gregory T. Lucier, who served as our CEO through November 4, 2018, and who continues to provide consulting services to the Company, and J. Christopher Barry, our current CEO, are not considered independent.

Role of Board in CEO Succession Planning

A key responsibility of the Board is succession planning for the CEO. In 2018, the Board undertook a comprehensive leadership development and succession planning process, which included succession planning for the CEO. The Compensation Committee is charged with overseeing succession planning efforts for the CEO, and after discussions with Mr. Lucier, determined to engage an outside executive search firm to identify potential candidates to succeed Mr. Lucier as CEO. Working with the search firm, the Compensation Committee oversaw an executive assessment for potential internal candidates, as well as external executive benchmarking. After the Compensation Committee determined to proceed with an external search process, a special committee of independent Directors was formed to oversee the search process and consider external candidates. After a robust and competitive process, Mr. Barry was identified as the preferred candidate to succeed Mr. Lucier as CEO. The Compensation Committee then worked with its independent compensation consultant to develop parameters for a proposed employment offer for Mr. Barry. The Board, upon the recommendation of the Compensation Committee, approved the hiring and appointment of Mr. Barry as the Company’s CEO in November 2018. In determining to appoint Mr. Barry to succeed Mr. Lucier as CEO, the Board considered Mr. Barry’s executive experience in the medical technology industry, including his experience as a strategic operator who has led teams globally, managed complex research and development programs and driven commercial initiatives.

Board Leadership Structure

In connection with the appointment of Mr. Barry to succeed Mr. Lucier as the Company’s CEO in November 2018, the Board determined to separate the roles of Chairman of the Board and CEO, with Mr. Barry serving as the CEO and Mr. Lucier serving as the Chairman of the Board. The Board believes that there is no single, generally accepted leadership structure and maintains flexibility to determine which leadership structure best serves the interest of the Company based on circumstances and the evolving needs of the Company. Accordingly, although the Company believes that the separation of the Chairman of the Board and CEO roles is appropriate at this time based upon the current circumstances, the Company’s Corporate Governance Guidelines do not establish this approach as a policy. As such, our Board of Directors periodically reviews its leadership structure to confirm that it is an appropriate structure for the Company at such time.

Our Board leadership structure also includes a Lead Independent Director. The Lead Independent Director is elected by a majority of the independent Directors for a renewable term of two years and presides at meetings of the independent Directors, presides at all meetings of the Board at which the Chairman is not present and performs such other functions as the Board may direct, including advising the Chairman with respect to Board meeting agendas. The Lead Independent Director also has other authority and responsibilities that are described in the charter of the Lead Independent Director. The full text of the charter for the Lead Independent Director can be accessed in the “Investor Relations” section of our website at www.nuvasive.com, by clicking the “Governance” link and then “Governance Documents”. Mr. Rosenberg currently serves as the Lead Independent Director.

Each of the Directors other than Mr. Barry and Mr. Lucier is independent, and the Board believes that the independent Directors provide effective oversight of management. Moreover, in addition to feedback provided during the course of Board meetings, the independent Directors have regular executive sessions. Following an executive session of independent Directors, the independent Directors communicate with the Chairman directly regarding any specific feedback or issues, provide the Chairman with input regarding agenda items for Board and Committee meetings, and coordinate with the Chairman regarding information to be provided to the independent Directors in performing their duties. The Board believes that this approach appropriately and effectively complements the current leadership structure of the Board.

Role of Board in Risk Oversight Process

The responsibility for the day-to-day management of risk lies with the Company’s management, while the Board is responsible for overseeing the risk management process to ensure that it is properly designed, well-functioning and consistent with the Company’s overall corporate strategy. Each year, the Company’s management identifies what it believes are the top individual risks facing the Company. These risks are then discussed and analyzed with the Board. This enables the Board to coordinate the risk oversight role, particularly with respect to risk interrelationships. Information technology and cybersecurity is a key area of focus for the Company and our Board is actively involved in overseeing cybersecurity risk management activities. Specifically, the Nominating Committee meets frequently with members of management to review our information technology and data security policies and practices, and to assess current and projected threats, cybersecurity incidents, and related risks. Additionally, the Committees of the Board consider the risks within their areas of responsibility. The Audit Committee oversees the risks associated with financial reporting, accounting, internal accounting controls, auditing and related matters. The Compensation Committee oversees the risks associated with the succession planning for key management positions. In addition, the Compensation Committee determines whether any compensation practices create risk-taking incentives that are reasonably likely to have a material adverse effect on the Company. The Nominating Committee oversees the Company’s global risk assessment process, as well as the risks associated with regulatory affairs, quality assurance, information technology and cybersecurity, corporate governance and ethics, and compliance matters.

The Board’s risk oversight function complements the Company’s leadership structure. The Company’s CEO, who also serves as a Director, is able to promote open communication between management and Directors relating to risk as well as combine the operational focus of management with the risk oversight capabilities of the Board.

Executive Sessions

Executive sessions of independent Directors are held in connection with each regularly scheduled Board meeting and at other times as necessary, and are chaired by the Lead Independent Director. The Board’s policy is to hold executive sessions without the presence of management, including the CEO and other non-independent Directors, if any. The Committees of our Board also generally meet in executive session at the end of each Committee meeting.

Board and Committee Effectiveness

On an annual basis, the Board and each of its Committees performs an annual self-assessment to evaluate their effectiveness in fulfilling their obligations. The Nominating Committee also oversees individual evaluations of Directors, the results of which are shared with such individual Director. The Board, Committee and individual Director evaluations cover a wide range of topics, including, among others, the fulfillment of the Board and Committee responsibilities identified in the Corporate Governance Guidelines and charters for each Committee.

Board and Committee Membership and Structure

Our Board has three standing Committees, comprised of the Audit Committee, the Compensation Committee and the Nominating Committee. Each Committee acts pursuant to a written charter, each of which can be accessed in the “Investor Relations” section of our website at www.nuvasive.com, by clicking the “Governance” link and then “Governance Documents”. Each Committee reviews its charter on an annual basis. In addition to the three standing Committees, the Board may approve from time to time the creation of special or ad hoc committees to assist the Board in carrying out its duties.

Director Attendance at Board and Committee meetings in 2018 and the 2018 Annual Meeting of Stockholders

The Board of Directors met eleven times	The Nominating, Corporate Governance and Compliance Committee met four times

The Audit Committee met five times	The Compensation Committee met ten times

Each Director attended at least 75% of the aggregate number of meetings of the Board and the Committees on which they served	While we do not have a formal attendance policy, all Directors serving on our Board at the 2018 Annual Meeting attended the meeting.

Audit Committee.    The Audit Committee currently consists of Vickie L. Capps (Chair), Leslie V. Norwalk and Michael D. O’Halleran. The Board has determined that all members of the Audit Committee are independent Directors under NASDAQ rules and each of them is able to read and fundamentally understand financial statements. The Board has determined that Vickie L. Capps qualifies as an “audit committee financial expert” as defined by the rules of the SEC. The purpose of the Audit Committee is to oversee both the accounting and financial reporting processes of the Company, as well as audits of its financial statements. The responsibilities of the Audit Committee include appointing and approving the compensation of the independent registered public accounting firm selected to conduct the annual audit of our accounts, reviewing the scope and results of the independent audit, reviewing and evaluating internal accounting policies, and approving all professional services to be provided to the Company by its independent registered public accounting firm. The Audit Committee is governed by a written charter approved by the Board. The Audit Committee report is included in this Proxy Statement under the caption “Audit Committee Report.”

Compensation Committee.    The Compensation Committee currently consists of Daniel J. Wolterman (Chair), Robert F. Friel, R. Scott Huennekens and Donald J. Rosenberg. The Board has determined that all members of the Compensation Committee are independent Directors under NASDAQ rules. The Compensation Committee administers the Company’s benefit and stock plans, reviews and administers all compensation arrangements for senior executive officers, and establishes and reviews general policies relating to the compensation and benefits of our executive officers and Shareowners. The Compensation Committee meets several times a year and consults with independent compensation consultants, as it deems appropriate, to review, analyze and approve compensation packages for our executive officers, and in the case of the CEO, make compensation recommendations to the Board for approval. In addition, the Compensation Committee determines whether any compensation policies create risk-taking incentives that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee has determined that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. For more information, please see below under “Compensation Discussion and Analysis.” The Compensation Committee is governed by a written charter approved by the Board. The Compensation Committee report is included in this Proxy Statement under the caption “Compensation Committee Report.”

Nominating, Corporate Governance and Compliance Committee.    The Nominating Committee currently consists of Leslie V. Norwalk (Chair), Vickie L. Capps, John A. DeFord and Donald J. Rosenberg. The Board has determined that all members of the Nominating Committee are independent Directors under NASDAQ rules. The Nominating Committee’s responsibilities include recommending to the Board nominees for possible election to the Board and providing oversight with respect to corporate governance matters. The Nominating Committee is responsible for oversight of quality and regulatory matters, ethics and compliance matters, and other related matters, including the Company’s policies, procedures and practices designed to ensure compliance with applicable laws and regulations related to federal healthcare program requirements; the Fraud and Abuse Laws and other medical device laws; the Foreign Corrupt Practices Act; the Anti-Kickback Statute and other anti-bribery and anti-corruption laws. The Nominating Committee is governed by a written charter approved by the Board.

EXECUTIVE OFFICERS

The name, age, position, and a brief account of the business experience of each of our executive officers as of March 19, 2019 (the Record Date for our Annual Meeting) is set forth below.

Name	Age	Position
J. Christopher Barry	46	Chief Executive Officer
Rajesh J. Asarpota	52	Executive Vice President and Chief Financial Officer
Matthew W. Link	44	President
Paul McClintock	46	President, U.S. Commercial
Nathaniel B. Sisitsky, Esq.	45	Senior Vice President, General Counsel and Corporate Secretary
Lucas Vitale	43	Chief Human Resources Officer

J. Christopher Barry

J. Christopher Barry has served as our Chief Executive Officer and as a member of our Board of Directors since November 2018.

Information regarding Mr. Barry can be found above under the caption “Proposal 1 – Election of Directors — Nominees for Election of Directors and Directors Continuing in Office.”

Rajesh J. Asarpota

Rajesh J. Asarpota has served as our Executive Vice President and Chief Financial Officer since September 2017.

Mr. Asarpota has nearly 25 years of experience in financial and executive leadership roles across the healthcare industry. Mr. Asarpota began his career at General Electric Company, where from 1992 to 2004, he served in various finance roles, including key finance operating roles at GE Healthcare. From May 2004 to January 2014, Mr. Asarpota held a variety of senior finance roles at Life Technologies Corporation and its predecessor, Invitrogen, most recently as Vice President, Finance—Divisions, Operations, FP&A, Mergers & Acquisitions. Mr. Asarpota then joined Questcor Pharmaceuticals, Inc., a publicly-traded biopharmaceutical company, where he served as Senior Vice President, Chief Financial Officer and Principal Accounting Officer. Following the acquisition of Questcor Pharmaceuticals by Mallinckrodt Pharmaceuticals plc in August 2014, Mr. Asarpota has held executive financial and operational roles at two private equity-backed companies, Cole-Parmer Instrument Company, LLC and Imaging Advantage LLC. Mr. Asarpota served as Chief Financial Officer and Chief Operating Officer of Cole-Parmer, a global marketer, distributor and manufacturer of laboratory products, and most recently, he served as Chief Financial Officer of Imaging Advantage, a provider of radiology technology solutions.

EDUCATIONAL BACKGROUND • Bachelor of Commerce Degree from the University of Bombay in Bombay, India • Master of Business Administration Degree from Marquette University in Milwaukee, WI

Matthew W. Link

Matthew W. Link has led our products and systems development, global marketing, strategy and corporate development functions since August 2017, and has served as NuVasive’s President since January 2019. In connection with his promotion to President, Mr. Link assumed additional responsibilities for NuVasive Clinical Services (NCS) and global logistics functions.

Mr. Link previously served in various sales leadership roles since 2012, including as our President, U.S. Commercial from July 2015 to July 2018, President U.S. Sales and Service from January 2015 to July 2015, and Executive Vice President of U.S. Sales from January 2013 to January 2015. Mr. Link joined NuVasive in 2006 and has more than 15 years of experience in the healthcare industry, including prior service in several regional sales positions with DePuy Orthopedics and DePuy Spine.

EDUCATIONAL BACKGROUND • Bachelor’s Degree Physical Education and Sports Medicine from the University of Virginia

Paul McClintock

Paul McClintock has led our U.S. Commercial function since July 2017, and has served as our President, U.S. Commercial since January 2019. In this role, Mr. McClintock is responsible for NuVasive’s U.S. commercial strategies related to sales, service and strategic account and customer development.

Mr. McClintock served as our Vice President, U.S. Commercial for the Pacific region from April 2016 to July 2017. Prior to joining NuVasive, he operated a distribution company primarily focused on selling spinal products exclusively for NuVasive, from March 2010 to March 2016. Previously, Mr. McClintock spent nearly a decade in sales and sales leadership positions at Medtronic plc.

EDUCATIONAL BACKGROUND • Bachelor’s Degree in Finance from the University of Missouri-Columbia • Master of Business Administration Degree from in Finance from Webster University

Nathaniel B. Sisitsky, Esq.

Nathaniel B. Sisitsky, Esq. has served as our Senior Vice President, General Counsel and Corporate Secretary since June 2018 and is responsible for leadership of NuVasive’s legal team. In this role, he also oversees our real estate and facilities functions and the NuVasive Spine Foundation.

Mr. Sisitsky previously served as our Vice President and Associate General Counsel, Corporate Affairs from July 2015 to June 2018. Prior to joining NuVasive, Mr. Sisitsky was Vice President and Associate General Counsel at CareFusion Corporation from April 2009 until April 2015. From August 2004 until April 2009, Mr. Sisitsky served as Vice President, Legal – Corporate Finance at American Tower Corporation. Prior to joining American Tower, Mr. Sisitsky was a Junior Partner in the Corporate Department of Wilmer Cutler Pickering Hale and Dorr (WilmerHale), based in Boston, MA.

EDUCATIONAL BACKGROUND • Bachelor’s Degree in Political Science and Economics from Emory University • Juris Doctor Degree from New York University School of Law

Lucas Vitale

Lucas Vitale has served as our Chief Human Resources Officer since January 2019 and is responsible for NuVasive’s global human resources function, including talent management, compensation and organizational development.

Mr. Vitale previously served in various human resources roles since 2014, including as our Vice President, Commercial Talent Development from April 2017 to January 2019, Vice President of Human Resources from November 2015 to April 2017 and Vice President of Talent from April 2014 to November 2015. Mr. Vitale joined NuVasive from Life Technologies Corporation, where he spent nearly 10 years in various human resources roles focused on driving culture and talent strategies.

EDUCATIONAL BACKGROUND • Bachelor’s Degree in Finance and Marketing from Hawaii Pacific University • Master’s Degree in Industrial / Organizational Psychology from Alliant International University

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding ownership of our common stock as of March 19, 2019 (the Record Date for our Annual Meeting) (or such other date as provided below) by (a) each person known to the Company to beneficially own more than 5% of the outstanding shares of our common stock, (b) each Director of the Company, (c) the Company’s Chief Executive Officer, Chief Financial Officer and each other Named Executive Officer, and (d) all Directors and executive officers as a group.

We determined beneficial ownership under rules promulgated by the SEC, based on information obtained from questionnaires, Company records and filings with the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares which the individual or entity has the right to acquire within 60 days of March 19, 2019. For our Directors and executive officers, this includes shares subject to stock options, restricted stock units and/or performance restricted stock units that can be acquired (including as a result of expected vesting and/or delivery) within 60 days of March 19, 2019, which we refer to as presently vested equity. All percentages are based on 51,856,479 shares of our common stock outstanding as of March 19, 2019. Except as noted below, each holder has sole voting and investment power with respect to all shares listed as beneficially owned by that holder.

Name and Address of Beneficial Owner (1)	Number of Shares of Common Stock	Percent of Common Stock
Principal Stockholders
BlackRock, Inc. (2) 55 East 52nd Street, New York, NY 10055	6,230,852	12.0%
Wellington Management Company LLP (3) 280 Congress Street, Boston, MA 02210	5,637,650	10.9%
The Vanguard Group (4) 100 Vanguard Blvd., Malvern, PA 19355	4,762,877	9.2%
Bank of America Corporation (5) 100 N Tryon Street, Charlotte, NC 28255	2,683,846	5.2%

Directors and Named Executive Officers
J. Christopher Barry	—	*
Vickie L. Capps (7)(8)	14,684	*
John A. DeFord, Ph.D. (7)(8)	3,793	*
Robert F. Friel (7)(8)	14,145	*
R. Scott Huennekens (7)	1,360	*
Gregory T. Lucier (8)	205,460	*
Leslie V. Norwalk, Esq. (7)(8)	20,368	*
Michael D. O’Halleran (7)	18,816	*
Donald J. Rosenberg, Esq. (7)(8)	14,145	*
Daniel J. Wolterman (7)(8)	15,056	*
Rajesh Asarpota	444	*
Matthew W. Link (9)	105,567	*
Peter M. Leddy, Ph.D.	53,200	*
Stephen Rozow III	9,363	*
Harry Skip Kiil	—	—
Joan B. Stafslien, Esq.	5,873	*
All Directors and executive officers as a group (19 persons) (10)	500,945	*

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.
(1)	Unless otherwise indicated, the address of each beneficial owner is c/o NuVasive, Inc., 7475 Lusk Boulevard, San Diego, CA 92121.

(2)

Based solely upon Amendment No. 11 to a Schedule 13G filed on January 31, 2019, by BlackRock, Inc. According to the Schedule 13G, BlackRock, Inc. has sole voting power with respect to 6,118,597 shares and sole dispositive power with respect to 6,230,852 shares.

(3)

Based solely upon Amendment No. 1 to a Schedule 13G filed on March 11, 2019 by Wellington Management Group LLP (“WMG”), Wellington Group Holdings LLP (“WGH”), Wellington Investment Advisors Holdings LLP (“WIAH”) and Wellington Management Company LLP (“WMC”). According to the Schedule 13G, (i) each of WMG, WGH and WIAH is the beneficial owner of 5,637,650 shares, and has shared voting power with respect to 4,778,642 shares and shared dispositive power with respect to 5,637,650 shares, and (ii) WMC is the beneficial owner of 5,327,557 shares, and has shared voting power with respect to 4,692,163 shares and shared dispositive power with respect to 5,327,557 shares.

(4)

Based solely upon Amendment No. 7 to a Schedule 13G filed on February 11, 2019 by The Vanguard Group, Inc. (“Vanguard”). According to the Schedule 13G, Vanguard is the beneficial owner of 4,762,877 shares, and has sole voting power with respect to 106,450 shares, shared voting power with respect to 5,975 shares, sole dispositive power with respect to 4,655,490 shares, and shared dispositive power with respect to 107,387 shares.

(5)

Based solely upon a Schedule 13G filed on February 13, 2019 by Bank of America Corporation (“BoA”). According to the Schedule 13G, BoA is the beneficial owner of 2,683,846 shares, and has shared voting power with respect to 2,681,859 shares and shared dispositive power with respect to 2,683,846 shares.

(7)

Includes presently vested equity (restricted stock units) for each listed Director, as follows: Ms. Capps – 3,230 shares; Dr. DeFord – 3,230; Mr. Friel – 3,230 shares; Mr. Huennekens – 1,360 shares; Ms. Norwalk – 3,230 shares; Mr. O’Halleran – 3,230 shares; Mr. Rosenberg – 3,230 shares; and Mr. Wolterman – 3,230 shares.

(8)

Includes vested restricted stock units for which delivery has been deferred by the listed Director and Named Executive Officer, as follows: Ms. Capps – 11,454 shares; Dr. DeFord – 563 shares; Mr. Friel – 10,915 shares; Dr. Leddy – 25,892; Mr. Lucier – 13,453 shares; Ms. Norwalk – 17,138 shares; Mr. Rosenberg – 4,952 shares; and Mr. Wolterman – 11,826 shares.

(9)	Includes presently vested equity (stock options) for the listed Named Executive Officers, as follows: Mr. Link – 12,760 shares.
(10)

Includes presently vested equity for all Directors and executive officers as a group with respect to an aggregate of 41,795 shares of common stock. Includes vested restricted stock units for which delivery has been deferred by all Directors and executive officers as a group with respect to an aggregate of 96,193 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) and SEC rules, the Company’s Directors, executive officers and beneficial owners of more than 10% of any class of equity security are required to file periodic reports of their ownership, and changes in that ownership, with the SEC. Based solely on the Company’s review of copies of reports provided to the Company pursuant to Rule 16a-3(e) of the Exchange Act and representations to the Company by such reporting persons, the Company believes that during the fiscal year ended December 31, 2018, all such SEC filing requirements were satisfied, except for Form 4 filings that should have been made on behalf of certain of our executive officers relating to the February 7, 2018 certification by our Compensation Committee of the non-GAAP EPS performance hurdle for restricted stock unit awards granted to our executive officers in 2017. These Form 4 filings were not timely filed due to an administrative error, and Form 5 filings disclosing such certification were made on February 7, 2019 on behalf of each of Gregory T. Lucier, Rajesh J. Asarpota, Matthew W. Link, Peter M. Leddy, Joan B. Stafslien, and Carol A. Cox.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related-Person Transactions Policy

It is our policy that the Audit Committee approve or ratify transactions involving Directors, executive officers or principal stockholders or members of their immediate families or entities controlled by any of them or in which they have a substantial ownership interest. Such transactions include employment of immediate family members of any Director or executive officer. Management advises the Audit Committee on a regular basis of any such transaction that is proposed to be entered into or continued and seeks approval. This policy is set forth in the Company’s Audit Committee charter.

Certain Related-Person Transactions

In December 2018, the Company entered into a consulting agreement (the “ARC Consulting Agreement”) with American Robot Corporation (“ARC”). Peyton Collins, the brother-in-law of Gregory T. Lucier, the Company’s Chairman of the Board and former Chief Executive Officer, is the president and owner of ARC. Pursuant to the terms of the ARC Consulting Agreement, the Company shall pay up to an aggregate of $1.25 million for engineering services, payable in installments and subject to the achievement of certain milestones. Additionally, the Company paid $119,500 to ARC during the fiscal year ending December 31, 2018 in connection with certain consulting services provided by ARC to the Company prior to the execution of the ARC Consulting Agreement.

During 2018, the Company entered into consulting and separation agreements with the following executive officers: Gregory T. Lucier, Chief Executive Officer (through November 4, 2018); Peter M. Leddy, Ph.D., Executive Vice President, People and Culture (through December 31, 2018); Stephen Rozow III, Executive Vice President, Global Process Transformation (through December 31, 2018); and Joan B. Stafslien, Executive Vice President, General Counsel (through June 28, 2018). Information regarding the terms of these consulting and separation agreements can be found under the caption “Proposal 3—Advisory Vote on Compensation of Named Executive Officers Compensation and Discussion and Analysis—Consulting Agreements and Separation Agreements.”

In February 2016, the Company entered into a transition agreement with a distributor, Coalition Spine, Inc. (“Coalition”), and its principal and owner, Paul McClintock, pursuant to which the Company acquired certain rights to the Coalition sales territory and transitioned the business to the Company. In connection with the transition, Mr. McClintock became an employee of NuVasive and has held positions of increasing responsibility in the Company’s sales organization since April 2016. Mr. McClintock currently serves as the Company’s President, U.S. Commercial, and he became an executive officer of the Company in January 2019. In accordance with the terms of the transition agreement, a final payment to Coalition was made by the Company in January 2019 in the amount of $2.2 million. No payments were made to Coalition in 2018, and no further payments are due to Coalition.

PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

OUR BOARD RECOMMENDS YOU VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP

The Audit Committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm (the “independent auditor”) to audit our financial statements for the fiscal year ending December 31, 2019. At the Annual Meeting, we are asking our stockholders to ratify the appointment of Ernst & Young LLP as our independent auditor because we value our stockholders’ views on the Company’s independent auditor, even though the ratification is not required by our Bylaws or otherwise. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP as our independent auditor or whether to consider the selection of a different firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditor at any time during the fiscal year ending December 31, 2019. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make statements if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

Vote Required and Board Recommendation

Ratification of the appointment of Ernst & Young LLP as our independent auditor requires the affirmative “FOR” vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. A vote to “ABSTAIN” will have the same effect as a vote “AGAINST” the resolution.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE

APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019.

Principal Accountant Fees and Services

The following table presents the fees for professional audit services rendered by Ernst & Young LLP and fees billed for other services rendered by Ernst & Young LLP for fiscal years 2018 and 2017. All fees paid to Ernst & Young LLP for the periods presented were pre-approved by the Audit Committee.

	Fiscal Year 2018	Fiscal Year 2017
Audit Fees (1)	$2,291,446	$1,702,598
Audit-Related Fees (2)	$—	$—
Tax Fees (3)	$15,000	$30,126
All Other Fees (4)	$7,200	$2,000
Total	$2,313,646	$1,734,724

(1)

Audit fees represent fees and out-of-pocket expenses whether or not yet invoiced for professional services provided in connection with the audit of the Company’s financial statements, review of the Company’s quarterly financial statements, and audit services provided in connection with other regulatory filings.

(2)

Audit Related Fees consist of fees billed in the indicated year for assurance and related services that are reasonably related to the performance of the audit or review of the financial statements but not listed as “Audit Fees”, including due diligence services related to potential acquisitions.

(3)	Tax Fees consist of fees incurred related to tax compliance services and consultation services on various domestic and international tax matters.

(4)	Includes amounts billed for annual subscriptions to Ernst & Young’s online resource library and online document repository.

Audit Committee Report

Under the guidance of a written charter adopted by the Board, the purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The responsibilities of the Audit Committee include appointing and approving the services and related fees of the independent registered public accounting firm. The Audit Committee currently consists of three members, each of whom meets the independence and qualification standards for audit committee membership set forth in the listing standards provided by NASDAQ.

Management has primary responsibility for the system of internal controls and the financial reporting process. The independent registered public accounting firm has the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). The independent registered public accounting firm is also responsible for auditing the Company’s internal control over financial reporting. The Audit Committee appointed Ernst & Young LLP to audit the Company’s financial statements and the effectiveness of the related systems of internal control over financial reporting for the fiscal year ended December 31, 2018.

The Audit Committee is kept apprised of the progress of the documentation, testing and evaluation of the Company’s system of internal controls over financial reporting, and provides oversight and advice to management. In connection with this oversight, the Audit Committee receives periodic updates provided by management and Ernst & Young LLP at each regularly scheduled Audit Committee meeting. The Audit Committee also holds regular private sessions with Ernst & Young LLP to discuss their audit plan for the year, the financial statements and risks of fraud. At the conclusion of the process, management provides the Audit Committee with, and the Audit Committee reviews, a report on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee also reviewed the report of management contained in the Company’s 2018 Annual Report filed with the SEC, as well as the Report of Independent Registered Public Accounting Firm included in the Company’s 2018 Annual Report.

The Audit Committee pre-approves all services to be provided by the Company’s independent registered public accounting firm. Pre-approval is required for audit services, audit-related services, tax services and other services. In some cases, the full Audit Committee provides pre-approval for up to one year, related to a particular defined task or scope of work and subject to a specific budget. In other cases, a designated member of the Audit Committee may have delegated authority from the Audit Committee to pre-approve additional services, and such pre-approval is later reported to the full Audit Committee. See “Principal Accountant Fees and Services” for more information regarding fees paid to Ernst & Young LLP for services in fiscal years 2018 and 2017.

In this context and in connection with the audited financial statements contained in the Company’s 2018 Annual Report on Form 10-K, the Audit Committee:

•	reviewed and discussed the audited financial statements as of and for the fiscal year ended December 31, 2018 with the Company’s management and Ernst & Young LLP;

•	discussed with Ernst & Young LLP the matters required to be discussed under Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the PCAOB;

•

received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, discussed with the independent accountant its independence, and concluded that the non-audit services performed by Ernst & Young LLP are compatible with maintaining its independence; and

•	based on the foregoing reviews and discussions, recommended to the Board that the audited financial statements be included in the Company’s 2018 Annual Report filed with the SEC.

The Audit Committee met five times in 2018.

This report for 2018 is provided by the undersigned members of the Audit Committee of the Board.

Vickie L. Capps (Chairperson)

Leslie V. Norwalk

Michael D. O’Halleran

The preceding “Audit Committee Report” shall not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates it by reference into such filing.

PROPOSAL 3 — ADVISORY VOTE ON COMPENSATION

OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

OUR BOARD RECOMMENDS YOU VOTE “FOR” OUR ANNUAL “SAY-ON-PAY” PROPOSAL

At the Annual Meeting, our stockholders will be asked to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers (“NEOs”) as part of our annual “say-on-pay” proposal. As discussed in the Compensation Discussion and Analysis section of this Proxy Statement, our compensation principles and underlying programs are designed to attract, motivate and retain key executive talent who will drive the creation of sustainable long-term value for stockholders.

•

Our executive compensation programs are designed so that a significant portion of pay is variable or “at risk” and to link the realized value of compensation with Company performance and the returns delivered to stockholders.

•

We require executives to maintain a significant level of equity ownership in NuVasive and provide a meaningful portion of our executives’ total compensation in the form of equity-based, long-term incentives, further driving the link between stockholder value and executive compensation.

•

We regularly monitor our executive compensation programs to ensure best practices against corporate governance standards as well as competitiveness against pay programs at companies in our industry of similar size and complexity.

As further discussed in the Compensation Discussion and Analysis section, the Compensation Committee and the Board highly value the opinions of our stockholders and, in a continuing effort to better understand their views regarding executive compensation practices, the Company continued its stockholder outreach in 2018 and 2019. These outreach efforts continue to enable the Company to strengthen its executive compensation program.

The vote on our “say-on-pay” proposal is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our NEOs, as described in this Proxy Statement in accordance with the disclosure rules of the Securities and Exchange Commission. Because your vote is advisory, it will not be binding on the Board and will not overrule any decision by the Board or require the Board to take any action. In addition, your vote will not create or imply any additional fiduciary duty on the part of the Board and will not restrict or limit the ability of our stockholders to make proposals for inclusion in proxy materials related to executive compensation. However, the Compensation Committee values the opinion of our stockholders and will take into account the outcome of the vote when considering future executive compensation decisions.

Vote Required and Board Recommendation

Approval of the non-binding advisory vote on the compensation of the Company’s NEOs requires the affirmative “FOR” vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. A vote to “ABSTAIN” will have the same effect as a vote “AGAINST” the resolution. Because broker non-votes are not counted as votes “FOR” or “AGAINST” this resolution, they will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL (ON A NON-BINDING

ADVISORY BASIS) OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE

OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis details NuVasive’s executive compensation philosophy and programs, the decisions made by the Compensation Committee (for purposes of this Compensation Discussion and Analysis, the “Committee”) under those programs, and the factors considered in making those decisions for the Company’s Named Executive Officers (the “NEOs”) in 2018.

Executive Summary

In 2018 NuVasive delivered global revenue of $1,101.7 million (an increase of 7.3% compared to 2017) and non-GAAP operating margin of 15.1% (a decrease of 130 basis points compared to 2017). While these results were below the goals we set at the beginning of the year, they were driven by our decision to invest in new products, new infrastructure, and new collaborations that we believe will position the Company for revenue growth and improved profitability in 2019 and beyond. In addition, we executed on our Chief Executive Officer (“CEO”) succession plans as outlined below.

•

After a comprehensive leadership development and succession planning process, the Board named Mr. J. Christopher Barry as Chief Executive Officer effective November 5, 2018. As an innovative global executive in the healthcare and medical device industry with a proven track record of successfully leading, growing and transforming businesses, Mr. Barry is the right leader to take NuVasive into the next phase of growth.

•	Mr. Barry’s 2019 target direct compensation of $5,800,000 is 7.8% less than the 2018 target direct compensation of the Company’s prior CEO ($6,287,500).

•	Our 2018 NEO pay was aligned with performance:

¡	Annual cash incentive awards were earned at an average of 42% of target, primarily due to failure to achieve the challenging goals established for revenue and non-GAAP operating margin.

¡	100% of the performance cash awards granted to NEOs in March 2016 will pay out at zero and be forfeited, due to failure to achieve the challenging goal for non-GAAP operating margin.

¡

100% of the performance restricted stock units granted to NEOs in March 2016 will pay out at 66% of target, based on the Company’s total stockholder return (“TSR”) for the period March 1, 2016 – December 31, 2018 relative to the S&P 500 Index.

2018 Financial Performance Highlights

2018 Revenue: $1,101.7 million	2018 Non-GAAP Operating Margin: 15.1%	2018 Total Stockholder Return: -15%

2018 Business Highlights. NuVasive’s 2018 business results were driven by new product introductions and strong performances in key global geographies, offset by headwinds from the in-sourcing initiatives at our manufacturing facility in West Carrollton, Ohio, and increased investment in innovation and infrastructure.

•

Delivering Financial Results: We generated global revenue of $1,101.7 million in fiscal 2018, with growth that outpaced the overall spine market at 7.3% compared to 2017 as reported (7.1% constant currency). Our International business (which excludes Puerto Rico) delivered revenue of $205.6 million in fiscal 2018, representing 14.2% growth compared to 2017 (constant currency). We delivered non-GAAP operating margin of 15.1% in 2018, which saw headwinds from the ramp-up at our new West Carrollton, Ohio manufacturing facility and increased investment in innovation and infrastructure. A reconciliation of certain non-GAAP financial measures is provided in the Appendix.

•	Launching Innovative Solutions: We launched over 20 innovative spine solutions in 2018, including (i) additions to our portfolio of expandable interbody implants with XLX and TLX 20°, (ii)

buildout of our Modulus® XLIF portfolio, (iii) the launch of Reline® MAS® Midline, and (iv) advancement of our Biologics portfolio with the launch of AttraX® Scaffold, as well as Biologics line extensions with Propel™ DBM, Amniotic Membrane and Traditional Bone Allograft Chips. Additionally, we unveiled our innovative Pulse™ surgical automation platform at the North American Spine Society (NASS) annual meeting in September 2018.

•

Executing on Strategic Collaborations: We established two key collaborations during 2018, including our Spine Precision Partnership™ with Siemens Healthineers, and a strategic collaboration with Biedermann Technologies. The Spine Precision Partnership™ facilitates the integration of NuVasive’s Pulse™ surgical automation platform with Siemens Healthineers’ Cios Spin cutting-edge mobile 3D imaging for intra-operative quality assurance. The collaboration with Biedermann Technologies, a world-class engineering design firm, allows NuVasive to integrate Biedermann’s proprietary screw innovations into our iGA® platform, helping to advance the development of our next-generation Reline® complex spine system.

•

Investing in Infrastructure: During 2018, we launched a boundary model set fulfillment pilot program in Chicago, Illinois that has decreased courier costs and increased asset utilization in the field. Additionally, our manufacturing facility in West Carrollton, Ohio improved throughput and absorption rates with 70% of our SKUs insourced by the end of 2018, in line with our target. Our in-sourced manufacturing efforts are expected to help expedite product launches and support increased customer responsiveness and unit cost savings.

For more information about our financial and business performance in 2018, please see “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K for the year ended December 31, 2018.

2018 Executive Compensation Highlights. NuVasive’s executive compensation program emphasizes pay-for-performance and places a significant portion of target total annual direct compensation in the form of variable incentives designed to motivate our NEOs to achieve overall Company goals, specific business goals and individual performance goals.

NEOs for 2018 include our CEO, Chief Financial Officer and the three other most highly compensated executive officers serving as executive officers on December 31, 2018. Also, in accordance with SEC rules, Gregory T. Lucier is included based on his role as CEO through November 4, 2018 and Harry Skip Kiil and Joan B. Stafslien are included based on their roles as executive officers during 2018 and their 2018 compensation.

Named Executive Officer(1)	Title
J. Christopher Barry	Chief Executive Officer (since November 5, 2018)
Gregory T. Lucier	Chief Executive Officer (through November 4, 2018)
Rajesh J. Asarpota	Executive Vice President and Chief Financial Officer
Matthew W. Link	President
Peter M. Leddy, Ph.D.	Executive Vice President, People and Culture (through December 31, 2018)
Stephen Rozow III	Executive Vice President, Global Process Transformation (through December 31, 2018)
Harry Skip Kiil	Executive Vice President, Global Commercial (through October 31, 2018)
Joan B. Stafslien	Executive Vice President, General Counsel (through June 28, 2018)

(1)

As discussed above, Mr. Barry joined NuVasive as CEO on November 5, 2018 to succeed Mr. Lucier. Mr. Lucier continues to serve as Chairman of the Board. In connection with updates to the Company’s organization structure and leadership team by Mr. Barry, each of Dr. Leddy and Mr. Rozow left the Company as of December 31, 2018, and Mr. Link, who previously served as President, Strategy, Technology and Corporate Development, assumed the role of NuVasive’s President in January 2019. The titles of Ms. Stafslien and Mr. Kiil, who left the Company as of June 28, 2018 and October 31, 2018, respectively, reflect positions held on such dates.

2018 CEO Transition and Related Compensation Decisions. During 2018, the Board undertook a comprehensive leadership development and succession planning process to identify the right leader to take NuVasive into the next phase of growth. After a robust and competitive process, the Board named Mr. Barry to succeed Mr. Lucier as the Company’s CEO, effective November 5, 2018. Effective December 1, 2018, Mr. Lucier’s employment terminated, and he entered into a consulting agreement with the Company to assist with the transition of his CEO responsibilities to Mr. Barry. Mr. Lucier remains Chairman of the Board of Directors.

Following is a summary of the compensation decisions the Committee made in connection with the 2018 CEO transition. Further details are provided later in this CD&A.

J. Christopher Barry – In determining the new hire compensation package for Mr. Barry, the Committee recognized the importance of attracting an innovative global executive in the healthcare and medical device industry with a proven track record of successfully leading, growing and transforming businesses. The Committee also recognized that, to induce a proven leader to leave his or her current employer, new hire compensation packages often involve one-time awards to replace similar awards forfeited at the former employer. Further, the Committee received advice from its independent compensation consultant to design a competitive, market-based compensation package appropriate for a senior executive with Mr. Barry’s skills and experience. The resulting compensation package reflects a 2019 Target Direct Compensation opportunity approximating the 50th percentile of the Company’s peer group, including $4,000,000 of long-term incentive (“LTI”) awards to be granted in March 2019. Additionally, Mr. Barry received one-time cash and LTI awards intended to replace approximately 80% of the value of short- and long-term awards that Mr. Barry forfeited upon leaving his former employer. Mr. Barry’s new hire LTI awards were comprised of $2,000,000 of time-based restricted stock units (“RSUs”) and $2,500,000 of performance restricted stock units (“PRSUs”) subject to performance conditions based on annualized non-GAAP Earnings Per Share (“EPS”) improvement over the 3-year performance period.

Compensation Element	Amount	Rationale
Annualized Base Salary	$800,000	~50th percentile market positioning
2019 Bonus Target (% of Base Salary)	125%
2019 LTI Grant Value Target	$4,000,000
2019 Target Direct Compensation	$5,800,000

One-Time Cash Award	$500,000	Replaces ~80% of the value of short- and long-term incentive awards that Mr. Barry forfeited upon leaving his former employer
One-Time New Hire LTI Award - $2,500,000 PRSUs based on annualized non-GAAP EPS improvement with 3-year cliff vesting - $2,000,000 time-based RSUs that vest ratably on the first and second anniversaries of the grant date	$4,500,000

Gregory T. Lucier – In connection with the appointment of Mr. Barry as CEO, the Board approved the continued service of Mr. Lucier as an employee of the Company in a strategic advisory role during the period November 5, 2018 through December 1, 2018, after which he began serving as a consultant. Mr. Lucier received base salary and benefits through December 1, 2018, and a pro-rated bonus for 2018 of $553,438 (46% of target) based on actual performance from January 1, 2018 – September 30, 2018 (which reflect the complete fiscal quarters in 2018 in which Mr. Lucier was CEO). Effective December 1, 2018, Mr. Lucier was no longer eligible for severance or benefits as otherwise afforded to employees. The Committee designed a consulting package to compensate Mr. Lucier for assisting with the transition of his CEO responsibilities to Mr. Barry based on advice received from its independent compensation consultant. The consulting agreement contemplates that Mr. Lucier will provide consulting services through May 31, 2020, and it provides that Mr. Lucier will receive compensation of $600,000 for 2019 and $125,000 for 2020. As a non-employee Director, Mr. Lucier became eligible for the Company’s standard non-employee Director compensation plan. The Committee did not create a separate retainer for performance of his duties as Chairman of the Board.

Compensation Element	Amount
Employee (through Dec. 1, 2018)	Continued base salary/benefits through December 1, 2018 Pro-rated bonus for 2018 of $553,438 (46% of target) based on actual performance from January 1, 2018 – September 30, 2018
Consultant (Dec. 1, 2018 – May 31, 2020)	2019 consulting fee of $600,000 2020 consulting fee of $125,000
Board Member / Chairman (through 2020 Annual Meeting)	Standard non-employee Director compensation No incremental retainer for service as Chairman

Pay for Performance Alignment. The compensation awarded to our NEOs for 2018 reflected the financial and operational results mentioned above and the Committee’s pay-for-performance compensation philosophy.

Compensation Component	Link to Business Strategy	2018 Compensation Actions
Base Salary (Page 33)	• Competitive base salaries help attract, motivate and retain executive talent. • Increases are not automatic or guaranteed, which promote a performance culture.	Merit based increases ranging from 0% – 5.3% were approved for 2018.
Annual Incentives (Page 33)

• Annual bonus pool funded based on overall Company performance.

• Metrics and targets are evaluated each year to ensure alignment with business strategy.

• Differentiating award values based on individual performance assists in motivation of key talent.

Annual cash incentive awards were earned below target (at an average of 42% of target), primarily due to performance below expectations relative to the metrics established for non-GAAP operating margin.

Long-Term Incentives (Page 34)

• Award mix and performance metrics are reviewed annually for strategy alignment.

¡   Consistent with our strategy to drive long-term stockholder value, our 2018 LTI program focuses on revenue and non-GAAP operating margin.

¡   Consistent with our strategy to manage burn rate and dilution, our 2018 LTI program was delivered to executives in a mix of RSUs, PRSUs and performance cash awards.

• Differentiating award values based on individual performance/potential, as well as overlapping vesting periods, assists in motivation and retention of key talent.

2016 Annual LTI Award Vesting:

• 100% of the PRSUs granted in March 2016 will cliff-vest in 2019 at 66% of target due to TSR performance relative to the S&P 500 Index.

• 100% of the performance cash awards granted in 2016 will be forfeited due to failure to achieve the 2018 non-GAAP operating margin goal.

The charts below illustrate the mix of target total annual direct compensation for Mr. Lucier (our CEO through November 4, 2018) and other NEOs (excluding Mr. Barry, our CEO effective November 5, 2018) for 2018. As illustrated below, 86% of the CEO’s target total annual direct compensation and 77% of other NEOs’ target total annual direct compensation is variable with performance, including stock price performance.

2018 Target Total Annual Direct Compensation Chief Executive Officer (G. Lucier) Other Named Executive Officers Base Salary Bonus (at target) LTI (at target)

For more information about the 2018 compensation decisions and the factors considered in making these decisions, please see pages 36-41.

Say on Pay Results and Stockholder Engagement. The Committee and the Board carefully consider stockholder feedback regarding executive compensation. Our senior management team,

including our CEO, regularly interact with stockholders throughout the year on several matters, including executive compensation. Through these and other outreach efforts, we can:

•	Better understand our stockholders’ concerns and interests on executive compensation and governance related issues;

•	Discuss the evolution of our compensation program; and

•	Gather stockholder feedback and convey the stockholder opinions and commentary directly to the Committee and the rest of the Board.

At the 2018 Annual Meeting of Stockholders, the advisory vote on the 2017 compensation of our NEOs (the “say-on-pay” vote) received 89.8% approval from our stockholders. Based on our stockholder outreach efforts, we believe this significant support reflects that stockholders are pleased with the core design features of the Company’s executive compensation program. Leading up to the Annual Meeting, we communicated with stockholders representing approximately 90% of the shares outstanding and held follow-up conversations with all that expressed interest.

Aligned with the feedback received from stockholders, the Committee retained the core design features in 2018 and implemented additional enhancements that built upon the Company’s executive compensation and governance framework, including:

✓

We selected annual non-GAAP operating margin expansion and annual revenue growth as the performance metrics for the 2018 LTI awards because they are aligned with the Company’s operating plan and the financial objectives communicated with stockholders, which focus on above-market revenue growth while driving improved profitability. We also believe that they are important drivers of long-term stockholder value creation.

✓

We removed TSR as a performance metric in the 2018 LTI award design to enhance our focus on operational metrics directly under management’s control and in recognition that the majority of our LTI awards are stock denominated such that TSR will inherently have a significant impact on the value of the final payouts.

These actions demonstrate the Committee’s commitment to listening to stockholders’ views and taking stockholder feedback into account when reviewing the executive compensation program. In addition, our stockholders expressed satisfaction with the following components of our compensation program:

✓	Focus on revenue growth and operating margin expansion as well as the robust target goal setting

✓	Use of at least 50% performance-based long-term incentives

✓	Responsible share usage and dilution

Finally, our stockholders were complimentary of the linkage between the compensation program, financial and stock price performance, and the Company’s long-term business strategy.

Executive Compensation Philosophy and Objectives

Compensation Philosophy. The Company’s executive compensation program is designed to promote long-term stockholder value creation and support its long-term strategy by:

•	Profitably growing the business and prudently managing risk, while retaining key talent;

•	Linking a significant portion of our NEOs’ target compensation to performance-based results; and

•	Appropriately aligning compensation with both short- and long-term Company performance goals.

The deep leadership expertise of each NEO makes our NEOs highly valuable to many of our competitors, making their retention a key priority. Because many of our competitors in the spine industry are divisions of much larger companies, there is a highly competitive market for executive talent. In addition, our NEO compensation must motivate strong performance and drive stockholder returns. For these reasons, the Committee believes NEO compensation should be set at competitive levels to retain a valuable team and attract talent, while placing a strong emphasis on successful attainment of Company performance goals.

Strong Executive Compensation Governance Practices. The Committee regularly reviews best practices in governance and executive compensation. The following summarizes executive compensation practices that the Committee believes (i) drive Company performance and (ii) serve our stockholders’ long-term interests:

•	Review feedback from stockholder outreach (pages 31-32)

•	Review Pay-for-Performance analysis (pages 34-35)

•	Utilize an independent compensation consulting firm to facilitate pay assessments and review best practices (page 35)

•	Utilize an independent consulting firm to facilitate CEO performance evaluation (page 35)

•	Review competitive compensation market data (page 36)

•	Review tally sheets when making executive compensation decisions (pages 36-37)

•	Provide limited perquisites with sound business rationale (pages 41-42)

•	Administer stock ownership guidelines to align interests with our stockholders (page 42)

•	Provide for clawback of incentive compensation in the event of a material restatement of financials (page 42)

•	Require executive officers and Directors to obtain approval prior to executing transactions in Company securities (pages 42-43)

•	Prohibit pledging of Company stock, hedging transactions and short sales by executive officers and Directors (page 42)

•	Provide reasonable post-employment / “double trigger” change in control arrangements (page 47)

Primary Elements of the Company’s Executive Compensation Program

The target total compensation opportunity for NEOs is comprised of both fixed (base salary) and variable (annual and long-term incentives) compensation. In addition, each NEO is eligible for benefits that are generally offered to Company employees (our “Shareowners”).

Base Salary. Base salary for NEOs recognizes the experience, skills, knowledge and responsibilities required of each executive. Each year, base salary is evaluated against the peer group, general competitive practices, and an internal assessment of the NEO performance, both individually and relative to other officers. For newly hired executive officers, the Committee considers industry and other competitive hiring factors. The Committee typically reviews base salary once a year and may adjust each NEO’s salary to reflect changes of responsibility, performance and competitive conditions. The Committee does not apply specific formulae to determine changes. If adjustments are made, they are typically made effective with the first pay period in March of each year.

Annual Performance Bonus Plan. NEOs participate in an annual cash bonus plan intended to provide a financial incentive based on the achievement of specifically defined annual performance measures, including both Company-specific measures and individual performance measures. The Committee establishes an individual target bonus opportunity for each NEO expressed as a percentage of base salary. Target bonus percentages are established at the beginning of the fiscal year (or upon hiring for new hires) based on a review of:

•	Competitive market data for both target bonus opportunity and target total cash opportunity;

•	The role of each executive, including ability to impact the Company’s overall performance; and

•	The Committee’s assessment of internal pay equity among executives.

The Committee may adjust each NEO’s target bonus opportunity during the year to reflect promotions or changes in level of responsibility, performance-based factors, and competitive conditions. The Committee evaluates the performance measures and targets under the plan each year to ensure they align with the Company’s short-term strategy and its long-term objective of creating sustainable stockholder value.

Annual Long-Term Incentive Awards (LTI). LTI awards to our NEOs include grants of restricted stock units (RSUs), performance restricted stock units (PRSUs) and performance cash awards. RSUs and PRSUs enable our NEOs to feel invested in our business and to participate in the long-term success of our Company as reflected in stock price appreciation. Furthermore, LTI awards promote retention through vesting tied to an individual’s continued employment.

In determining each NEO’s grant of LTI awards, the Committee considers:

•	Company performance;

•	Individual past performance and future potential; and

•	Competitive pay practices.

In addition, the Committee evaluates the amount and value of unvested LTI awards held by NEOs to assess the retention value associated with previously granted LTI awards. It is the Committee’s aim to provide significant levels of LTI compensation to NEOs as the Committee feels it is important to the Company’s long-term growth prospects to incentivize, motivate and retain the Company’s executive management team.

Relationship Between Pay and Performance. The Committee monitors its pay-for-performance commitment by annually testing the alignment between pay and performance. In November 2018, the Committee reviewed the relationship between CEO “realizable pay” (defined below) and Company performance over Fiscal 2017 (1-Year CEO Realizable Pay) and Fiscal 2015 through Fiscal 2017 (3-Year CEO Realizable Pay), which was the period that both compensation and performance data was readily available for our peer group. The analysis compared our CEO’s realizable pay with corporate performance versus those of peer group companies during the respective period.

For this analysis, realizable pay is defined as:

•	Aggregate salary plus

•	Aggregate bonuses paid plus

•

“Realizable gains” of LTI awards granted in the relevant periods. Such “realizable gains” include in-the-money gains on stock options, the value of full-value shares and/or units (which includes the value of earned performance shares for performance periods that both began and ended in the relevant periods), and the target value of any performance shares and/or units with yet-to-be concluded performance periods.

The Company believes that realizable pay is a more relevant measure for analyzing pay-for-performance than grant date fair value or target compensation. Realizable pay focuses on the actual value of earned pay rather than pay opportunity by analyzing stock prices as of the most recent fiscal year end and actual payouts from short- and long-term incentives to provide an estimate of the actual compensation that executives realized during the period.

Performance of each respective company reflects growth in sales, EPS, and earnings before interest, taxes, depreciation and amortization (“EBITDA”), and total stockholder return over each performance period, with each metric being weighted equally and then ranked to form an overall performance percentile ranking of the companies. Certain peers were excluded if their complete data was not available.

As illustrated in the charts below, NuVasive’s pay-for-performance is in the target zone, with the area between the gray lines representing the alignment between pay and performance.

For Fiscal 2017 (1-Year CEO Realizable Pay), realizable pay for our CEO ranked in the 40th percentile of the peer group used for 2018 compensation benchmarking, and our overall performance ranked in the 20th percentile. For Fiscal 2015 through Fiscal 2017 (3-Year CEO Realizable Pay), realizable pay for our CEO ranked in the 47th percentile of the peer group used for 2018 compensation benchmarking, and our overall performance ranked in the 33rd percentile. Based on this analysis, the Committee is satisfied with the alignment of realizable pay for our CEO with the performance of the Company during the period reviewed. The Committee expects to continue to periodically review the alignment of pay and performance.

Process for Determining Named Executive Officer Compensation

Except for compensation actions for the CEO, which require full Board approval, the Committee is ultimately responsible for decisions relating to compensation for our NEOs. In making its decisions, the Committee considers recommendations from, and discusses decisions with, its independent compensation consultant and the management team.

Role of the Committee. The Committee has the ultimate responsibility and decision-making authority over all aspects of the executive compensation programs for our NEOs, other than the CEO as described above. The Committee seeks advice from its independent compensation consultant to assist in the assessment of executive pay elements in order to ensure that they are reasonable, aligned with stockholder interests and competitive and meet our key priorities. Additionally, the Committee considers stockholder feedback and recommendations of the CEO referenced below. For a more detailed description of the Committee’s duties and responsibilities, please refer to the Committee’s Charter, which can be found on the Company’s website under the Governance section of the Company’s Investor Relations section on www.nuvasive.com.

Role of Management. The Committee has full access to the management team for assessing and acting on executive compensation matters. The CEO works closely with the management team to develop management’s recommendations on the alignment of compensation with business strategy. The CEO does not make recommendations or participate in Committee deliberations on matters regarding his or her own compensation. While the Committee considers input from the CEO and management in making compensation decisions, its decisions may or may not reflect management’s recommendations.

Role of Consultants. The Committee retained an independent compensation consultant, Frederic W. Cook & Co., Inc. (“FW Cook”), to advise the Committee on executive and non-employee Director compensation practices during 2018. The independent compensation consultant reports directly to the Committee and provides advice on program design, performs data and information analyses, and keeps the Committee apprised of changing trends and regulatory requirements in the executive pay arena. Representatives from FW Cook attended all Committee meetings during 2018. Additionally, the Committee engaged FW Cook to facilitate the CEO’s performance assessment for 2017. The Committee believes utilizing an independent consulting firm to facilitate the process is consistent with best practices and will yield an objective, robust CEO evaluation. In 2018, the Committee concluded that the engagement of FW Cook raised no conflict of interest under applicable SEC and NASDAQ rules that would prevent FW Cook from independently providing services to the Committee.

Competitive Market Data. The Committee considers each element of compensation separately and the total compensation package as a whole to determine whether compensation is consistent with the Committee’s compensation policies, is aligned with Company performance, and is competitive. The Committee considers peer group data, as well as published survey data. While the Committee considers this data in setting executive compensation, the Committee does not solely rely upon benchmarking in relation to a specific peer group. The Committee considers multiple factors in making individual pay decisions, allowing the Committee flexibility in determining the overall compensation (as opposed to being locked into a particular data set and/or percentile target).

Peer Group. The Committee performs an annual assessment of the peer group for compensation benchmarking. In July 2017, the Committee reviewed our 2017 peer group to determine whether the companies included were appropriate for 2018. Criteria included size (based on revenue and market capitalization), industry, peer groups as listed by proxy advisors and available compensation data. No changes were made for 2018, resulting in a peer group of 15 companies, as set forth below (our “2018 Peer Group”):

2018 Peer Group

• Align Technology, Inc.	• Illumina, Inc.	• ResMed, Inc.

• CONMED Corporation	• Integer Holdings Corp	• STERIS Plc

• Globus Medical, Inc.	• Integra LifeSciences Holdings Corp	• Stryker Corporation

• Haemonetics Corporation	• Intuitive Surgical, Inc.	• Wright Medical Group, NV

• IDEXX Laboratories, Inc.	• Masimo Corporation	• Zimmer Biomet Holdings, Inc.

The 2018 Peer Group reflects primarily medical device companies with comparable revenue and market capitalization. When the Committee determined the 2018 Peer Group in July 2017, all but four companies (Illumina, Intuitive Surgical, Stryker and Zimmer Biomet) met the peer group size constraints that a well-known proxy advisory firm has established, with revenues between 0.4 to 2.5 times that of NuVasive and market capitalization between 0.25 and 4.0 times that of NuVasive. While Illumina (a local, San Diego headquartered biotechnology company), Intuitive Surgical (a manufacturer of minimally invasive surgical robotics), Stryker (a medical technology company) and Zimmer Biomet (an orthopedic products company) each have revenues and/or market capitalizations more than these size constraints, we compete with these companies for talent. Additionally, we compete directly with the spine divisions of Stryker and Zimmer Biomet, and we often find ourselves in competition with these companies for the recruitment and retention of top talent. As part of the annual peer group review process, the Committee reviewed the peer group again in July 2018 to establish the peer group for 2019 compensation benchmarking, and no changes were made for 2019.

Additional Published Survey Sources. As noted above, the Committee does not rely upon a stated benchmarking percentile in relation to this specific peer group alone, but rather relies upon varied sources of data and other factors in making individual pay decisions. To supplement market data gathered from publicly disclosed filings of our specific peer group, the Committee also considers market information from the Radford Global Technology published compensation survey, which is reflective of the market in which we compete for talent. The identity of the companies comprising the survey data is not disclosed to, or considered by, the Committee in its decision-making process and the Committee does not consider the identity of the companies comprising the survey data to be material for this purpose.

Determining Executive Compensation for 2018

For 2018, the Committee (and the Board, in the case of the CEO) considered market pay-related data and other factors such as Company performance, individual goals and objectives, realizable pay data, and a multi-year look-back of total compensation through tally sheets, including annual cash compensation, LTI awards granted and earned, and benefits and perquisites.

Executive goals and objectives reflected the Company’s operating plan, but also included non-financial metrics and goals the Board believed were critical to the Company’s ongoing success. Mr. Lucier reviewed his actual performance with the Board periodically during the year, and at the end of 2017, he participated in a formal performance review process facilitated by the Committee’s independent compensation consultant, FW Cook. FW Cook gathered feedback from Board members and CEO direct reports and compiled a report based on that feedback. The final report was reviewed by the Board and discussed with Mr. Lucier in February 2018. The Committee utilized this report, the CEO’s self-assessment of his performance, actual financial performance results, as well as peer group and survey data in setting the CEO’s 2018 base salary, target annual bonus and annual LTI award. For our remaining NEOs, our CEO prepared and presented to the Committee performance assessments and compensation recommendations, which the Committee considered in determining NEO compensation for 2018.

2018 Base Salary. The table below sets forth base salary rates for the NEOs as of December 31, 2017 and 2018, and the percentage change:

Name	2017 Base Salary Rate (1)	2018 Base Salary Rate (2)	% Change from 2017
J. Christopher Barry (3)	—	$800,000	n/a
Gregory T. Lucier	$850,000	$875,000	2.9%
Rajesh J. Asarpota	$460,000	$475,000	3.3%
Matthew W. Link	$500,000	$500,000	0.0%
Peter M. Leddy, Ph.D.	$465,000	$475,000	2.2%
Stephen Rozow III	$395,000	$400,000	1.3%
Harry Skip Kiil	$475,000	$500,000	5.3%
Joan B. Stafslien	$465,000	$475,000	2.2%

(1)	2017 Base Salary Rate reflects annual base salary rate in effect on December 31, 2017.

(2)	2018 Base Salary Rate reflects annual base salary rate in effect on December 31, 2018 (or the last day of employment for former employees).

(3)	Mr. Barry was hired November 5, 2018.

2018 Annual Performance Bonus. In February 2018, the Committee approved the terms of the 2018 Annual Performance Bonus Plan (the “2018 Bonus Plan”) under which our NEOs are eligible to receive a cash bonus (the “2018 NEO Cash Bonuses”) based on the achievement of Company and individual performance goals. The Committee established an individual target bonus opportunity for each NEO based on peer group and survey data for similar positions, each executive officer’s role, including their ability to impact the Company’s overall performance, and internal pay equity among the executive officers. Consistent with the design of the 2017 Performance Bonus Plan, the Committee approved a maximum bonus opportunity under the 2018 Bonus Plan at 200% of target.

The 2018 Bonus Plan was designed to be performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, and comparable provisions of state and local tax codes. While U.S federal tax law reforms adopted in December 2017 repealed the qualified performance-based compensation exception to Section 162(m), the Committee decided to maintain the performance-based structure of the 2018 Bonus Plan to maximize its ability to take advantage of applicable deductions under state and local tax codes that have not been conformed to new federal law. The Committee approved an overarching full-year non-GAAP EPS hurdle applicable to NEOs at the beginning of 2018, which had to be satisfied before any payout could be made under the 2018 Bonus Plan, regardless of the achievement of the performance metrics discussed below. As the non-GAAP EPS hurdle was met for 2018, it allowed the Committee (and the Board, in the case of the 2018 bonus payout to Mr. Lucier) to determine actual payouts based on achievement of the financial performance and individual contributions discussed below.

At the beginning of the year, the Committee approves funding guidelines that include payout scenarios for various levels of Company financial performance. For 2018, the Committee selected revenue and non-GAAP operating margin as the performance metrics for the funding guidelines, each weighted equally, as the Committee believes these performance metrics closely align with both the Company’s short-term strategy and its long-term objective of creating sustainable stockholder value (which is consistent with stockholder feedback).

The Committee defined these metrics for purposes of the 2018 Bonus Plan as follows:

•

Revenue for the fiscal year ended December 31, 2018, calculated from the year-end financial statements, excluding the effect of currency fluctuations and financial impact of substantial acquisitions and divestitures that close after January 1, 2018 (except for the acquisition of SafePassage, which closed in January 2018 and was taken into account in establishing the performance goal); and

•

Non-GAAP operating margin for the fiscal year ended December 31, 2018, calculated from the year-end financial statements (which includes the cost of payouts under the 2018 Bonus Plan), excluding the financial impact of substantial acquisitions and divestitures that close after January 1, 2018 (except for the acquisition of SafePassage, which closed in January 2018 and was taken into account in establishing the performance goal).

The purpose of these adjustments is to ensure the measurement of performance reflects factors that management can directly control and that payout levels are not artificially inflated or impaired by factors unrelated to the ongoing operation of the business. The Committee feels these definitions appropriately measure core revenue and operating margin performance.

Demonstration of Rigorous Performance Goal Setting: As shown in the chart below, the Committee set the threshold, target and maximum performance goals for the 2018 Bonus Plan significantly higher than prior year actual results.

Metric ($ in millions)	2017 Baseline (1)	2018 Performance Goals			Increase over 2017 Actual
		Threshold	Target	Maximum	Threshold	Target	Maximum
Revenue	$1,057	$1,058	$1,124	$1,223	+0.1%	+6.3%	+15.7%
Non-GAAP Operating Margin	16.4%	16.7%	17.6%	19.3%	30 bps	120 bps	290 bps

(1)

2017 Baseline reflects financial results for 2017 based on the year-end financial statements included in the 2017 Annual Report on Form 10-K (prior to adoption of Accounting Standards Codification 606 Revenue from Contracts with Customers). In addition, 2017 Baseline includes pro-forma results of SafePassage, which we acquired in January 2018.

In determining annual bonus payments for each NEO, the Committee considers individual and Company performance, as reflected in each executive’s leadership, business unit or functional achievements and results against goals and objectives. The evaluation of an executive’s performance relative to these considerations is inherently subjective and is not based on any mathematical calculation or formula; rather, it is based on the collective business experience and judgment of the Committee (and the Board, in the case of the CEO) to holistically consider the performance of each executive and his or her contribution to the overall success of the Company.

In October 2018, the Board approved a payout for Mr. Lucier at 46% of target, based on actual Company performance relative to the revenue and non-GAAP operating margin goals during the period from January 1, 2018 to September 30, 2018 (the complete fiscal quarters in 2018 in which Mr. Lucier was CEO), without the application of an individual performance modifier.

In February 2019, for the NEOs other than Mr. Lucier, the Committee reviewed the Company’s performance relative to the revenue and non-GAAP operating margin goals under the 2018 Bonus Plan for the year ended December 31, 2018. For 2018, the Company achieved revenue of $1,101.7 million and non-GAAP operating margin of 15.1%. Based on the funding guidelines for the 2018 Bonus Plan and actual performance, the formulaic funding level was 42% of target. Given that the formulaic funding level was significantly below target, the Committee elected not to apply individual performance modifiers and approved bonus payouts to the NEOs eligible for a 2018 bonus (other than Mr. Lucier) at 42% of target, as set forth in the table below.

Name	2018 Annual Base Salary (1)	2018 Target Cash Bonus (% of Base Salary)	2018 Target Cash Bonus Amount	2018 Actual Cash Bonus Amount ($)	2018 Actual Cash Bonus Amount (% of Target)
J. Christopher Barry (2)	New hire in 2018; see footnote 2 below
Gregory T. Lucier (3)	$875,000	150%	$1,312,500	$553,438	46%
Rajesh J. Asarpota	$475,000	90%	$427,500	$179,550	42%
Matthew W. Link	$500,000	90%	$450,000	$189,000	42%
Peter M. Leddy, Ph.D.	$475,000	90%	$427,500	$179,550	42%
Stephen Rozow III	$400,000	90%	$360,000	$151,200	42%
Harry Skip Kiil (4)	$500,000	90%	$450,000	$0	0%
Joan B. Stafslien (5)	$475,000	90%	$427,500	$88,053	42%

(1)	Reflects annual base salary rate in effect on December 31, 2018 (or the last day of employment for former employees).

(2)

Mr. Barry was hired effective November 5, 2018 and, given the timing of his hire within the fiscal year, he was not eligible for a bonus under the 2018 Bonus Plan. Pursuant to Mr. Barry’s new hire compensation package, he was provided a one-time cash award of $500,000 payable in April 2019 that was intended to replace Mr. Barry’s annual bonus opportunity for 2018, including amounts that he forfeited upon leaving his former employer.

(3)

Mr. Lucier received a pro-rated bonus for 2018, which was determined based on a pro-rated base salary of $802,083 and actual revenue and non-GAAP operating margin performance from January 1, 2018—September 30, 2018 (the complete fiscal quarters in 2018 in which Mr. Lucier was CEO). For more information on the terms of the Employment Letter (as amended) governing Mr. Lucier’s previous employment as CEO, please refer to pages 43-44.

(4)	Mr. Kiil voluntarily separated employment in November 2018 and was not eligible for a bonus under the 2018 Bonus Plan.

(5)

Ms. Stafslien received a pro-rated bonus for 2018 in accordance with NuVasive’s Executive Severance Plan based on a pro-rated base salary of $232,946 and actual revenue and non-GAAP operating margin performance for fiscal year 2018. For more information on her separation package, please refer to page 46.

2018 Long-Term Incentive Awards – Annual Grant.  To directly align LTI awards with stockholder value creation while managing our burn rate and dilution, the Committee awarded 2018 LTI awards to NEOs in RSUs (50% of total target award value), PRSUs (25% of total target award value) and performance cash awards (25% of total target award value). Following is a summary of the annual 2018 LTI awards for the NEOs.

Name	Total 2018 LTI Target Award Value ($) (1)	RSUs (1)(2)		PRSUs (1)(2)(3)		Performance Cash (1)(4) ($)
		($)	(# of shares)	($)	(# of shares)
J. Christopher Barry	New hire in 2018; see section below titled “2018 Long-Term Incentive Awards – New Hires, Promotions, Role Changes”
Gregory T. Lucier	$4,100,000	$2,050,000	38,527	$1,025,000	19,264	$1,025,000
Rajesh J. Asarpota	$1,200,000	$600,000	11,277	$300,000	5,639	$300,000
Matthew W. Link	$1,200,000	$600,000	11,277	$300,000	5,639	$300,000
Peter M. Leddy, Ph.D.	$1,200,000	$600,000	11,277	$300,000	5,639	$300,000
Stephen Rozow III	$ 750,000	$375,000	7,048	$187,500	3,524	$187,500
Harry Skip Kiil	$1,200,000	$600,000	11,277	$300,000	5,639	$300,000
Joan B. Stafslien	$1,200,000	$600,000	11,277	$300,000	5,639	$300,000

(1)

The LTI grant values represent the economic value on the date of grant, and for performance-based awards, assumes a payout at target. It does not reflect the accounting value under FASB ASC Topic 718, which may differ. The LTI grant values computed in accordance with the FASB ASC Topic 718 can be found in the Summary Compensation Table. The 2018 RSU and PRSU awards were made pursuant to the 2014 Equity Incentive Plan of NuVasive, Inc. (the “2014 Equity Incentive Plan”). The 2018 performance cash awards were made pursuant to the 2014 Executive Incentive Compensation Plan of NuVasive, Inc.

(2)

The annual 2018 LTI awards were granted on April 30, 2018. The number of RSUs and PRSUs was determined by dividing the economic value by the closing stock price on the date of grant ($53.21 per share on April 30, 2018). Any resulting fractional share was rounded up to the nearest whole share.

(3)

Reflects the target number of shares subject to PRSUs, assuming all performance goals and other requirements are met. As described below, the PRSUs earned will range from 0%—200% of target based on the achievement of performance goals, with payment in shares following the conclusion of the three-year performance period.

(4)

Reflects the target cash value, assuming all performance goals and other requirements are met. As described below, the performance cash award earned will range from 0%—200% of target based on the achievement of performance goals, with payment in cash following the conclusion of the three-year performance period.

The table below sets forth the 2018 LTI award type, purpose, performance goals and vesting terms. Each of the 2018 LTI awards described below cliff vest on April 30, 2021, subject to the NEO’s continued service with the Company and compliance with terms of the grant agreement.

LTI Award Type	Purpose	Performance Goal	Vesting Terms

RSUs (50% of total target value)	Retain and motivate executives to drive long-term stockholder value while feeling personally invested in the business	2018 Non-GAAP EPS	As the performance hurdle was met, these awards will cliff vest in 2021

PRSUs (25% of total target value)	Reward executives for the achievement of multi-year performance goals	Non-GAAP Operating Margin Expansion over each of the 3 years 2018, 2019 and 2020	Cliff vest in 2021 with opportunity that ranges from 0 – 200% of target

Performance Cash (25% of total target value)	Reward executives for the achievement of multi-year performance goals	Revenue Growth over each of the 3 years 2018, 2019 and 2020	Cliff vest in 2021 with opportunity that ranges from 0 – 200% of target

The Committee selected non-GAAP operating margin expansion and revenue growth as the performance metrics for the 2018 LTI awards because they are aligned with the Company’s operating plan and the financial objectives communicated to stockholders, which focus on above-market revenue growth while driving improved profitability. The Committee also believes that they are important drivers of long-term stockholder value creation. Attainment of these two independent performance metrics is measured separately for each calendar year during the three-year measurement period, with each year weighted as follows: 2018 (50 percent); 2019 (30 percent); and 2020 (20 percent).

2018 Long-Term Incentive Awards – New Hires / Promotions

2018 Long-term Incentive Awards – J. Christopher Barry (New Hire). Mr. Barry joined NuVasive as CEO on November 5, 2018. In addition to the base salary and bonus opportunity described above, the Board granted Mr. Barry new hire LTI awards on November 5, 2018, comprised of RSUs and PRSUs with an aggregate grant date value of $4,500,000. Mr. Barry received a new hire RSU award with a grant date value of $2,000,000 that vests ratably on the first and second anniversaries of the grant date, subject to Mr. Barry’s continued service with the Company and compliance with terms of the grant agreement. The Committee chose two-year ratable vesting to match the vesting schedule of awards that Mr. Barry forfeited from his prior employer (and, when combined with the new hire PRSU award, the combined vesting is back-end loaded over 3-years). Mr. Barry also received a new hire PRSU award with an economic value on the date of grant of $2,500,000 that cliff vests on November 5, 2021. Upon vesting, the PRSUs will be subject to payout between 0%—100% of the target number of shares based on year-over-year improvement in the Company’s non-GAAP EPS during the three-year performance period, as calculated for the 12-month period ended on September 30 of each year.

2018 Long-term Incentive Awards – Matthew W. Link (Promotion). In connection with Mr. Link’s promotion to President, Strategy, Technology and Corporate Development effective November 5, 2018, Mr. Link was granted an RSU award with grant date value of $1,250,000 that cliff vests on December 3, 2021 subject to Mr. Link’s continued service with the Company and compliance with terms of the grant agreement. Mr. Link also received a performance cash award with a target value of $1,250,000 that cliff vests on June 3, 2021. Upon vesting, the performance cash award will be subject to payout between 0%—100% of the target value based on achievement of operational goals during the eighteen-month performance period. When Mr. Link assumed the role of President in January 2019, he did not receive any additional LTI awards.

Vesting of 2016 Long-Term Incentive Awards

In 2016, as part of the annual LTI award to NEOs, each of Messrs. Lucier, Link and Rozow and Dr. Leddy was granted a PRSU award with a performance condition based on the Company’s three-year TSR relative to the S&P 500 Index and a performance cash award with a performance condition based on the Company’s 2018 non-GAAP operating margin. The table below sets forth the performance goals and payout levels at threshold, target, and maximum.

Metric	2018 Performance Goals			Funding Guidelines
	Threshold	Target	Maximum	Threshold	Target	Maximum
TSR relative to the S&P 500 Index from March 1, 2016 – December 31, 2018	35th Percentile	50th Percentile	100th Percentile	25%	100%	250%
2018 non-GAAP operating margin	15.98%	18.80%	20.45%	25%	100%	150%

(1)	Achievements between threshold and maximum are based on a linear interpolation between points along the funding curve.

As the Company’s TSR from March 1, 2016 to December 31, 2018 resulted in achieving the 43.2 percentile of the S&P 500 Index, the PRSUs funded at 66% of target. For each of Messrs. Lucier, Link and Rozow and Dr. Leddy, these PRSU awards vested on March 1, 2019. As the Company achieved non-GAAP operating margin for 2018 below the minimum performance threshold, the performance cash awards paid out at zero and were forfeited.

Responsible Share Usage

As illustrated in the chart below, the Company’s annual share usage rate has remained below 2% since stockholders approved the 2014 Equity Incentive Plan.

	2014	2015	2016	2017	2018
Share Usage Rate (1)	1.95%	1.99%	1.85%	1.14%	1.63%

(1)

Share Usage Rate is defined as the ratio of the target number of shares subject to equity awards granted in the calendar year (i.e., the number of shares that would be issued at target level for performance-based equity incentives) to the weighted average shares outstanding (basic) at the end of such year.

Other Elements of the Executive Compensation Program

Perquisites and Other Benefits. Our NEOs participate in our benefit plans on the same terms as our other Shareowners, which include the Company’s 401(k) plan and medical and dental insurance. In addition to these benefits, executives may be provided with certain other incidental benefits (including participation in an executive healthcare program and financial planning benefit) that do not comprise a material portion of any executive’s compensation package. We generally do not provide significant recurring perquisites to the executives that are not available to our other Shareowners. We do not provide tax gross-ups to our executives for perquisites or if excise taxes are incurred following a qualifying termination in connection with a change in control.

We do not provide defined benefit pension arrangements or post-retirement health coverage for our U.S. executives or Shareowners. Our NEOs are eligible to participate in our 401(k) defined contribution plan. We do provide a company matching contribution up to 3.0% of compensation for all Shareowners, including our NEOs, to help attract and retain top talent as well as support our Shareowners’ retirement readiness. We also offer participation in a Deferred Compensation Plan, which is a non-qualified defined contribution plan that provides for the voluntary deferral of cash compensation for individuals holding a position of Vice President or higher, as well as non-employee members of the Board. Eligible employees may defer up to 75% of base salary and/or up to 100% of their annual bonus into the plan, and contributions may be directed into a selection of underlying investment funds. Non-employee members of the Board may defer all or a portion of their cash retainer into the plan. None of our NEOs elected to participate in our Deferred Compensation Plan for 2018.

Historically, our NEOs have participated in our Employee Stock Purchase Plan, which is available to all our Shareowners, pursuant to which they may purchase shares of our common stock at a discount to market prices (but within limits of Section 423 of the Internal Revenue Code). Additionally, our executive travel and expense policy sets forth guidelines for our NEOs with respect to reimbursable expenses and generally requires: (i) a business purpose for business meals reimbursed by the Company, and (ii) that personal aspects of business travel (other than incidental meals and other expenses) be paid by the executive.

Attributed costs of the personal benefits described above for the NEOs for the fiscal year ended December 31, 2018, if required to be disclosed, are included in the column captioned “All Other Compensation” of the “Summary Compensation Table” below.

Equity Grant Practices. The Company’s practice is to grant annual equity awards to eligible Shareowners, including our NEOs, during the first quarter of the year. In the event of grants related to new hires or other off-cycle awards, the grants are generally made on the first trading day of the month following approval of the award.

Stock Ownership Guidelines. All of our non-employee Directors, our CEO, and individuals holding a position of Vice President or higher are subject to stock ownership guidelines, which form a part of our Corporate Governance Guidelines. The table below sets forth the 2018 stock ownership guidelines.

Stock Ownership Guidelines

Target Multiple (as a multiple of base salary or Director base retainer)	• Board Members: 5.0x • Chief Executive Officer: 5.0x • President and Executive Vice Presidents: 2.0x • Senior Vice Presidents and Vice Presidents: 1.0x

Awards that Count	• Shares owned outright • Unvested time-based RSUs (1) • In-the-money value of vested and unvested stock options

Time to Achieve	• Within 5 years of becoming eligible

(1)	Time-based RSUs, including those with a performance hurdle, are counted towards stock ownership guidelines.

As Messrs. Barry and Asarpota joined NuVasive in 2018 and 2017, respectively, they have several years to achieve their stock ownership targets. Mr. Link achieved his stock ownership target within five years of becoming eligible in accordance with the stock ownership guidelines.

Holding Periods on Employee Stock Purchase Plan (ESPP) Purchases. Shares purchased through the ESPP by NEOs must be held for a minimum of six months. This policy applies to all ESPP purchases made after November 1, 2014 and is in addition to the share ownership guidelines described above.

Clawback Policy. The Board has adopted the NuVasive Incentive Compensation Recoupment Policy, under which our Board has authority to recover excess executive officer incentive compensation cash and equity awards in the event of a material restatement of our financial statements. We believe that our strong financial controls provide a substantial safeguard against the risk of a financial restatement. However, if an extraordinary event were to occur and require a material restatement of the Company’s financial performance, the Committee is authorized to seek recovery of executive officer compensation achieved based upon any misstated financial information.

Trading Controls and Hedging, Short Sale and Pledging Policies. Executive officers, including our NEOs, are required to pre-clear transactions in Company securities with the Company’s legal department. Generally, trading is permitted only during scheduled trading windows. Our NEOs may enter into a trading plan under Rule 10b5-1 of the Securities Exchange Act of 1934. These trading plans may be entered into only during an open trading window, must be approved by the Company‘s legal department and must include a waiting period prior to commencement of trading under the plan. The NEO bears the full responsibility if he or she violates the Company policy by permitting shares to be bought or sold without pre-clearance or when trading is restricted.

In addition, the Company prohibits its Directors, officers and other Shareowners from (i) purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of equity securities, or (ii) otherwise engage in transactions that are designed to or have the effect of hedging or offsetting any decrease in the market value of equity securities that are granted to a Shareowner or Director as compensation (or any designee of such Shareowner or Director) or held, directly or indirectly by, a Shareowner or Director. Further, the Company prohibits its Directors, officers and other Shareowners from pledging Company securities as collateral for margin loans.

Annual Risk Assessment. The Committee oversees an annual risk assessment of the Company’s compensation programs to determine whether such programs are reasonably likely to have a material adverse effect on the Company. For 2018, the Committee concluded that compensation programs were appropriately balanced to mitigate compensation-related risk with cash and stock elements, financial and non-financial goals, formal goals and discretion, and short-term and long-term rewards. The Company also has policies to mitigate compensation-related risk, including stock ownership guidelines, clawback provisions and prohibitions on employee pledging and hedging activities. Furthermore, the Committee believes the Company’s policies on ethics and compliance along with its internal controls also mitigate against unnecessary or excessive risk taking.

Employment Letters

CEO Letter Agreement (J. Christopher Barry). On October 16, 2018, the Company entered into a Letter Agreement (the “Barry Agreement”) with Mr. Barry to serve as the Company’s CEO. The Barry Agreement set out certain terms of Mr. Barry’s new hire employment package, including an initial annual base salary of $800,000 and a bonus target opportunity for 2019 equal to 125% of base salary. The Barry Agreement also provides for eligibility for 2019 LTI awards with an aggregate grant date value of $4,000,000. In addition, the Barry Agreement provides for a one-time cash award of $500,000 payable in April 2019 and a one-time new hire LTI award with an aggregate grant date value of $4,500,000, both of which are intended to replace a portion of the value of short- and long-term incentive awards that Mr. Barry forfeited upon leaving his former employer to join the Company. The one-time new hire LTI award was granted on November 5, 2018 and was comprised of (i) $2,000,000 of RSUs subject to two-year ratable vesting on each of the first and second anniversaries of the date of grant and (ii) $2,500,000 of PRSUs subject to cliff vesting on the third anniversary of the date of grant. Upon vesting, the PRSUs will be subject to payout between 0%-100% of the target number of shares subject thereto based on the level of year-over-year improvement in the Company’s non-GAAP EPS during the three-year performance period, as calculated for the 12-month period ended on September 30 of each year. Vesting of the PRSUs and RSUs will be subject to Mr. Barry’s continued service with the Company and compliance with the terms of the grant agreements and the Company’s 2014 Equity Incentive Plan. The Barry Agreement also provides for standard relocation benefits, severance benefits, health and welfare benefits, and other benefits afforded to the Company’s employees and executives. The cash award and relocation benefits are subject to a benefits repayment obligation in the event of Mr. Barry’s voluntary termination other than for “good reason” or termination by the Company for “cause” prior to November 5, 2020. If such a termination event occurs during the first 12 months of employment, Mr. Barry will be obligated to repay 100% of such benefits, and if such a termination event occurs during the second 12 months of employment, Mr. Barry will be obligated to repay 50% of such benefits. The foregoing information is a summary of select terms from agreements entered into with Mr. Barry, is not complete, and is qualified in its entirety by reference to the pertinent text of the pertinent agreements, copies of which have been filed with the SEC in Current Reports on Form 8-K or an exhibit to the respective Quarterly Filing on Form 10-Q, as appropriate.

CEO Letter Agreement (Gregory T. Lucier). On May 22, 2015, the Company entered into a Letter Agreement (the “Lucier Agreement”) with Mr. Lucier to serve as the Company’s CEO and Chairman of the Board. On October 16, 2018, in connection with the hiring of Mr. Barry to succeed Mr. Lucier as CEO, the Company and Mr. Lucier entered into an amendment of the Lucier Agreement (the “Lucier Amendment”), as discussed further below. The Lucier Agreement set out certain terms of Mr. Lucier’s employment package, including the grant of LTI awards to Mr. Lucier that the Board structured in a manner to be highly tied to the Company achieving specific financial and operational targets, including

TSR performance, specific stock price hurdles, revenue growth, and growth in non-GAAP operating margins. The Lucier Agreement provided for annual 2015 LTI awards with a target economic grant value of $5,000,000, as well as a PRSU with a target economic grant value of $7,000,000 that will vest only if certain TSR performance is achieved relative to the S&P 500 Index over the four-year performance period beginning May 1, 2015 and ending April 30, 2019. If the Company’s TSR performance relative to the S&P 500 Index is between the 35th percentile and the 100th percentile, these awards will cliff vest on May 22, 2019, ranging between 25%-200% of the target amount of PRSUs. Mr. Lucier was also granted a PRSU award that provided for a 1:1 share match, based on the number of shares purchased by Mr. Lucier and held through the five-year performance period. Mr. Lucier purchased 112,491 shares of Company common stock for an aggregate of approximately $5,000,000 (the “Purchased Shares”) for purposes of the matching PRSU award. The PRSUs were granted based on a target number of shares (112,491 shares) and will only vest if (i) the Company’s per share stock price achieves certain share price hurdles that range from $70—$100 per share at the end of the five-year performance period ending May 22, 2020 and (ii) Mr. Lucier holds such Purchased Shares for the duration of the five-year period. Achievement of a Company stock price of $100 per share or greater will result in Mr. Lucier receiving shares equal to 200% of the target amount of PRSUs. Conversely, Mr. Lucier would not receive any shares if the Company’s stock price is below $70 per share. These matching PRSUs will be forfeited if Mr. Lucier sells, or otherwise disposes of the Purchased Shares prior to May 22, 2020. The Lucier Agreement provides these awards, and all future LTI awards granted to Mr. Lucier, shall be subject to accelerated vesting based on service and performance achieved if Mr. Lucier’s employment is involuntarily terminated without cause, and for full accelerated vesting at target in the event of death or disability.

On October 15, 2018, the Board approved the continued service of Mr. Lucier as the Chairman of the Board and the engagement of Mr. Lucier as a consultant to assist with the transition of his responsibilities to Mr. Barry. The Lucier Amendment provided for Mr. Lucier’s continued service as an employee of the Company in a strategic advisory role during the period November 5, 2018 through December 1, 2018, after which he will serve as a consultant. From and after December 1, 2018, Mr. Lucier is considered a non-employee Director and accordingly, is eligible for the Company’s non-employee Director compensation package. Mr. Lucier will not receive a separate retainer for performance of his duties as Chairman of the Board. Pursuant to the Lucier Amendment, Mr. Lucier received a pro-rated bonus for the 2018 performance year in the amount of $553,438, to be paid at such time that annual bonuses were paid to other senior executives for the 2018 performance year. The Lucier Amendment also specifies that Mr. Lucier’s service as a consultant (as well as his service as a Director) will be recognized and credited as continued service under the Company’s 2014 Equity Incentive Plan and 2014 Executive Incentive Compensation Plan, such that Mr. Lucier’s outstanding LTI awards will remain outstanding and continue to vest in accordance with their terms, as described above. If Mr. Lucier’s service as a Director terminates because he is not nominated for re-election, he stands for re-election but is not re-elected, or he is removed as a Director other than for cause relating solely to his service as a Director, such termination of service will be treated as an involuntary termination without cause, and any LTI awards that are not then vested will be subject to pro-rata vesting, in accordance with the terms of Mr. Lucier’s existing employment letter and the applicable award agreements. From and after December 1, 2018, Mr. Lucier is not eligible for severance benefits, and is not treated as an employee for purposes of any health and welfare benefits, and other benefits afforded to the Company’s employees and executives.

Letter Agreement (Matthew W. Link). On October 17, 2018, the Company entered into a letter agreement (the “Link Agreement”) with Mr. Link to serve as the Company’s President, Strategy, Technology and Corporate Development. The Link Agreement provides that Mr. Link’s base salary will continue to be $500,000 per year and that Mr. Link will continue to be eligible to participate in the Company’s annual bonus plan with a target bonus opportunity of 90% of base salary. Mr. Link received a one-time LTI award, granted on December 3, 2018, with an aggregate grant date value of $2,500,000, comprised of (i) $1,250,000 of time-based RSUs subject to cliff vesting on the third anniversary of the date of grant, and (ii) $1,250,000 of performance cash awards subject to cliff vesting on the 18-month anniversary of the date of grant. Upon vesting, the performance cash awards will be subject to payout between 0%-100% of target based on the level of achievement of performance conditions related to certain operational goals. Vesting of the RSUs and performance cash awards will be subject to Mr. Link’s continued service with the Company and compliance with the terms of the grant agreements and the Company’s 2014 Equity Incentive Plan and 2014 Executive Incentive Plan, respectively. Mr. Link will continue to be eligible for grants of LTI awards and other Company benefits. The Link Agreement was not amended when Mr. Link assumed the role of President in January 2019.

Consulting Agreements and Separation Agreements

Consulting Agreement (Gregory T. Lucier). On October 16, 2018, the Company entered into a general consulting and services agreement with Mr. Lucier (the “Lucier Consulting Agreement”), which establishes the terms of his engagement as a consultant. The Lucier Consulting Agreement contemplates that Mr. Lucier will provide consulting services to the Company from December 1, 2018 through May 31, 2020, and it provides that Mr. Lucier will receive compensation of $600,000 for 2019 and $125,000 for 2020. In addition, the Company and Mr. Lucier entered into an amendment of Mr. Lucier’s existing Proprietary Information, Inventions Assignment and Restrictive Covenant Agreement dated May 26, 2015 on October 16, 2018 (the “Amended Lucier PIIA”). The Amended Lucier PIIA provides that the agreement, as amended, will apply to and be enforceable against Mr. Lucier, including the restrictive covenants contained therein. Pursuant to the Amended Lucier PIIA, Mr. Lucier agreed to certain restrictive covenants for a period of two years following termination of his engagement as a consultant, including non-competition and non-solicitation restrictions.

Consulting Agreement; Separation Agreement (Peter M. Leddy, Ph.D.). On December 29, 2018, the Company entered into a general consulting and services agreement (the “Leddy Consulting Agreement”) with Dr. Leddy, which establishes the terms of his engagement as a consultant. The Leddy Consulting Agreement contemplates that Dr. Leddy will provide consulting services to the Company from December 31, 2018 through December 31, 2019, and it provides that Dr. Leddy will receive compensation of $20,000 per month during such period. On December 29, 2018, the Company and Dr. Leddy also entered into a separation agreement and general release (the “Leddy Separation Agreement”). In accordance with the terms of the Leddy Separation Agreement, Dr. Leddy will be eligible to receive, in exchange for a general release of claims against the Company, benefits under the Company’s Executive Severance Plan, which provides for the payment of (i) 12 months of annual base salary, (ii) an annual performance bonus for the year ended December 31, 2018, payable in March 2019 at the lesser of target or actual performance, (iii) an amount equal to the after-tax cost of health benefits for a period of 12 months, and (iv) outplacement services. In addition, Dr. Leddy’s outstanding LTI awards that had not vested as of December 31, 2018 were modified, such that any and all service vesting conditions for such awards were waived; provided, however, that such awards remain subject to and conditioned on satisfaction of any and all applicable performance conditions and such modification does not shorten any performance period applicable to such awards or accelerate the settlement date of any such awards prior to the end of the performance period. The Company and Dr. Leddy also entered into an amendment of Dr. Leddy’s existing Proprietary Information, Inventions Assignment and Restrictive Covenant Agreement dated July 10, 2015 on December 29, 2018 (the “Amended Leddy PIIA”). The Amended Leddy PIIA provides that the agreement, as amended, will apply to and be enforceable against Dr. Leddy, including the restrictive covenants contained therein. Pursuant to the Amended Leddy PIIA, Dr. Leddy agreed to certain restrictive covenants for a period of two years following termination of his engagement as a consultant, including non-competition and non-solicitation restrictions.

Consulting Agreement; Separation Agreement (Stephen Rozow III). On December 31, 2018, the Company entered into a general consulting and services agreement (the “Rozow Consulting Agreement”) with Mr. Rozow, which establishes the terms of his engagement as a consultant. The Rozow Consulting Agreement contemplates that Mr. Rozow will provide consulting services to the Company from December 31, 2018 through May 31, 2019, and it provides that Mr. Rozow will receive compensation of $6,000 per month during such period and continued vesting of his outstanding LTI awards during such period. On December 31, 2018, the Company and Mr. Rozow also entered into a separation agreement and general release (the “Rozow Separation Agreement”). In accordance with the terms of the Rozow Separation Agreement, Mr. Rozow will be eligible to receive, in exchange for a general release of claims against the Company, benefits under the Company’s Executive Severance Plan, which provides for the payment of (i) 12 months of annual base salary, (ii) an annual performance bonus for the year ended December 31, 2018, payable in March 2019 at the lesser of target or actual performance, (iii) an amount equal to the after-tax cost of health benefits for a period of 12 months, and (iv) outplacement services. The Company and Mr. Rozow also entered into an amendment of Mr. Rozow’s existing Proprietary Information, Inventions Assignment and Restrictive Covenant Agreement dated April 6, 2015 on December 31, 2018 (the “Amended Rozow PIIA”). The Amended Rozow PIIA provides that the agreement, as amended, will apply to and be enforceable against Mr. Rozow, including the restrictive covenants contained therein. Pursuant to the Amended Rozow PIIA, Mr. Rozow agreed to certain restrictive covenants for a period of two years following termination of his engagement as a consultant, including non-competition and non-solicitation restrictions.

Consulting Agreement; Separation Agreement (Joan B. Stafslien). On June 28, 2018, the Company entered into a general consulting and services agreement (the “Stafslien Consulting Agreement”) with Ms. Stafslien, which establishes the terms of her engagement as a consultant. The Stafslien Consulting Agreement contemplates that Ms. Stafslien will provide consulting services to the Company from June 28, 2018 through October 28, 2019, and it provides that Ms. Stafslien will receive compensation of $6,000 per month during such period and continued vesting of her outstanding LTI awards during such period .In addition, pursuant to the Stafslien Consulting Agreement, Ms. Stafslien agreed to an exclusivity provision prohibiting her from providing services to competitors of the Company during the term of her engagement as a consultant and to non-solicitation restrictions for a period of one year following the termination of her engagement as a consultant. On June 28, 2018, the Company and Ms. Stafslien also entered into a separation agreement and general release (the “Stafslien Separation Agreement”). In accordance with the terms of the Stafslien Separation Agreement, Ms. Stafslien will be eligible to receive, in exchange for a general release of claims against the Company, benefits under the Company’s Executive Severance Plan, which provides for the payment of (i) 12 months of annual base salary, (ii) an annual performance bonus for the year ended December 31, 2018, payable in March 2019 at the lesser of target or actual performance, (iii) an amount equal to the after-tax cost of health benefits for a period of 12 months, and (iv) outplacement services.

NuVasive, Inc. Executive Severance Plan

The Company maintains the NuVasive, Inc. Executive Severance Plan (the “Executive Severance Plan”), which is designed to cover the CEO and all of the Company’s other NEOs (as well as certain other executives as designated by the Committee). The Executive Severance Plan provides certain severance benefits upon an involuntary termination of employment by the Company that is not for cause (as defined in the Executive Severance Plan). Executive Severance Plan benefits are not provided in the event of termination of employment due to retirement, death or disability. Furthermore, no benefits are provided under the Executive Severance Plan in any situation in which the executive is provided with severance benefits under any change in control agreement in connection with such a transaction. As discussed above, Dr. Leddy, Mr. Rozow and Ms. Stafslien each entered into agreements providing for benefits under the Executive Severance Plan in connection with their departures from the Company in 2018.

Pursuant to the Executive Severance Plan, benefits for plan-participating executives other than our CEO consist of customary outplacement assistance and a cash payment equal to the sum of (i) the executive’s annual base salary and (ii) the after-tax cost of health benefits for a period of one year from the date of termination of employment. Severance benefits also include a pro-rata annual bonus payment for the year in which termination of employment occurs (based on service from the beginning of the year until the date of termination of employment) based on the lesser of his/her annual incentive bonus target for the year in which the termination of employment occurs or actual performance for the relevant performance period. The Executive Severance Plan provides benefits specific to the CEO that include customary outplacement assistance and a cash severance payment equal to the sum of: (i) two times the sum of his/her annual base salary and annual target incentive bonus in effect for the calendar year in which the termination of employment occurs and (ii) the after-tax cost of health benefits for a period of two years from the date of termination of employment. Severance benefits also include a pro rata annual bonus payment for the year in which termination of employment occurs (based on service from the beginning of the year until the date of termination of employment) based on actual performance for the relevant performance period. All severance benefits under the Executive Severance Plan are conditioned upon the executive providing an effective release of claims against the Company.

The specific amounts of compensation payable to each NEO upon the occurrence of different potential employment termination events are shown in the tables below under the caption “Executive Compensation—Potential Payments Upon Termination or Change in Control.”

Change in Control Arrangements

We believe that severance protection for our executives following a change in control provides several important benefits to us:

•	It permits an executive to evaluate a potential change in control while relatively free of concern for the executive’s own situation or the need to seek employment elsewhere;

•

Change in control transactions take time to unfold, and a stable management team can help preserve our operations either to enhance the value delivered to a buyer in the transaction or, if no transaction is consummated, to ensure that our business will continue without undue disruption; and

•

Change in control protections encourage management to consider, on an ongoing basis, whether a strategic transaction might be advantageous to our stockholders, even one that would vest control of the Company in a third party.

On May 13, 2014, the Committee approved and adopted a form of change in control agreement (the “Change in Control Agreement”), which was designed to cover the Company’s CEO and the Company’s other NEOs (as well as certain other executives as designated by the Committee).

The Change in Control Agreement requires a “double-trigger” for the NEO to be eligible for benefits under the agreement. First, there must be a change in control of the Company (as defined in the Change in Control Agreement). Second, the executive’s employment must be involuntarily terminated by the Company for reasons other than death, disability or cause (as defined in the Change in Control Agreement) or by the executive for good reason (as defined in the Change in Control Agreement) either in contemplation of the change in control or within a period of 24 months following the change in control. The benefits for the NEOs under the Change in Control Agreement consist of (i) a lump-sum cash severance payment equal to the sum of (A) two times the sum of the executive’s annual base salary plus the greater of the executive’s target annual bonus for the year of termination or the highest of the three annual bonuses paid to the executive prior to the termination of employment; (B) a pro rata portion (based on the number of full and partial months in the calendar year prior to the executive’s termination date but not exceeding six months’ worth) of the highest grant date fair value of the long-term cash and/or equity awards granted to the executive over the three calendar year period prior to the calendar year of the termination of employment; (C) the after-tax cost of continued participation in the Company’s benefit plans for a period of 24 months; and (D) a pro rata portion (based on the number of full and partial months in the calendar year prior to the executive’s termination date) of the greater of the executive’s target annual bonus for the year of termination or the highest of the three annual bonuses paid to the executive prior to the termination of employment; (ii) full vesting of all Company equity and long-term incentive awards granted to the executive to the extent vesting is based on service with the Company; and (iii) the right to exercise all outstanding stock options or stock appreciation rights until the later of 24 months following the executive officer’s separation from service or such later date as may be applicable under the terms of the award agreement, but by no later than the end of the maximum full term of the award; provided, however, that, if any stock option or stock appreciation right is cashed-out in connection with a change in control, the executive officer will receive a lump-sum cash payment equal to the time value of the right to exercise those awards for that period (based on the Black Scholes option pricing model).

The specific amounts of compensation, if any, payable to each applicable NEO upon a qualifying termination in connection with a change in control are shown in the tables below under the caption “Executive Compensation—Potential Payments Upon Termination or Change in Control.”

Effect of Tax and Accounting Considerations on Compensation Design

Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), historically limited the deductibility by the Company of compensation paid to certain executive officers that did not qualify as “performance-based” to more than $1,000,000 paid in any one year. While U.S federal tax law reforms adopted in December 2017 repealed the qualified performance-based compensation exception to the Section 162(m) deduction limit, the Committee decided to maintain the performance-based structure of the 2018 Bonus Plan to maximize its ability to take advantage of applicable deductions under Section 162(m) and comparable provisions of state and local tax codes that have not been conformed to new federal law. While the Committee considers the deductibility of awards as one factor in determining executive compensation, the Committee also looks at other factors in making its decisions, as noted above, and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by NuVasive for tax purposes.

Because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given that compensation intended to satisfy the requirements for exemption from Section 162(m) (or comparable provisions of state and local tax codes) in fact will. Further, the Committee reserves the right to modify compensation that was initially intended to be exempt from Section 162(m) and comparable provisions of state and local tax codes if it determines that such modifications are consistent with NuVasive’s business needs.

As a result of the U.S federal tax law reforms adopted in December 2017, the exemption from the Section 162(m) deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers in excess of $1,000,000 will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.

Compensation Committee Report

The Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on these reviews and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K or the annual meeting Proxy Statement on Schedule 14A.

Daniel J. Wolterman (Chairperson)

Robert F. Friel

Donald J. Rosenberg, Esq.

R. Scott Huennekens

The preceding “Compensation Committee Report” shall not be deemed to be “soliciting material” or “filed” with the SEC, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates it by reference into such filing.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2018, the following individuals served as members of the Compensation Committee: Daniel J. Wolterman (Chairperson), Robert F. Friel, Donald J. Rosenberg, Esq. and R. Scott Huennekens. At the time of their service as a member of the Compensation Committee, each of the foregoing individuals was a non-employee Director. No member of the Compensation Committee had a relationship that would constitute an interlocking relationship as defined by SEC rules for the fiscal year ended December 31, 2018.

EXECUTIVE COMPENSATION

2018 Summary Compensation Table

The following table shows for the annual periods ended December 31, 2018, 2017 and 2016, information concerning compensation awarded to, paid to, or earned by, the NEOs listed below.

Name and Position(1)	Year	Salary($)	Bonus ($)	Stock Awards(2)($)	Option Awards($)	Non-Equity Incentive Plan Compensation(3)($)	All Other Compensation(4)($)	Total(5) ($)

J. Christopher Barry(6)	2018	$92,308	$500,000	$4,500,086	—	—	$23,880	$5,116,273
CEO (since Nov. 5, 2018)

Gregory T. Lucier	2018	$836,539	—	$3,075,059	—	$553,438	$7,899	$4,472,935
CEO (through Nov. 4, 2018)	2017	$833,649	—	$3,934,112	—	$2,027,750	$8,438	$6,803,949
	2016	$800,000	—	$4,130,788	—	$1,100,000	$19,827	$6,050,615

Rajesh J. Asarpota(7)	2018	$472,115	—	$900,100	—	$179,550	$20,411	$1,572,177
EVP and CFO	2017	$134,462	—	$700,039	—	$266,719	$9,785	$1,111,005

Matthew W. Link	2018	$500,000	—	$2,150,150	—	$189,000	$13,062	$2,852,211
President	2017	$471,950	—	$1,425,835	—	$524,500	$3,829	$2,426,114
	2016	$452,409	—	$991,458	—	$470,000	$8,623	$1,922,490

Peter M. Leddy, Ph.D.(8)	2018	$493,173	—	$1,033,125	—	$179,550	$7,831	$1,713,679
EVP, People and Culture	2017	$453,459	—	$925,794	—	$255,285	$6,378	$1,640,916
	2016	$450,000	—	$908,856	—	$435,000	$4,828	$1,798,684

Stephen Rozow III	2018	$415,962	—	$562,536	—	$151,200	$4,806	$1,134,504
EVP, Global Process Transformation

Harry Skip Kiil(9)	2018	$433,654	—	$900,100	—	—	$1,865	$1,335,619
EVP, Global Commercial	2017	$257,808	$400,000	$700,077	—	$260,775	$29,107	$1,647,767

Joan B. Stafslien(10)	2018	$253,846	—	$900,100	—	$88,053	$294,495	$1,536,495
EVP, General Counsel

(1)

As discussed above in the Compensation Discussion and Analysis (“CD&A”), Mr. Barry joined NuVasive as Chief Executive Officer on November 5, 2018 to succeed Mr. Lucier. Mr. Lucier continues to serve as Chairman of the Board. In connection with updates to the Company’s organization structure and leadership team by Mr. Barry, each of Dr. Leddy and Mr. Rozow left the Company as of December 31, 2018, and Mr. Link, who previously served as President, Strategy, Technology and Corporate Development, assumed the role of NuVasive’s President in January 2019. The positions for Ms. Stafslien and Mr. Kiil, who left the Company as of June 28, 2018 and October 31, 2018, respectively, reflect positions held on such dates.

(2)

Stock awards consist of restricted stock units (“RSUs”) and performance restricted stock units (“PRSUs”), as further described in the Grants of Plan-Based Awards Table. Represents the grant date valuation of the awards computed in accordance with the FASB ASC Topic 718 rather than an amount paid to or realized by the NEO. The value of PRSUs is based on the target number of shares subject to the award. If the highest level of performance conditions are achieved, the value based on the maximum number of shares for each NEO is as follows: Mr. Barry – $2,500,048, Mr. Lucier – $2,050,075, Mr. Asarpota – $600,102, Mr. Link – $600,102, Dr. Leddy – $600,102, Mr. Rozow – $375,024, Mr. Kiil – $600,102, and Ms. Stafslien – $600,102. For more information on how stock awards are valued, see Note 7 in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on February 20, 2019.

(3)	Amounts in this column reflect cash bonuses paid under the 2018 Annual Performance Bonus Plan.

(4)

Amounts in this column represent the total amount of perquisites and personal benefits, including (i) annual executive physical examinations; (ii) group term life insurance; (iii) relocation benefits; and (iv) other taxable and non-taxable benefits.

(5)	Amounts in this column may not equal the sum of the amounts in each other column due to rounding.

(6)

For Mr. Barry, who joined NuVasive on November 5, 2018, Bonus in 2018 reflects a new hire cash award equal to $500,000 that is payable in April 2019. All Other Compensation in 2018 includes $23,814 in taxable relocation benefits and $66 for group term life insurance.

(7)

For Mr. Asarpota, who joined NuVasive on September 1, 2017, All Other Compensation in 2018 includes $17,229 in taxable relocation benefits, $2,465 for group term life insurance, and $717 in other taxable benefits.

(8)

For Dr. Leddy, who left NuVasive as of December 31, 2018, Stock Awards includes incremental compensation expense of $133,025 recorded by the Company in connection with modifications of Dr. Leddy’s outstanding equity-based awards.

(9)

For Mr. Kiil, Bonus and All Other Compensation in 2017 is adjusted to reflect that Mr. Kiil was required to repay 50% of his new hire cash bonus, equal to the amount of $400,000, and 50% of the relocation benefits received in 2017 (including non-taxable benefits), equal to the amount of $121,914, in connection with his departure from the Company as of October 31, 2018.

(10)

For Ms. Stafslien, All Other Compensation in 2018 includes $256,900 in severance payments paid in connection with her departure from the Company as of June 28, 2018, $36,000 in consulting fees paid for services provided following her departure from the Company, $1,229 for group term life insurance and $365 in other taxable benefits.

CEO Pay Ratio

Under rules promulgated by the SEC, companies are required to disclose the ratio of CEO compensation to the compensation of their “median employee”. For the 2018 fiscal year, the total compensation for our CEO, Mr. Barry, was $5,116,273 as reported in the 2018 Summary Compensation Table (the “SCT”) on page 49. Since Mr. Barry was hired on November 5, 2018, we annualized his total compensation to arrive at a value of $5,825,610 used for the CEO Pay Ratio calculation as follows:

Summary Compensation Table Components	Actual Values from 2018 Summary Compensation Table	For CEO Pay Ratio: Annualized Values + One-Time Values	Rationale
Salary	$92,308	$800,000	Annualized Salary
Bonus	$500,000	$500,000	Not annualized; One-time cash award
Stock Awards	$4,500,086	$4,500,086	Not annualized; One-time LTI award
Option Awards	—	—	—
Non-Equity Incentive Plan Compensation	—	—	—
All Other Compensation	$23,880	$25,524	Not annualized: $23,814 in taxable relocation benefits since they are not recurring in nature Annualized: $66 in other taxable benefits that are recurring in nature
Total	$5,116,273	$5,825,610

As permitted by SEC rules, we identified our median employee using “annualized cash compensation,” which includes:

•	annualized base pay (which was calculated for both hourly or salaried employee based on the employee’s standard annual work hours, determined as of our December 31, 2018 determination date),

•	annualized target cash incentives (excluding commissions), and

•	actual commissions earned in 2018.

As we do not employ a material seasonal workforce only employees employed on the determination date are used to determine the median employee. Additionally, for annualized base pay and annualized target cash incentives, only the values in effect as of the determination date are utilized to determine the median employee. We do not believe this assumption has a material impact on the median employee identified or the resulting CEO pay ratio. For all compensation paid in currencies other than the U.S. Dollar, all values were converted to the U.S. Dollar using foreign currency exchange rates on December 31, 2018.

After identifying our median employee, we then calculated compensation for such median employee using the same methodology used to calculate compensation for our NEOs in the SCT. On the SCT basis, the annual total compensation for the median employee for the 2018 fiscal year was $73,242. The median employee identified did not receive any stock-based compensation during the 2018 fiscal year.

•	The CEO’s annual total compensation for 2018, calculated as discussed above, was $5,825,610.

•	The resulting ratio of CEO pay to NuVasive’s median employee pay is 80:1.

Grants of Plan-Based Awards

The following table sets forth information regarding grants of LTI awards and potential cash payments made to our NEOs during the fiscal year ended December 31, 2018.

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(#)	Grant Date Fair Value of Stock Awards(3) ($)
Name		Threshold($)	Target($)	Maximum($)	Threshold(#)	Target(#)	Maximum(#)

J. Christopher Barry
- 2018 Performance RSUs (new hire)	11/5/2018	—	—	—	17,944(4)	44,860(5)	44,860(6)	—	$2,500,048
- 2018 RSUs (new hire)	11/5/2018	—	—	—	—	—	—	35,888(7)	$2,000,038

Gregory T. Lucier
- 2018 Annual Performance Bonus	—	$328,125(8)	$1,312,500(9)	$2,625,000(10)	—	—	—	—	—
- 2018 Performance Cash	4/30/2018	$10,250(11)	$1,025,000(12)	$2,050,000(13)	—	—	—	—	—
- 2018 Performance RSUs	4/30/2018	—	—	—	193(14)	19,264(15)	38,528(16)	—	$1,025,037
- 2018 RSUs	4/30/2018	—	—	—	—	—	—	38,527(17)	$2,050,022

Rajesh J. Asarpota
- 2018 Annual Performance Bonus	—	$106,875(8)	$427,500(9)	$855,000(10)	—	—	—	—	—
- 2018 Performance Cash	4/30/2018	$3,000(11)	$300,000(12)	$600,000(13)	—	—	—	—	—
- 2018 Performance RSUs	4/30/2018	—	—	—	57(14)	5,639(15)	11,278(16)	—	$300,051
- 2018 RSUs	4/30/2018	—	—	—	—	—	—	11,277(17)	$600,049

Matthew W. Link
- 2018 Annual Performance Bonus	—	$112,500(8)	$450,000(9)	$900,000(10)	—	—	—	—	—
- 2018 Performance Cash	4/30/2018	$3,000(11)	$300,000(12)	$600,000(13)	—	—	—	—	—
- 2018 Performance RSUs	4/30/2018	—	—	—	57(14)	5,639(15)	11,278(16)	—	$300,051
- 2018 RSUs	4/30/2018	—	—	—	—	—	—	11,277(17)	$600,049
- RSUs (promotion)	12/3/2018	—	—	—	—	—	—	20,065(7)	$1,250,050
- Performance Cash (promotion)	12/3/2018	$125,000(18)	$1,250,000(19)	$1,250,000(20)	—	—	—	—	—

Peter M. Leddy, Ph.D.(21)
- 2018 Annual Performance Bonus	—	$106,875(8)	$427,500(9)	$855,000(10)	—	—	—	—	—
- 2018 Performance Cash	4/30/2018	$3,000(11)	$300,000(12)	$600,000(13)	—	—	—	—	—
- 2018 Performance RSUs	4/30/2018	—	—	—	57(14)	5,639(15)	11,278(16)	—	$300,051
- 2018 RSUs	4/30/2018	—	—	—	—	—	—	11,277(17)	$600,049

Stephen Rozow III
- 2018 Annual Performance Bonus	—	$90,000(8)	$360,000(9)	720,000(10)	—	—	—	—	—
- 2018 Performance Cash	4/30/2018	$1,875(11)	$187,500(12)	$375,000(13)	—	—	—	—	—
- 2018 Performance RSUs	4/30/2018	—	—	—	36(14)	3,524(15)	7,048(16)	—	$187,512
- 2018 RSUs	4/30/2018	—	—	—	—	—	—	7,048(17)	$375,024

Harry Skip Kiil
- 2018 Annual Performance Bonus	—	$112,500(8)	$450,000(9)	$900,000(10)	—	—	—	—	—
- 2018 Performance Cash	4/30/2018	$3,000(11)	$300,000(12)	$600,000(13)	—	—	—	—	—
- 2018 Performance RSUs	4/30/2018	—	—	—	57(14)	5,639(15)	11,278(16)	—	$300,051
- 2018 RSUs	4/30/2018	—	—	—	—	—	—	11,277(17)	$600,049

Joan B. Stafslien
- 2018 Annual Performance Bonus	—	$106,875(8)	$427,500(9)	$855,000(10)	—	—	—	—	—
- 2018 Performance Cash	4/30/2018	$3,000(11)	$300,000(12)	$600,000(13)	—	—	—	—	—
- 2018 Performance RSUs	4/30/2018	—	—	—	57(14)	5,639(15)	11,278(16)	—	$300,051
- 2018 RSUs	4/30/2018	—	—	—	—	—	—	11,277(17)	$600,049

(1)

Represents the hypothetical payments possible under our NEOs’ respective non-equity bonus awards. 2018 Annual Performance Bonus reflects potential cash payments under the 2018 Annual Performance Bonus Plan; the amounts actually paid to our NEOs for 2018 are set forth above in the Summary Compensation Table under the heading “Non-Equity Incentive Plan Compensation.” 2018 Performance Cash reflects potential cash payments under performance cash awards granted as part of the 2018 annual LTI award, which cliff vest in 2021; no amounts were paid to our NEOs with respect to these awards for 2018. In the case of Mr. Link, the Performance Cash (promotion) reflects potential cash payments under a one-time Performance Cash award granted in connection with Mr. Link’s promotion to the role of the Company’s President, Strategy, Technology and Corporate Development, which cliff vests in 2020 subject to the achievement of operational goals.

(2)

Represents the hypothetical payments possible under our NEOs’ respective equity incentive awards as described in the CD&A under the headings “2018 Long-Term Incentive Awards—Annual Grant” and “2018 Long-Term Incentive Awards – New Hires/Promotions.”

(3)

The amounts represent the grant date valuation at target of the awards computed in accordance with the FASB ASC Topic 718. For more information, see Note 7 in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on February 20, 2019.

(4)

The new hire PRSUs are subject to performance conditions based on the level of year-over-year improvement in the Company’s non-GAAP earnings per share (“EPS”) during the three-year performance period ending as of September 30, 2021, which must be satisfied before vesting can occur. The Threshold is based upon 0% improvement during each year of the performance period. For each year of the performance period, the previous year’s non-GAAP EPS becomes the new baseline. Under this scenario, Mr. Barry would earn 40% of the Target grant of PRSUs. If minimum performance levels are not achieved, payout could be zero.

(5)

The new hire PRSUs are subject to performance conditions based on the level of year-over-year improvement in the Company’s non-GAAP EPS during the three-year performance period ending as of September 30, 2021, which must be satisfied before vesting can occur. The Target is based upon 10% or greater improvement during each year of the performance period. For each year of the performance period, the previous year’s non-GAAP EPS becomes the new baseline. Under this scenario, Mr. Barry would earn 100% of the Target grant of PRSUs.

(6)

The new hire PRSUs are subject to performance conditions based on the level of year-over-year improvement in the Company’s non-GAAP EPS during the three-year performance period ending as of September 30, 2021, which must be satisfied before vesting can occur. The Maximum is based upon 10% or greater improvement each year of the performance period. For each year of the performance period, the previous year’s non-GAAP EPS becomes the new baseline. Under this scenario, Mr. Barry would earn 100% of the Target grant of PRSUs.

(7)	RSU awards subject to time-based vesting.

(8)

The 2018 Annual Performance Bonus Plan awards are subject to performance conditions based on the level of revenue growth and improvement in non-GAAP operating margin during the year ended December 31, 2018. These awards are also subject to a non-GAAP EPS performance hurdle, which must be satisfied before vesting can occur. The Threshold payment is based upon 94.1% achievement of the revenue goal and failing to achieve at least 94.9% of the non-GAAP operating margin goal. Under this scenario and assuming the NEOs’ individual goals were achieved, our NEOs would earn 25% of their respective Target payment. If minimum performance levels are not achieved, payout could be zero.

(9)

The 2018 Annual Performance Bonus Plan awards are subject to performance conditions based on the level of revenue growth and improvement in non-GAAP operating margin during the year ended December 31, 2018. These awards are also subject to a non-GAAP EPS performance hurdle, which must be satisfied before vesting can occur. The Target payment is set as a percentage of the NEOs’ salary as discussed in the CD&A under the heading “2018 Annual Performance Bonus.”

(10)

The 2018 Annual Performance Bonus Plan awards are subject to performance conditions based on the level of revenue growth and improvement in non-GAAP operating margin during the year ended December 31, 2018. These awards are also subject to a non-GAAP EPS performance hurdle, which must be satisfied before vesting can occur. The Maximum payment is based upon 108.8% or greater achievement of the revenue goal and 109.5% or greater of the non-GAAP operating margin goal. Under this scenario and assuming the NEOs individual goals were achieved, our NEOs would earn 200% of their respective Target payment.

(11)

The Performance Cash awards granted as part of the 2018 annual LTI award to our NEOs and other executive officers are subject to performance conditions based on the level of year-over-year revenue growth during the three-year performance period ending as of December 31, 2020. These awards are also subject to a non-GAAP EPS performance hurdle, which must be satisfied before vesting can occur. The Threshold payment is based upon 0.05% revenue growth each year during the performance period. Under this scenario, our NEOs would earn 1% of their respective Target grant of Performance Cash awards. If minimum performance levels are not achieved, payout could be zero.

(12)

The Performance Cash awards granted as part of the 2018 annual LTI award to our NEOs and other executive officers are subject to performance conditions based on the level of year-over-year revenue growth during the three-year performance period ending as of December 31, 2020. These awards are also subject to a non-GAAP EPS performance hurdle, which must be satisfied before vesting can occur. The Target payment is based upon 5% revenue growth each year during the performance period. Under this scenario, our NEOs would earn 100% of their respective Target grant of Performance Cash awards.

(13)

The Performance Cash awards granted as part of the 2018 annual LTI award to our NEOs and other executive officers are subject to performance conditions based on the level of year-over-year revenue growth during the three-year performance period ending as of December 31, 2020. These awards are also subject to a non-GAAP EPS performance hurdle, which must be satisfied before vesting can occur. The Maximum payment is based upon 8% revenue growth each year during the performance period. Under this scenario, our NEOs would earn 200% of their respective Target grant of Performance Cash awards.

(14)

The Performance RSUs granted as part of the 2018 annual LTI award to our NEOs and other executive officers are subject to performance conditions based on the level of year-over-year improvement in non-GAAP operating margin during the three-year performance period ending as of December 31, 2020. These awards are also subject to a non-GAAP EPS performance hurdle which must be satisfied before vesting can occur. The Threshold is based upon one basis point improvement each year from 2018 to 2020 compared to the baseline non-GAAP operating margin. In 2019 and 2020, the previous year’s non-GAAP operating margin becomes the new baseline. Under this scenario, our NEOs would earn 1% of their respective Target grant of PRSUs. If minimum performance levels are not achieved, payout could be zero.

(15)

The Performance RSUs granted as part of the 2018 annual LTI award to our NEOs and other executive officers are subject to performance conditions based on the level of year-over-year improvement in non-GAAP operating margin during the three-year performance period ending as of December 31, 2020. These awards are also subject to a non-GAAP EPS performance hurdle which must be satisfied before vesting can occur. The Target is based upon 100 basis point improvement each year from 2018 to 2020 compared to the baseline non-GAAP operating margin. In 2019 and 2020, the previous year’s non-GAAP operating margin becomes the new baseline. Under this scenario, our NEOs would earn 100% of their respective Target grant of PRSUs.

(16)

The Performance RSUs granted as part of the 2018 annual LTI award to our NEOs and other executive officers are subject to performance conditions based on the level of year-over-year improvement in non-GAAP operating margin during the three-year performance period ending as of December 31, 2020. These awards are also subject to a non-GAAP EPS performance hurdle which must be satisfied before vesting can occur. The Maximum is based upon 175 basis point or greater improvement each year from 2018 to 2020 compared to the baseline non-GAAP operating margin. In 2019 and 2020, the previous year’s non-GAAP operating margin becomes the new baseline. Under this scenario, our NEOs would earn 200% of their respective Target grant of PRSUs.

(17)	RSU awards granted as part of the 2018 annual LTI award to our NEOs and other executive officers are subject to a non-GAAP EPS performance hurdle, which must be satisfied before vesting can occur.

(18)

The Performance Cash award granted to Mr. Link in connection with his promotion to the role of the Company’s President, Strategy, Technology and Corporate Development is subject to performance conditions based on the achievement of operational goals, which must be satisfied before vesting can occur. The Threshold payment is based upon 1% achievement of the operational goals. Under this scenario, Mr. Link would earn 1% of his Target grant of the Performance Cash award. If the operational goals are not achieved, payout could be zero.

(19)

The Performance Cash award granted to Mr. Link in connection with his promotion to the role of the Company’s President, Strategy, Technology and Corporate Development is subject to performance conditions based on the achievement of operational goals, which must be satisfied before vesting can occur. The Target payment is based upon 100% achievement of the operational goals. Under this scenario, Mr. Link would earn 100% of his Target grant of the Performance Cash award.

(20)

The Performance Cash award granted to Mr. Link in connection with his promotion to the role of the Company’s President, Strategy, Technology and Corporate Development is subject to performance conditions based on the achievement of operational goals, which must be satisfied before vesting can occur. The Maximum payment is based upon 100% achievement of the operational goals. Under this scenario, Mr. Link would earn 100% of his Target grant of the Performance Cash award.

(21)

In connection with Dr. Leddy’s departure from the Company as of December 31, 2018, the Company modified Dr. Leddy’s outstanding LTI awards that had not vested as of such date, such that any and all service vesting conditions for such awards were waived. All of Dr. Leddy’s outstanding LTI awards remain subject to and conditioned on satisfaction of any and all applicable performance conditions and such modification did not shorten any performance period applicable to such awards or accelerate the settlement date of any such awards prior to the end of the performance period. The Company recorded a net increase in compensation expense of $133,025 in connection with the modifications of Dr. Leddy’s outstanding equity-based awards.

Outstanding Equity Awards at December 31, 2018

The following table sets forth information regarding outstanding equity awards held by our NEOs as of December 31, 2018.

Option Awards					Stock Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares (#) or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested (2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares (#), Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
J. Christopher Barry	—	—	—	—	35,888 (3)	$1,778,609	44,860 (4)	$2,223,262
Gregory T. Lucier	—	—	—	—	107,702 (5)	$5,337,711	373,910 (6)	$18,530,980
Rajesh Asarpota	—	—	—	—	11,242 (7)	$557,154	16,916 (8)	$838,357
Matthew W. Link	12,500	—	$44.24	4/1/2020 (9)	45,057 (10)	$2,233,025	28,083 (11)	$1,391,793
	260	—	$26.62	1/3/2021 (9)	—	—	—	—
Peter M. Leddy, Ph.D.	—	—	—	—	23,397 (12)	$1,159,555	45,603 (13)	$2,260,85
Stephen Rozow III	—	—	—	—	9,123 (14)	$452,136	14,295 (15)	$708,460
Harry Skip Kiil	—	—	—	—	—	—	—	—
Joan B. Stafslien	—	—	—	—	15,479 (16)	$767,139	20,881 (17)	$1,034,862

(1)	Information regarding potential acceleration of certain equity awards for the NEOs is provided under the heading “Potential Payments Upon Termination or Change of Control” below.

(2)

Computed by multiplying the number of shares underlying an RSU award or the target number of shares underlying a PRSU award by $49.56, the closing market price of our common stock on December 31, 2018.

(3)	Represents 35,888 RSUs granted on November 5, 2018, which are subject to time-based vesting as to 50% on each of November 5, 2019 and November 5, 2020.

(4)

Represents 44,860 PRSUs granted on November 5, 2018, which are subject to vesting on November 5, 2021, subject to performance conditions during the three-year performance period ending as of September 30, 2021 that have not yet been met.

(5)

Represents RSUs granted subject to non-GAAP EPS performance hurdle that has been satisfied and certified, as follows: (i) 13,997 RSUs granted on May 22, 2015, which are subject to vesting on February 1, 2019; (ii) 60,010 RSUs granted March 1, 2016, which are subject to vesting on March 1, 2019; and (iii) 33,695 RSUs granted on March 1, 2017, which are subject to vesting on March 1, 2020.

(6)

Represents PRSUs granted subject to multi-year performance conditions that have not yet been met, as follows: (i) 156,775 PRSUs granted on May 22, 2015, which are subject to vesting on May 22, 2019, subject to performance conditions over fiscal years 2015-2019; (ii) 112,491 PRSUs granted on May 22, 2015, which are subject to vesting on May 22, 2020, subject to performance conditions over fiscal years 2015-2020; (iii) 16,848 PRSUs granted on March 1, 2017, which are subject to vesting on March 1, 2020, subject to performance conditions over fiscal years 2017-2019; and (iv) 19,264 PRSUs granted on April 30, 2018, which are subject to vesting on April 30, 2021, subject to performance conditions over fiscal years 2018-2020. Also includes 30,005 PRSUs granted on March 1, 2016 subject to performance conditions over fiscal years 2016-2018. As of December 31, 2018, the performance conditions had not yet been certified for these PRSUs. Following certification of the performance conditions, these PRSUs are subject to vesting in full on March 1, 2019. Also includes 38,527 RSUs granted on April 30, 2018 subject to a non-GAAP EPS performance hurdle for fiscal year 2018. As of December 31, 2018, the performance hurdle had not yet been certified for these RSUs. Following certification of the performance hurdle, these RSUs are subject to vesting in full on April 30, 2021.

(7)	Represents 11,242 RSUs granted on September 1, 2017 subject to a non-GAAP EPS performance hurdle that has been satisfied and certified, which are subject to vesting on September 1, 2020.

(8)

Represents 5,639 PRSUs granted on April 30, 2018, which are subject to vesting on April 30, 2021, subject to performance conditions over fiscal years 2018-2020. Also includes 11,277 RSUs granted on April 30, 2018 subject to a non-GAAP EPS performance hurdle for fiscal year 2018. As of December 31, 2018, the performance hurdle had not yet been certified for these RSUs. Following certification of the performance hurdle, these RSUs are subject to vesting in full on April 30, 2021.

(9)	Option awards have vested and have a term of ten years from the date of grant.

(10)

Represents RSUs granted subject to a non-GAAP EPS performance hurdle that has been satisfied and certified, as follows: (i) 2,660 RSUs granted on February 17, 2015, which are subject to vesting on February 1, 2019; (ii) 14,403 RSUs granted March 1, 2016, which are subject to vesting on March 1, 2019; and (iii) 7,929 RSUs granted March 1, 2017, which are subject to vesting on March 1, 2020. Also includes 20,065 RSUs granted on December 3, 2018 not subject to a performance hurdle, which are subject to vesting on December 3, 2021.

(11)

Represents PRSUs granted subject to multi-year performance conditions that have not yet been met, as follows: (i) 3,965 PRSUs granted on March 1, 2017, which are subject to vesting on March 1, 2020, subject to performance conditions over fiscal years 2017-2019; and (ii) 5,639 PRSUs granted on April 30, 2018, which are subject to vesting on April 30, 2021, subject to performance conditions over fiscal years 2018-2020. Also includes 7,202 PRSUs granted on March 1, 2016 subject to performance conditions over fiscal years 2016-2018. As of December 31, 2018, the performance conditions had not yet been certified for these PRSUs. Following certification of the performance conditions, these PRSUs are subject to vesting in full on March 1, 2019. Also includes 11,277 RSUs granted on April 30, 2018 subject to a non-GAAP EPS performance hurdle for fiscal year 2018. As of December 31, 2018, the performance hurdle had not yet been certified for these RSUs. Following certification of the performance hurdle, these RSUs are subject to vesting in full on April 30, 2021.

(12)

Represents RSUs granted subject to non-GAAP EPS performance hurdle that has been satisfied and certified, as follows: (i) 2,265 RSUs granted on August 3, 2015, which are subject to vesting on August 1, 2019; (ii) 13,203 RSUs granted March 1, 2016, which are subject to vesting on March 1, 2019; and (iii) 7,929 RSUs granted March 1, 2017, which are subject to vesting on March 1, 2020.

(13)

Represents PRSUs granted subject to multi-year performance conditions that have not yet been met, as follows: (i) 18,120 PRSUs granted on August 3, 2015, which are subject to vesting on August 3, 2019, which are subject to performance conditions over fiscal years 2015-2019; (ii) 3,965 PRSUs granted on March 1, 2017, which are subject to vesting on March 1, 2020, subject to performance conditions over fiscal years 2017-2019; and (iii) 5,639 PRSUs granted on April 30, 2018, which are subject to vesting on April 30, 2021, subject to performance conditions over fiscal years 2018-2020. Also includes 6,602 PRSUs granted on March 1, 2016 subject to performance conditions over fiscal years 2016-2018. As of December 31, 2018, the performance conditions had not yet been certified for these PRSUs. Following certification of the performance conditions, these PRSUs are subject to vesting in full on March 1, 2019. Also includes 11,277 RSUs granted on April 30, 2018 subject to a non-GAAP EPS performance hurdle for fiscal year 2018. As of December 31, 2018, the performance hurdle had not yet been certified for these RSUs. Following certification of the performance hurdle, these RSUs are subject to vesting in full on April 30, 2021.

(14)

Represents RSUs granted subject to time-based vesting, as follows: (i) 1,679 RSUs granted on May 1, 2015, which are subject to vesting on May 1, 2019; (ii) 4,801 RSUs granted on March 1, 2016, which are subject to vesting on March 1, 2019; and (iii) 2,643 RSUs granted on March 1, 2017, which are subject to vesting on March 1, 2020.

(15)

Represents PRSUs granted subject to multi-year performance conditions that have not yet been met, as follows: (i) 1,322 PRSUs granted on March 1, 2017, which are subject to vesting on March 1, 2020, subject to performance conditions over fiscal years 2017-2019; and (ii) 3,524 PRSUs granted on April 30, 2018, which are subject to vesting on April 30, 2021, subject to performance conditions over fiscal years 2018-2020. Also includes 2,401 PRSUs granted on March 1, 2016 subject to performance conditions over fiscal years 2016-2018. As of December 31, 2018, the performance conditions had not yet been certified for these PRSUs. Following certification of the performance conditions, these PRSUs are subject to vesting in full on March 1, 2019. Also includes 7,048 RSUs granted on April 30, 2018 subject to a non-GAAP EPS performance hurdle for fiscal year 2018. As of December 31, 2018, the performance hurdle had not yet been certified for these RSUs. Following certification of the performance hurdle, these RSUs are subject to vesting in full on April 30, 2021.

(16)

Represents RSUs granted subject to non-GAAP EPS performance hurdle that has been satisfied and certified, as follows: (i) 7,550 RSUs granted on October 3, 2016, which are subject to vesting on October 1, 2019; and (ii) 7,929 RSUs granted on March 1, 2017, which are subject to vesting on March 1, 2020.

(17)

Represents PRSUs granted subject to multi-year performance conditions that have not yet been met, as follows: (i) 3,965 PRSUs granted on March 1, 2017, which are subject to vesting on March 1, 2020, subject to performance conditions over fiscal years 2017-2019; and (ii) 5,639 PRSUs granted on April 30, 2018, which are subject to vesting on April 30, 2021, subject to performance conditions over fiscal years 2018-2020. Also includes 11,277 RSUs granted on April 30, 2018 subject to a non-GAAP EPS performance hurdle for fiscal year 2018. As of December 31, 2018, the performance hurdle had not yet been certified for these RSUs. Following certification of the performance hurdle, these RSUs are subject to vesting in full on April 30, 2021.

2018 Option Exercises and Stock Vested

The following table sets forth information regarding options exercised by our NEOs and RSUs and PRSUs that vested during the fiscal year ended December 31, 2018.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
J. Christopher Barry	—	—	—	—
Gregory T. Lucier	—	—	13,998	$678,903
Rajesh Asarpota	—	—	—	—
Matthew W. Link	500	$9,165	2,660	$129,010
Peter M. Leddy, Ph.D.	—	—	2,265	$146,704
Stephen Rozow III	—	—	1,680	$89,275
Harry Skip Kiil	—	—	—	—
Joan B. Stafslien	—	—	—	—

(1)	Represents the excess of the fair market value of the shares exercised over the aggregate exercise price of such shares on the date of exercise.

(2)	The value realized on vesting is determined by multiplying (i) the number of shares that vested during 2018, times (ii) the closing price of our common stock on NASDAQ on the applicable vesting date.

Potential Payments Upon Termination or Change in Control

The following tables reflect estimates of the amounts which would be paid out to our NEOs upon an applicable termination event (with different scenarios outlined on a column-by-column basis). The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company. For purposes of the tables below, an effective date of December 31, 2018 was used and the target award amount was used for performance-based awards with performance periods not yet completed. For our NEOs for whom an applicable termination event has occurred, we have used actual amounts to be paid out following such termination event.

The following table describes the potential payments upon termination of employment or change in control of NuVasive for J. Christopher Barry, NuVasive’s Chief Executive Officer, assuming an effective date of December 31, 2018:

Executive Benefits and Payments Upon Termination (1)	Voluntary Termination or Termination for “Cause”	Involuntary Termination Other than for “Cause”	Termination due to Death or Disability	Termination Following Change in Control (2)
Cash Severance	—	$1,600,000(3)	—	$3,850,043(4)
LTI Award Acceleration	—	—	$4,001,871 (5)	$4,001,871(5)
Health Benefits (6)	—	—	—	—
Outplacement Services	—	$25,000	—	—
Total:	—	$1,625,000	$4,001,871	$7,851,914

(1)	Assumes the executive’s non LTI, cash compensation is as follows: base salary equal to $800,000 with zero annual incentive opportunity for 2018.

(2)

Based on (i) involuntary termination by the Company (other than for death, disability or “cause”) (ii) or termination by Mr. Barry for “good reason”, in each case within two years of a change in control.

(3)

As the CEO, Mr. Barry is eligible to receive a severance benefit equal to two times the sum of his annual base salary and target annual bonus, plus an additional amount with respect to the annual bonus for year of termination, payable based on actual performance for the relevant performance period and pro-rated for the length of service during such year. Since Mr. Barry’s new hire compensation package did not include a bonus for 2018, the amount reflects two times Mr. Barry’s base salary for 2018.

(4)

Reflects a severance benefit in an amount equal to (i) two times the sum of the executive’s annual base salary plus the greater of the executive’s target annual bonus for the year of termination or the highest of the three annual bonuses paid to the executive prior to the termination of employment, (ii) a pro rata portion of the executive’s annual bonus for the year of termination, and (iii) a pro rata portion of the applicable prior LTI award, not to exceed 6/12ths. Since Mr. Barry’s new hire compensation package did not include a bonus for 2018, the amount reflects two times Mr. Barry’s base salary for 2018 plus the pro-rated value of his LTI award in 2018.

(5)

Reflects acceleration of unvested RSU, PRSU and performance cash awards based on a Company stock price of $49.56 per share (the closing price on December 31, 2018). Unvested performance-based awards are presented assuming they are paid out at target. Mr. Barry may also hold additional shares of Company stock.

(6)	The after-tax cost of continued participation in the Company’s benefit plans for a period of 24 months. Mr. Barry did not elect healthcare benefits in 2018.

The following table describes the potential payments upon termination or change in control of NuVasive for Rajesh J. Asarpota, NuVasive’s Executive Vice President and Chief Financial Officer, assuming an effective date of December 31, 2018:

Executive Benefits and Payments Upon Termination (1)	Voluntary Termination or Termination for “Cause”	Involuntary Termination Other than for “Cause”	Termination due to Death or Disability	Termination Following Change in Control (2)
Cash Severance	—	$902,500(3)	—	$2,832,550(4)
LTI Award Acceleration	—	—	$1,695,510(5)	$1,695,510(5)
Health Benefits	—	$23,547(6)	—	$48,045(7)
Outplacement Services	—	$25,000	—	—
Total:	—	$951,047	$1,695,510	$4,576,096

(1)	Assumes the executive’s non LTI, cash compensation is as follows: base salary equal to $475,000 with annual incentive opportunity equal to 90% of base salary.

(2)

Based on (i) involuntary termination by the Company (other than for death, disability or “cause”) or (ii) termination by Mr. Asarpota for “good reason”, in each case within two years of a change in control.

(3)

Reflects a severance benefit equal to one times the executive’s annual base salary plus an additional amount with respect to the annual bonus for year of termination, payable based on lesser of target or actual performance for the relevant performance period and pro-rated for the length of service during such year.

(4)

Reflects a severance benefit in an amount equal to (i) two times the sum of the executive’s annual base salary plus the greater of the executive’s target annual bonus for the year of termination or the highest of the three annual bonuses paid to the executive prior to the termination of employment, (ii) a pro rata portion of the executive’s annual bonus for the year of termination, and (iii) a pro rata portion of the annual LTI award, not to exceed 6/12ths.

(5)

Reflects acceleration of unvested RSU, PRSU and performance cash awards based on a Company stock price of $49.56 per share (the closing price on December 31, 2018). Unvested performance-based awards are presented assuming they are paid out at target. Mr. Asarpota may also hold additional shares of Company stock

(6)	The after-tax cost of continued participation in the Company’s benefit plans for a period of 12 months.

(7)	The after-tax cost of continued participation in the Company’s benefit plans for a period of 24 months.

The following table describes the potential payments upon termination or change in control of NuVasive for Matthew W. Link, NuVasive’s President, assuming an effective date of December 31, 2018:

Executive Benefits and Payments Upon Termination (1)	Voluntary Termination or Termination for “Cause”	Involuntary Termination Other than for “Cause”	Termination due to Death or Disability	Termination Following Change in Control (2)
Cash Severance	—	$950,000(3)	—	$3,010,069(4)
LTI Award Acceleration	—	—	$5,774,818(5)	$5,774,818(5)
Health Benefits	—	$38,241(6)	—	$78,012(7)
Outplacement Services	—	$25,000	—	—
Total:	—	$1,013,241	$5,774,818	$8,862,899

(1)	Assumes the executive’s non LTI, cash compensation is as follows: base salary equal to $500,000 with annual incentive opportunity equal to 90% of base salary.

(2)

Based on (i) involuntary termination by the Company (other than for death, disability or “cause”) or (ii) termination by Mr. Link for “good reason”, in each case within two years of a change in control.

(3)

Reflects a severance benefit equal to one times the executive’s annual base salary plus an additional amount with respect to the annual bonus for year of termination, payable based on lesser of target or actual performance for the relevant performance period and pro-rated for the length of service during such year.

(4)

Reflects a severance benefit in an amount equal to (i) two times the sum of the executive’s annual base salary plus the greater of the executive’s target annual bonus for the year of termination or the highest of the three annual bonuses paid to the executive prior to the termination of employment, (ii) a pro rata portion of the executive’s annual bonus for the year of termination, and (iii) a pro rata portion of the annual LTI award, not to exceed 6/12ths.

(5)

Reflects acceleration of unvested RSU, PRSU and performance cash awards based on a Company stock price of $49.56 per share (the closing price on December 31, 2018). Unvested performance-based awards are presented assuming they are paid out at target. Mr. Link may also have vested Company stock options and/or hold additional shares of Company stock.

(6)	The after-tax cost of continued participation in the Company’s benefit plans for a period of 12 months.

(7)	The after-tax cost of continued participation in the Company’s benefit plans for a period of 24 months.

The following table describes the potential amounts payable to Gregory T. Lucier, NuVasive’s Chief Executive Officer (through November 5, 2018) upon termination of his service as a consultant and/or Director or a change in control, assuming an effective date of December 31, 2018. While Mr. Lucier is no longer an employee of NuVasive, he continues to serve as the Chairman of the Board and as a consultant. Mr. Lucier did not receive severance benefits in accordance with the Company’s Executive Severance Plan but remains eligible for certain payments in connection with his service as a Director and a consultant as set forth below.

Executive Benefits and Payments Upon Termination (1)	Voluntary Termination or Termination for “Cause”	Involuntary Termination Other Than for “Cause”(2)	Termination due to Death or Disability	Termination Following Change in Control
Cash Severance	—	—	—	$725,000(3)
LTI Award Acceleration	—	—	$27,418,691(4)	$27,418,691(4)
Health Benefits	—	—	—	—
Outplacement Services	—	—	—	—
Total:	—	—	$27,418,691	$28,143,691

(1)	References to termination refer solely to termination of Mr. Lucier’s service as a consultant and/or Director.

(2)

As of December 31, 2018, Mr. Lucier was no longer an employee of NuVasive, but continued to serve as the Chairman of the Board and as a consultant. Pursuant to the terms of Mr. Lucier’s General Consulting and Services Agreement dated October 17, 2018 (the “Lucier Consulting Agreement”), Mr. Lucier cannot be involuntarily terminated as a consultant other than for “cause”. Additionally, in his capacity as a non-employee Director, Mr. Lucier’s service cannot be terminated other than for “cause” pursuant to our Bylaws.

(3)

Mr. Lucier agreed to provide consulting services to the Company through May 31, 2020 pursuant to the Lucier Consulting Agreement. In accordance with the terms of the agreement, if the agreement is terminated in connection with a change in control, the remainder of the consulting fees payable thereunder shall become payable. As of December 31, 2018, the remaining amount payable under the agreement was $725,000.

(4)

Reflects acceleration of unvested RSU, PRSU and performance cash awards based on a Company stock price of $49.56 per share (the closing price on December 31, 2018). Unvested performance-based awards are presented assuming they are paid out at target. Mr. Lucier may also have vested Company stock options and/or hold additional shares of Company stock.

The following table describes the actual amounts payable to Peter M. Leddy Ph.D., NuVasive’s Executive Vice President, People and Culture (through December 31, 2018) in accordance with the Company’s Executive Severance Plan following the termination of his employment:

Executive Benefits and Payments Upon Termination (1)	Benefits and Payments
Cash Severance	$654,550	(1)(2)
LTI Award Acceleration	—	(3)
Health Benefits	$41,659	(4)
Outplacement Services	$15,000	(5)
Total:	$711,209

(1)	Reflects a severance benefit equal to one times Dr. Leddy’s annual base salary ($475,000) plus a 2018 annual bonus plan award ($179,550).

(2)

Dr. Leddy entered into a General Consulting and Services Agreement effective as of December 31, 2018, pursuant to which he agreed to provide consulting services to the Company through December 31, 2019. In accordance with the terms of the agreement, if Dr. Leddy’s services as a consultant are terminated other than for “cause”, the remainder of the consulting fees payable thereunder shall become payable. As of December 31, 2018, the remaining amount payable under the agreement was $240,000.

(3)

In connection with Dr. Leddy’s departure from the Company as of December 31, 2018, the Company modified Dr. Leddy’s outstanding long-term incentive awards that had not vested as of such date, such that any and all service vesting conditions for such awards were waived. All of Dr. Leddy’s outstanding awards remain subject to and conditioned on satisfaction of any and all applicable performance conditions and such modification did not shorten any performance period applicable to such awards or accelerate the settlement date of any such awards prior to the end of the performance period. These LTI awards are subject to accelerated vesting and payment in connection with involuntary termination of Dr. Leddy’s services as a consultant other than for “cause” or upon a change in control of the Company. If such an event had occurred on December 31, 2018, assuming performance-based awards are paid out at target, it would have resulted in the acceleration of vesting and payment of RSU, PRSU and performance cash awards with an aggregate value of $4,294,640 (based on a Company stock price of $49.56 per share, the closing price on December 31, 2018). Dr. Leddy may also hold additional shares of Company stock.

(4)	Reflects the after-tax cost of continued participation in the Company’s health benefit plans for a period of 12 months.

(5)	Dr. Leddy is eligible to receive outplacement services up to a total cost of $15,000. Dr. Leddy may not receive cash or other severance benefits in lieu of outplacement services.

The following table describes the actual amounts payable to Stephen Rozow III, NuVasive’s Executive Vice President, Global Process Transformation (through December 31, 2018) in accordance with the Company’s Executive Severance Plan following the termination of his employment:

Executive Benefits and Payments Upon Termination (1)	Benefits and Payments
Cash Severance	$551,200	(1)
LTI Award Acceleration	—	(2)
Health Benefits	$41,590	(3)
Outplacement Services	$15,000	(4)
Total:	$607,790

(1)	Reflects a severance benefit equal to one times Mr. Rozow’s annual base salary ($400,000) plus a 2018 annual bonus plan award ($151,200).

(2)

Mr. Rozow entered into a General Consulting and Services Agreement effective as of December 31, 2018, pursuant to which he agreed to provide consulting services to the Company through May 31, 2019. In accordance with the terms of the agreement and the terms of his LTI awards, Mr. Rozow’s outstanding LTI awards shall continue to vest during the consulting term. These LTI awards are subject to accelerated vesting and payment in connection with a change in control of the Company. A change in control of the Company with an effective date of December 31, 2018, assuming performance-based awards are paid out at target, would have resulted in the acceleration of vesting and payment of RSU, PRSU and performance cash awards with an aggregate value of $1,548,096 (based on a Company stock price of $49.56 per share, the closing price on December 31, 2018). Mr. Rozow may also hold additional shares of Company stock.

(3)	Reflects the after-tax cost of continued participation in the Company’s health benefit plans for a period of 12 months.

(4)	Mr. Rozow is eligible to receive outplacement services up to a total cost of $15,000. Mr. Rozow may not receive cash or other severance benefits in lieu of outplacement services.

The following table describes the actual amounts payable to Joan B. Stafslien, NuVasive’s Executive Vice President and General Counsel (through June 28, 2018) in accordance with the Company’s Executive Severance Plan following the termination of her employment:

Executive Benefits and Payments Upon Termination (1)	Benefits and Payments
Cash Severance	$563,053	(1)
LTI Award Acceleration	—	(2)
Health Benefits	$38,800	(3)
Outplacement Services	$25,000	(4)
Total:	$626,853

(1)

Reflects a severance benefit equal to one times Ms. Stafslien’s annual base salary ($475,000) plus a pro-rated 2018 annual bonus plan award ($88,053), based on length of service during the year ended December 31, 2018.

(2)

Ms. Stafslien entered into a General Consulting and Services Agreement effective as of June 28, 2018, pursuant to which she agreed to provide consulting services to the Company through October 28, 2019. In accordance with the terms of the agreement and the terms of her LTI awards, Ms. Stafslien’s outstanding LTI awards shall continue to vest during the consulting term. These LTI awards are subject to accelerated vesting and payment in connection with a change in control of the Company. A change in control of the Company with an effective date of December 31, 2018, assuming performance-based awards are paid out at target, would have resulted in the acceleration of vesting and payment of RSU, PRSU and performance cash awards with an aggregate value of $2,402,002 (based on a Company stock price of $49.56 per share, the closing price on December 31, 2018). Ms. Stafslien may also hold additional shares of Company stock.

(3)	Reflects the after-tax cost of continued participation in the Company’s health benefit plans for a period of 12 months.

(4)	Ms. Stafslien is eligible to receive outplacement services up to a total cost of $25,000. Ms. Stafslien may not receive cash or other severance benefits in lieu of outplacement services.

As discussed above in the CD&A, Harry Skip Kiil, NuVasive’s Executive Vice President, Global Commercial (through October 31, 2018) voluntarily resigned to pursue another opportunity outside the spine industry and was no longer affiliated with the Company as of December 31, 2018. Accordingly, he did not receive any payments in connection with the termination of his employment and all unvested and/or unpaid LTI awards were forfeited and cancelled.

Director Compensation

NuVasive’s Director compensation program for non-employee Directors includes cash retainers (paid quarterly) and an annual equity award.

Cash Retainers.    The following table sets forth the cash retainers payable to our Directors in 2018 and 2019:

Board Member Cash Retainers	Annual Retainer
Board Member Retainer	$70,000

Lead Independent Director*	$25,000

Audit Committee Chairperson*	$20,000

Compensation Committee Chairperson*	$20,000

Nominating, Corporate Governance and Compliance Committee Chairperson*	$10,000

*	Lead Independent Director and Committee Chair retainers are in addition to the other retainers.

Non-employee members of the Board may defer all or a portion of their cash retainer into NuVasive’s Deferred Compensation Plan, a non-qualified defined contribution plan.

Equity Awards.    The Director compensation program includes an annual RSU award (with one-year cliff vesting), which is designed to align with each year of service on the Board. For continuing non-employee Directors, the annual RSU award is granted on the date of the annual meeting of stockholders. For newly-elected non-employee Directors, the annual RSU award is granted upon election to the Board, with a grant value pro-rated based on length of service prior to the next annual meeting of stockholders. In each case, the annual RSU award will vest on the earlier of the one-year anniversary of the grant date and the next annual meeting of stockholders. Effective November 8, 2017, there is no other inducement / initial RSU award other than the pro-rata annual RSU award. The following table sets forth the annual RSU award values for our Directors in 2018 and 2019:

Board Member RSU Awards	Annual RSU Grant Value
Board Member Annual RSU Grant Value*	$160,000

*	The number of RSUs awarded is determined by dividing the RSU grant value by the closing stock price on the date of grant.

All RSU awards granted to Directors are settled upon the earlier of (i) the Director’s separation from service within the meaning of Section 409A (as defined in the equity plan governing the RSU), or (ii) immediately prior to the consummation of a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A; provided, however, that, the Directors have the option to make a deferral election for settlement of each RSU award on an earlier, specified date (no sooner than the vesting date).

Under our Corporate Governance Guidelines, which includes the stock ownership guidelines, our non-employee Directors are required to hold a number of shares of the Company’s common stock with a value equal to five times the annual cash retainer for Board service paid to non-employee Directors. Each non-employee Director is required to achieve this ownership guideline within five years of becoming a non-employee Director.

Director Summary Compensation Table

The following table summarizes Director compensation during the fiscal year ended December 31, 2018:

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
Vickie L. Capps	$78,750	$160,014	—	$238,764
Robert F. Friel	$68,750	$160,014	—	$228,764
Leslie V. Norwalk, Esq.	$73,750	$160,014	—	$233,764
Michael D. O’Halleran	$68,750	$160,014	—	$228,764
Donald J. Rosenberg, Esq.	$81,250	$160,014	—	$241,264
Daniel J. Wolterman	$88,750	$160,014	—	$248,764
John A. DeFord, Ph.D. (4)	$52,500	$187,168	—	$239,668
R. Scott Huennekens (5)	$17,500	$96,914	—	$114,414
Peter C. Farrell, Ph.D. (6)	$38,750	$0	—	$38,750
Lesley H. Howe (6)	$55,000	$0	—	$55,000

(1)

As discussed above in the CD&A, Mr. Barry joined NuVasive as Chief Executive Officer on November 5, 2018 to succeed Mr. Lucier and was also appointed by the Company’s Board of Directors to serve as a Director as of such date. Mr. Lucier continues to serve as Chairman of the Board. As compensation information for Messrs. Barry and Lucier is included in the Executive Compensation – 2018 Summary Compensation Table above, these amounts are not separately provided in the Director Summary Compensation Table.

(2)

Represents the grant date valuation of the awards computed in accordance with the FASB ASC Topic 718. The value of RSUs is based on the stock price on the date of grant. For more information on how this amount is calculated, see Note 7 in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on February 20, 2019.

(3)	None of our Directors received perquisites or other personal benefits in an amount in excess of $10,000.

(4)	Dr. DeFord was appointed by the Company’s Board of Directors to serve as a Director as of February 26, 2018.

(5)	Mr. Huennekens was appointed by the Company’s Board of Directors to serve as a Director as of October 1, 2018.

(6)	In accordance with our retirement age policy for Directors, Dr. Farrell and Mr. Howe did not stand for re-election and retired as Directors immediately following the Annual Meeting on May 3, 2018.

ADDITIONAL INFORMATION

Stockholders Sharing the Same Address

We have adopted “householding,” a procedure approved by the SEC under which NuVasive stockholders who share an address will receive a single copy of the 2018 Annual Report, Proxy Statement or Notice, as applicable, or a single notice addressed to those stockholders. This procedure reduces printing costs and mailing fees, while also reducing the environmental impact of the distribution. If you reside at the same address as another NuVasive stockholder and wish to receive a separate copy of the applicable materials, you may do so by contacting the bank, broker or other holder of record, or the Company by telephone at: (858) 909-1800 or by mail at 7475 Lusk Boulevard, San Diego, CA 92121.

Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, please notify your broker directly. You may also call (800) 542-1061 or write to: Householding Department, Broadridge, 51 Mercedes Way, Edgewood, New York 11717, and include your name, the name of your broker or other nominee, and your account number(s). Any stockholders who share the same address and currently receive multiple copies of the Annual Report, Proxy Statement or Notice, as applicable, who wish to receive only one copy in the future may contact their bank, broker, or other holder of record, or the Company by telephone at: (858) 909-1800 or by mail at 7475 Lusk Boulevard, San Diego, CA 92121.

Communications with Directors

Any stockholder who desires to contact any member of the Board or management can send an e-mail to investorrelations@nuvasive.com or write to:

NuVasive, Inc.

Attn: Investor Relations

7475 Lusk Boulevard

San Diego, CA 92121

Your correspondence should indicate that you are a stockholder of the Company. Comments or questions regarding the Company’s accounting, internal controls or auditing matters will be referred to members of the Audit Committee. Comments or questions regarding the nomination of Directors and other corporate governance matters will be referred to members of the Nominating Committee. For all other matters, our investor relations personnel will, depending on the subject matter:

•	forward the communication to the Director or Directors to whom it is addressed;

•	attempt to handle the inquiry directly, for example where it is a request for information about the Company, or it is a stock-related matter; or

•	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

Stockholder Proposals for 2020 Annual Meeting

Stockholders interested in submitting a proposal for inclusion in our proxy materials for our 2020 Annual Meeting of Stockholders must do so by sending such proposal to our Corporate Secretary at our principal executive offices at 7475 Lusk Boulevard, San Diego, CA 92121, Attention: Corporate Secretary. Under the SEC’s proxy rules, the deadline for submission of proposals to be included in our proxy materials for the 2020 Annual Meeting of Stockholders is November 29, 2019; provided, however, that, in the event that the Company holds the annual meeting of stockholders to be held in 2019 more than 30 days before or after the one-year anniversary date of our 2019 Annual Meeting, the Company will disclose the new deadline by which stockholders proposals must be received under Item 5 of our earliest possible Quarterly Report on Form 10-Q, or, if impracticable, by any means reasonably calculated to inform stockholders. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Accordingly, in order for a stockholder proposal to be considered for inclusion in our proxy materials for the 2020 Annual Meeting of Stockholders, any such stockholder proposal must be received by our Corporate Secretary on or before November 29, 2019 (subject to Company adjustment as provided above), and comply with the procedures and requirements in Rule 14a-8 under the Securities Exchange Act of 1934, as well as the applicable requirements of our Bylaws discussed below. Any stockholder proposal received after November 29, 2019 (or any Company-directed amended date as provided above) or that fails to comply with the procedures and requirements under Rule 14a-8 will not be included in our proxy materials. Stockholders interested in submitting a proposal outside of Rule 14a-8 must properly submit such a proposal in accordance with our Bylaws.

Advance Notice for Proposals for Business to be Discussed at the 2020 Annual Meeting

The Company’s Bylaws state the procedures for a stockholder to bring a stockholder proposal or nominate an individual to serve as a Director of the Board. The Company’s Bylaws provide that advance notice of a stockholder’s proposal or nomination of an individual to serve as a Director must be delivered to the Secretary of the Company at the Company’s principal executive offices not earlier than the 120th day prior to the anniversary of the previous year’s annual meeting of stockholders (i.e., January 10, 2020), nor later than the close of business on the 90th day prior to the anniversary of the previous year’s annual meeting of stockholders (i.e., February 9, 2020). However, the Bylaws also provide that, in the event that no annual meeting was held in the previous year or the date of the annual meeting is changed by more than 30 days from the previous year’s annual meeting as specified in the Company’s notice of meeting, this advance notice must be given not earlier than the 120th day, nor later than the close of business on the later of the 90th day, prior to the date of such annual meeting, or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Company. In addition to meeting the advance notice provisions mentioned above, the stockholder in its notice must provide the information required by our Bylaws to bring a stockholder proposal or nominate an individual to serve as a Director of the Board.

A copy of our Bylaws may be obtained by written request to the Corporate Secretary at 7475 Lusk Boulevard, San Diego, CA 92121.

TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the only business the Board intends to present or knows that others will present at the Annual Meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors

J. Christopher Barry

Chief Executive Officer

San Diego, California

March 28, 2019

APPENDIX

This Proxy Statement includes information regarding our non-GAAP operating margin and non-GAAP earnings per share (EPS), which are performance metrics in our executive compensation program. These non-GAAP financial measures are not calculated in accordance with GAAP and exclude amortization of intangible assets, business transition costs, purchased in-process research and development, one-time restructuring and related items in connection with acquisitions, investments and divestitures, non-recurring consulting fees, certain litigation expenses and settlements, certain European medical device regulation costs, gains and losses from strategic investments, and non-cash interest expense (excluding debt issuance cost). In this Proxy Statement, financial information is also presented that excludes the impact of foreign exchange currency fluctuations. The measure constant currency utilizes an exchange rate that eliminates fluctuations when calculating financial performance numbers. We believe the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful information regarding our operating performance for the reasons discussed in the Proxy Statement. These non-GAAP financial measures are not in accordance with, or an alternative for, GAAP, and may be different from non-GAAP measures used by other companies. Set forth below are reconciliations of the non-GAAP financial measures to the comparable GAAP financial measure.

Reconciliation of Full Year 2018 Results Non-GAAP Operating Margin % (1) (% is rounded to the nearest tenth)
Non-GAAP Gross Margin % [A]	71.9%
Non-cash purchase accounting adjustments on acquisitions (2)	(0.1%)

GAAP Gross Margin [B]	71.8%

Non-GAAP Sales, Marketing & Administrative Expense [C]	51.1%
Non-recurring consulting fees (3)	0.6%
Litigation related expenses (4)	0.6%

GAAP Sales, Marketing & Administrative Expense [D]	52.3%

GAAP and Non-GAAP Research & Development Expense [E]	5.6%

Litigation related settlements [F] (5)	2.5%
Amortization of intangible assets [G]	4.6%
Purchase of in-process research and development [H] (6)	0.8%
European medical device regulation [I] (7)	0.0%
Business transition costs [J] (8)	1.0%

Non-GAAP Operating Margin % [A-C-E]	15.1%

GAAP Operating Margin % [B-D-E-F-G-H-I-J]	4.9%

(1)	Items may not foot due to rounding.

(2)

Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

(3)	Non-recurring consulting fees associated with the implementation of our state tax-planning strategy.

(4)	Expenses associated with ongoing litigation with a former Board member and his current employer related to various matters, including infringement of the Company’s intellectual property.

(5)	Represents the loss recorded in connection with the settlement of the Madsen Medical, Inc. litigation matter.

(6)	Purchase of an in-process research and development asset which had no future alternative use.

(7)	Charges represent the costs specific to updating our quality system, product labeling, asset write-offs and product remanufacturing to comply with European medical device regulation.

(8)

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs, contingent consideration fair value adjustments, and other costs directly associated with such activities.

APPENDIX (continued) Reconciliation of Full Year 2018 Results GAAP Earnings per Share to Non-GAAP Earnings per Share (Unaudited – in thousands, except per share data)

	Gross Profit	Operating Profit	Net Income	Diluted EPS	Diluted WASO (8)
Reported GAAP	$790,555	$54,168	$12,479	$0.24	52,355
% of revenue	71.8%	4.9%
Non-cash purchase accounting adjustments on acquisitions (1)	1,080	1,080	1,080
Non-recurring consulting fees (2)		6,084	6,084
Amortization of intangible assets		50,670	50,670
Litigation related expenses and settlements (3)		34,052	34,052
Business transition costs (4)		11,473	11,473
Purchase of in-process research and development (5)		8,913	8,913
European medical device regulation (6)		373	373
Non-cash interest expense on convertible notes			16,722
Net loss on strategic investments			3,837
Tax effect of adjustments (7)			(29,126)
Adjusted Non-GAAP	$791,635	$166,813	$116,557	$2.23	52,178
% of revenue	71.9%	15.1%

(1) Items may not foot due to rounding.

(2) Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

(3) Non-recurring consulting fees associated with the implementation of our state tax-planning strategy.

(4) Expenses associated with ongoing litigation with a former Board member and his current employer related to various matters, including infringement of the Company’s intellectual property.

(5) Represents the loss recorded in connection with the settlement of the Madsen Medical, Inc. litigation matter.

(6) Purchase of an in-process research and development asset which had no future alternative use.

(7) Charges represent the costs specific to updating our quality system, product labeling, asset write-offs and product remanufacturing to comply with European medical device regulation.

(8) Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs, contingent consideration fair value adjustments, and other costs directly associated with such activities.

ANNUAL MEETING OF NUVASIVE, INC. NUVASIVE, INC. Date: May 9, 2019 2019 Annual Meeting of Stockholders Time: 8:00 AM (Local Time) May 9, 2019 8:00 AM Place: 7475 Lusk Boulevard, San Diego, CA 92121 This proxy is solicited by the Board of Directors THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. NUVASIVE, INC. . VOTE BY: The Board of Directors recommends you vote FOR the following INTERNET TELEPHONE Call Director nominees for election to the Company’s Board of Directors: provided www Go To .proxypush.com/NUVA 1-866-217-7017 1: Election of Directors •Cast your vote online. • Use any touch-tone telephone. OR For Against Abstain • Have your Proxy Card/Voting Instruction Form ready. Nominees: • View Meeting Documents. • Follow the simple recorded instructions. 1a. Robert F. Friel envelope MAIL 1b. Donald J. Rosenberg, Esq. the OR • Mark, sign and date your Proxy Card/Voting Instruction Form. 1c. Daniel J. Woltermanin • Detach your Proxy Card/Voting Instruction Form. • Return your Proxy Card/Voting Instruction Form in the    The Board of Directors recommends you portion postage-paid envelope provided. vote FOR the following proposals: For Against Abstain this The undersigned hereby appoints Rajesh J. Asarpota, Suzanne C. Hatcher and Nathaniel B. Sisitsky, or any one of 2: Ratification of the appointment of Ernst & them, with full power of substitution, proxies to vote at the 2019 Annual Meeting of Stockholders of NuVasive, Inc. Young LLP as the Company’s independent just (the “Company”), which is being held at the Company’s corporate headquarters located at 7475 Lusk Boulevard, registered public accounting firm for the San Diego, California 92121 on May 9, 2019 at 8:00 AM, local time, and at any adjournment thereof, hereby fiscal year ending December 31, 2019. revoking any proxies heretofore given, to vote all shares of common stock of the Company held or owned by the return undersigned as directed on the reverse side of this proxy card, and in their discretion, upon such other matters as 3: Approval of a non-binding advisory may come before the meeting. resolution regarding the compensation of and the Company’s named executive officers for PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED the fiscal year ended December 31, 2018. ENVELOPE All votes must be received by 11:59 P.M., Eastern Time, May 8, 2019. NOTE: The Board of Directors recommends that you vote FOR proposals 1, 2, and 3 above. perforation This proxy, when properly executed, will be voted in the manner directed above. Continued and to be signed on reverse side WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE the WITH THE BOARD’S RECOMMENDATION. If any other business should properly at come before the meeting, or any adjournment thereof, the persons named in the PROXY TABULATOR FOR proxy will have discretionary authority to vote the shares represented by this proxy NUVASIVE, INC. on those matters. carefully P.O. BOX 8016 separate CARY, NC 27512-9903 Please    Signature Date Signature (Joint Owners) Date Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The 2019 Notice and Proxy Statement for the 2019 Annual Meeting of Stockholders of NuVasive, Inc. and the Annual Report on Form 10-K for the year ended December 31, 2018 are available at www.proxydocs.com/NUVA.

NUVASIVE, INC. 7475 LUSK BOULEVARD SAN DIEGO, CA 92121 VOTE BY INTERNET—www.proxypush.com/NUVA Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy Please materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign-up for electronic delivery, please follow the instructions above to vote using the separate Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. carefully VOTE BY PHONE—1-866-217-7017 at Use any touch-tone telephone to transmit your voting instructions up until 11:59 the P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL perforation Mark, sign and date your proxy card and return it in the postage-paid and envelope we have provided or return it to Vote Processing, Nuvasive, Inc. return P.O. Box 8016 Cary, NC 27512-9903. just this TO VOTE, MARK BLOCKS BELOW IN BLUE OR portion BLACK INK AS FOLLOWS: in the envelope provided .